Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

RONCO BRANDS, INC.

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

15505 Long Vista Drive, Suite 250
Austin, TX 78728

Phone: (512) 225--9846

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

William M. Moore

Chief Executive Officer

Ronco Brands, Inc.

15505 Long Vista Drive, Suite 250

Austin, TX 78728

Phone: (512) 225-9846

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Phone: 561-514-0936

Fax: 561-514-0832

5900	81-5383910
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Preliminary Offering Circular

February 28, 2017

Subject to Completion

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

RONCO BRANDS, INC.

5,000,000 Shares of Common Stock

Minimum Purchase: 20 Shares of Common Stock ($120.00)

RONCO BRANDS, INC., a Delaware corporation (the “Company” or “Ronco Brands”), is offering up to 5,000,000 shares (“Shares”) of its common stock, par value of $0.0001 per share (“Common Stock”), at a fixed price of $6.00 per share of Common Stock, with an aggregate amount of $30,000,000, in a “Tier 2 Offering” under Regulation A (the “Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The minimum amount of subscription required per investor is $120, and subscriptions, once received, are revocable until they become irrevocable when both the Offering Statement is qualified by the SEC and the subscriptions are accepted by the Company. This Offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold, through our placement agent Wellington Shields & Co., LLC (the “Placement Agent” or the “Underwriter”), a registered broker-dealer and a member of the Financial Industry Regulatory Authority (“FINRA”). The Placement Agent is not purchasing or selling any securities pursuant to this Offering. The Placement Agent and other broker dealers will receive compensation for sales of the securities offered hereby at a fixed commission rate of 6% of the gross proceeds of the Offering. See “Plan of Distribution” in this Offering Circular. None of the Shares offered are being sold by present security holders of the Company.

We expect to commence the sale of the Shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the United States Securities and Exchange Commission (“SEC”). The Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business six (6) months after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended up to no more than an additional six (6) months by the Company.

The Company has engaged Direct Transfer, LLC (“Direct Transfer”), a wholly owned subsidiary of Issuer Direct Corp., to provide certain technology and administrative services in connection with the Offering, including the online platform of Direct Transfer by which investors of Ronco Brands will receive, review, execute and deliver subscription agreements electronically. Potential investors may at any time make revocable offers to subscribe to purchase shares of our common stock. Such revocable offers will become irrevocable when both the Offering Statement is qualified by the SEC and the subscriptions are accepted by the Company. Payment of the purchase price by ACH debit transfer, wire transfer or by major credit card shall be made through the online platform of Direct Transfer to Regions Bank (the “Escrow Agent”) and received and held by Escrow Agent in a non-interest bearing escrow account (“Escrow Account”) in compliance with SEC Rule 15c2-4, with funds released to the Company only after we closed on the subscription as described in this Offering Circular. Notwithstanding the foregoing, until the Offering Statement is declared qualified by the SEC, no payment from a Subscriber will be accepted by us and put into the Escrow Account. Pending the qualification of the Offering Statement by the SEC, Subscriber may only authorize the payment of the purchase price by ACH debit transfer, wire transfer or by major credit card upon the qualification of the Offering Statement by the SEC, at which time, the Subscriber will be notified by Direct Transfer, as the transfer agent, that the funds of the Subscriber will be debited within 24 hours of the qualification of the Offering Statement by the SEC, absent prior rescission by the Subscriber. Payments made by major credit card shall be limited to $300 per Subscriber. The Company may close on investments on a “rolling” basis (so not all investors will receive their Shares on the same date). Funds will be promptly refunded without interest, for sales that are not consummated. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company (where the funds will be available for use in the operations of the Company's business in a manner consistent with the “Use of Proceeds” in this Offering Circular) and the Shares for such closing will be issued to investors.

No public market currently exists for our shares of Common Stock. We intend to apply to list our common stock on the NYSE MKT or the NASDAQ Capital Market under the symbol “RNCO”. There is no assurance that this application will be approved. If not approved, we intend to apply for quotation of our common stock on the OTCQX Marketplace under the symbol “RNCO”. Our common stock will not be listed on the NYSE MKT or NASDAQ Capital Market, or quoted on the OTCQX Marketplace, until after the termination of this offering.

Ronco Brands was recently formed to become the holding company of Ronco Holdings, Inc. (“Ronco Holdings”), a provider of proprietary consumer products for the kitchen and home, when Ronco Holdings is assigned (“Anticipated RHI Assignment”) to Ronco Brands by As Seen on TV, Inc. (“ASTV”), as partial consideration for the anticipated settlement of debt on April 1, 2017 (“Anticipated Closing Date”) owed by As Seen on TV, Ronco Holdings and other borrowers to RNC Investors, LLC pursuant to that certain Settlement and General Release Agreement, dated as of February 17, 2017, among such parties (“Settlement Agreement”).

Ronco Brands issued all of its authorized shares of Series A Super Voting Preferred Stock, which have 100 votes per share, to William Moore, the chief executive officer of Ronco Brands. Following this offering, Mr. Moore will control approximately 96.67% of the voting power of our outstanding capital stock of Ronco Brands through the Series A Super Voting Preferred Stock if all the Common Stock being offered are sold. As a result of his voting power, he will be able to control any action requiring the general approval of our stockholders, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and bylaws and the approval of any merger or sale of substantially all of our assets. If we obtain listing on either the NYSE MKT or NASDAQ Capital Market, we will be a “controlled company” within the meaning of the corporate governance rules of the NYSE MKT or NASDAQ Capital Market. See “Organizational Structure” and “Management—Controlled Company.”

We are an “emerging growth company,” as such term is defined in Section 2(a)(19) of the Securities Act of 1933, as amended, and we will be subject to reduced public reporting requirements. See “Emerging Growth Company Status.”

	Price to Public	Underwriting Discounts and Commissions(1) (2)	Proceeds, Before Expenses, to Company(3)
Per Share	$6.00	$0.36	$5.64
Total (4)	$30,000,000	$1,800,000	$28,200,000

________________

(1) This table depicts broker-dealer commissions of 6% of the gross offering proceeds. Please refer to the section entitled “Plan of Distribution” beginning on page 35 of this Offering Circular for additional information regarding total underwriter compensation. In addition, we have agreed to reimburse the Placement Agent for its reasonable out-of-pocket expenses subject to our prior written consent. We paid the Placement Agent a non-refundable retainer fee of $30,000.

(2) In addition to the broker-dealer discounts and commissions included in the above table, our Placement Agent will have the right to acquire warrants to purchase shares of our common stock equal to 3% of the aggregate shares sold in this offering (“Placement Agent Warrants”). The Placement Agent Warrants have an exercise price of $6.60 per share.

(3) Does not include estimated offering expenses including, without limitation, legal, accounting, auditing, escrow agent, transfer agent, other professional, printing, advertising, travel, marketing, blue-sky compliance and other expenses of this Offering. We estimate the total expenses of this Offering, excluding the Placement Agent’s commissions and expenses, will be approximately $1,000,000.

(4) Assumes that the maximum aggregate offering amount of $30,000,000 is received by us.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the Shares is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the RISK FACTORS beginning on page 15.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

WELLINGTON SHIELDS & CO., LLC

The date of this Offering Circular is __________, 2017.

We have not, and the Underwriter has not, authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. Neither we nor the Underwriter take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Common Stock offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of Common Stock.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this Offering and the distribution of this Offering Circular.

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MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this Offering Circular is derived from information provided by third-party market research firms or third-party financial or analytics firms that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

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OFFERING CIRCULAR SUMMARY

This summary of the Offering Circular highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire Offering Circular, including the information presented under the section entitled “Risk Factors”. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this Offering Circular, unless the context indicates otherwise, “Ronco Brands,” the “Company,” “we,” “our,” “ours” or “us” refer, (i) prior to the assignment of Ronco Holdings, Inc. to Ronco Brands, Inc. (“Anticipated RHI Assignment”), to only Ronco Brands, Inc. and, (ii) following the Anticipated RHI Assignment, to Ronco Brands, Inc. and its consolidated subsidiaries, including Ronco Holdings, Inc. (referred to herein as “Ronco Holdings”).

OUR COMPANY

Overview

Ronco Brands, Inc. was incorporated in Delaware on February 16, 2017. In connection with the formation of Ronco Brands, Ronco Brands authorized 100,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share, as its capital stock. Ronco Brands was formed by RNC Investors, LLC (“RNC Investors”), William Moore, Fredrick Schulman, and Moore Family Investors/RBI LLC (collectively, “Founders”) to become the holding company of Ronco Holdings, Inc., a Delaware corporation (“Ronco Holdings”), when Ronco Holdings is assigned (“Anticipated RHI Assignment”) to Ronco Brands by As Seen on TV, Inc. (“ASTV”), as partial consideration for the anticipated settlement of debt on April 1, 2017 (“Anticipated Closing Date”) owed by As Seen on TV, Ronco Holdings and other borrowers to RNC Investors pursuant to that certain Settlement and General Release Agreement, dated as of February 17, 2017, among such parties (“Settlement Agreement”).

Prior to and after the Anticipated RHI Assignment on April 1, 2017, William Moore has served and will continue to serve as the chief executive officer of Ronco Brands and as the president of Ronco Holdings, respectively. Prior to the completion of the Offering, Mr. Moore controls approximately 98% of the voting power of the outstanding capital stock of Ronco Brands through the Series A Super Voting Preferred Stock of Ronco Brands issued to Mr. Moore upon the formation of Ronco Brands.

Following the Anticipated RHI Assignment on April 1, 2017, the financial statements of Ronco Brands and Ronco Holdings, the sole operating and wholly owned subsidiary of Ronco Brands, will be reported on a consolidated basis. Ronco Brands, through Ronco Holdings, will own the Ronco brand and associated assets and will be engaged in the development, manufacture through third-party factories, and wholesale and retail sale of consumer products throughout the United States and internationally. Ronco Holdings is a provider of proprietary consumer products for the kitchen and home. Ronco Hodings’ product line sells throughout the year through infomercials (“direct response TV”), online sales, wholesale distributors, direct retailers, live shopping and royalty/international sales.

Ronco Holdings is the owner of one of the pre-eminent brands in the history of direct response TV, Ronco®. Ronco Holdings is also the owner of Dual Tools®, Infusion Collection® and Doc®, which are product brands Ronco Holdings acquired from Infusion Brands, Inc. With over $2 billion of brand revenues since its inception, Ronco has over its history brought to market such iconic products as the Ronco Pocket Fisherman®, Ronco Veg-o-Matic®, and the Ronco Showtime® Rotisserie and currently offers products including the Showtime Rotisserie®, E-Z Store Rotisserie®, Ronco Chiptastic® Microwave Potato Chip Maker, Ronco 5 Minute Pasta Wizard, Ronco Turbo Dehydrator™, the award-winning, patented innovation, the Ronco Ready® Grill, and its newest innovation, the Ronco Pizza and More™. Prior to the launch of the Ronco Ready Grill™, Ronco had not developed any significant innovation in over 10 years. The launch of the Ronco Ready® Grill, followed by the Ronco Pizza and More™ has reinvigorated the Ronco® brand. This will accelerate with the addition of more innovative new products going forward, as well as the redesign and re-imagination of many classic Ronco products consumers have enjoyed from the past. Management has also segmented Ronco into three distinct brands going forward: Ronco® (household appliances), Ronco Wonder® (gadgets & cleaning) and Ronco Classics™ (classic, beloved original Ronco products including, but not limited to the Veg-O-Matic® and Pocket Fisherman®). The Company’s management believes that this sub-brand strategy allows Ronco Holdings to both introduce a new and broader range of products under the valuable Ronco brand umbrella, while still delivering on its core Ronco® brand promise of “Always Innovating®”.

Sales Channels

Ronco Holdings’ product lines sell throughout the year through various sales channels. The following is a discussion on the various sales channels that Ronco Holdings sells through.

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Retail

The Retail sales channel includes those sales efforts to and revenue from buyers who resell our products at retail, both physical (brick and mortar) and through their online portals. Although historically (prior to 2005) the Ronco brand was sold only through direct response, over the past decade, both Ronco Holdings and other similar direct response sellers have received an increasingly large percentage, and in many cases a majority, of their revenue by monetizing the brand and product identities created by direct response advertising through retail sales. The Company’s management expects the retail sales channel to be the largest (in terms of revenue) for Ronco Holdings for the foreseeable future.

Ronco Holdings’ customers in the Retail sales channel include both large retailers, including Walmart, Bed Bath & Beyond, Target, Home Depot and Amazon, and many regional and smaller retailers. The customers in the Retail sales channel purchase goods both for their physical (“brick and mortar”) locations, and for their online portals, which represents a regularly increasing percentage of all the Company’s Retail sales. The Company’s management expects continued growth in the Retail sales channel as additional products are introduced and as additional direct response advertising is run, which supports those sales. The Company’s management also expects continued growth of online sales as a percentage of Retail sales, which represents an opportunity for Ronco Holdings to capture an increasing percentage of those online sales through its own portal, www.ronco.com. Information on this website is not a part of this Offering Circular.

During 2016, Ronco Holdings determined that the most efficient manner to support a growing Retail sales channel dominated by large Retail chains, including these Retailers’ online presence, was to transition to a “distribution model” where Ronco Holdings sells all its products to Retail using a large, qualified distributor which is then responsible to sell and support all Retail customers, thereby allowing Ronco Holdings to direct and focus its resources more to product innovation and development. Ronco Holdings has entered into an agreement with Englewood Marketing Group, Inc. to act as Ronco Holdings’ exclusive distributor for Retail sales with a full transition to this sales model by the end of the first quarter of 2017.

Following the Anticipated RHI Assignment on April 1, 2017, the Company’s management anticipates continued growth in the Retail sales channel, both from the introduction of existing Ronco products to new retail customers, and from the introduction of new Ronco products across all customers.

Live Shopping

The Live Shopping sales channel includes those sales efforts to and revenue from customers who operate “live shopping” networks, both domestic and international, including customers such as QVC, HSN, Evine, TSC (Canada), and HSE24 (Europe), among others. Live Shopping is most similar to the Company’s historic direct response business, but instead of paying for the media itself and charging the wholesale price direct to the ultimate customer, the Company instead sells the goods at wholesale (as in the Retail sales channel) to the live shopping networks, and those channels effectively pay the cost of the media time to demonstrate and sell the products.

Although virtually all of Ronco Holdings’ historic products are available to be sold through the Live Shopping sales channel, the Live Shopping sales channel also affords Ronco Holdings the opportunity to source, test, rebrand and sell many other non-core products that happen to fit a desire on the part of one or more live shopping networks based on their particular market research or trend analyses. For those particular sales, Ronco Holdings may use the Ronco brand or an affiliated brand (including Dual Tools, Doc, or the Infusion Collection). These types of products are generally later in the product development cycle or in, or very nearly in, production when sourced, and therefore are much faster in time-to-market than newly-designed products. In addition to its own brands, from time to time on a limited basis Ronco also sells its products to the live shopping networks as “private label” products where the live shopping network brands the product with one of its own category specific brands such as “Cook’s Essentials” at QVC, or Clean & Co. at Evine.

Following the Anticipated RHI Assignment on April 1, 2017, the Company’s management anticipates continued growth in the Live Shopping sales channel as current products receive continued airings, and as additional products are introduced by Ronco Holdings, and are sourced and added for the Company’s other brands.

Direct Response

The Direct Response sales channel includes those sales efforts in and revenue from the direct response market. “Direct Response” is the process of advertising directly to customers by purchasing media, whether radio, television or online, then monetizing that media cost by direct sales to such customers prompted by that media, either by telephone or online.

The Ronco brand was the first direct response brand, and Ron Popeil, its founder, is effectively credited with creating the direct response market. From its founding through today, the Ronco brand has sold over $2 billion of products through direct response, spending over $500 million on direct response advertising to do so, also creating in the process a lasting brand recognition with consumers. Until 2005, all Ronco brand products were sold via direct response. Since then, as a result both of the increase of media costs and the proliferation of sales channels (including particularly online), the direct response business has become less profitable viewed alone, but continues to be profitable as part of a strategy which uses direct response to fund all or a portion of its own media costs, and monetizes that media not just through direct response, but also through retail and online sales. This is how the Company’s management views and, following the Anticipated RHI Assignment on April 1, 2017, will approach direct response, and in that light, views it as a key part of the Company’s overall sales strategy.

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Given management’s view of the best use of direct response, it is anticipated that, following the Anticipated RHI Assignment on April 1, 2017, direct response will be used for a relatively small number of the Company’s Ronco brand products in any given year, and only in those situations where the net profit or cost of the direct response campaign, taken as a whole with any associated retail and online sales, meets management’s requirements for an acceptable net margin.

Royalty

The Royalty sales channel includes those sales efforts to and revenue from those international (and limited domestic) sales where Ronco Holdings receives its revenue as a royalty, rather than by selling product directly, resulting in no investment in inventory and very minimal, if any, sales and marketing expense by Ronco Holdings. Ronco Holdings’ primary contracts in this area are with Oak Lawn Marketing Incorporated (“OLM”), which distributes the Ronco Holdings’ Ronco brand internationally, and its legacy DualTools® and DualSaw® brands worldwide.

Ronco Holdings’ contracts with OLM generally provide that OLM will be directly responsible for all costs of goods and all sales and marketing expenses for its sales, with Ronco Holdings’ only requirement being to provide those media assets it has on hand, with occasional minimal editing. As a result, the Company views the Royalty sales channel as having the potential for meaningful contribution and growth going forward, particularly since it requires little to no incremental investment over what is already being made to sell products through other channels, and therefore, following the Anticipated RHI Assignment on April 1, 2017, nearly all of the revenue generated will be net margin for the Company.

Product development and marketing

Ronco Holdings both develops Ronco brand products internally and sources Ronco brand products externally (typically with some minor additional internal development). For the internally-developed products, Ronco Holdings incurs expenses for product research and development, including design engineering, prototyping, testing, manufacturing implementation and oversight, packaging and packaging design, among others. For the externally sourced products, Ronco Holdings’ involvement with product development varies based upon the market-readiness of the product when sourced. Ronco Holdings’ involvement therefore varies from marketing for completely market-ready products to some level of re-design and product development for others. In the case of externally-sourced products, Ronco Holdings typically attempts to negotiate exclusive marketing rights.

Following the Anticipated RHI Assignment on April 1, 2017, we anticipate marketing both our internally sourced and externally sourced products through some combination of direct response television, traditional television advertising, and a full complement of digital marketing, including social media and online marketing, among others. In the case of those products sold through our home shopping segment, that medium serves as its own marketing channel.

Supply and distribution

Ronco Holdings typically works with third party suppliers and manufacturers on a per order, or per item basis. This arrangement will remain the same following the Anticipated RHI Assignment on April 1, 2017. In the event that a manufacturer is unable to meet supply or manufacturing requirements at some time in the future, we may suffer short-term interruptions of delivery of certain products while we establish an alternative source. In most cases, alternative sources are readily available and we have established working relationships with several third-party distributors, suppliers and manufacturers. Ronco Holdings also relies on third-party carriers and freight forwarders for product shipments, including shipments to and from our distribution facilities and customer distribution facilities.

Industry

The retail kitchen appliance, kitchen accessory, and home products, live shopping small kitchen appliance, kitchen accessory, and home products, and direct response industries in the U.S. are large, and each continues to grow. In addition to potentially benefiting from that market growth, we believe the Company’s existing products offer compelling value propositions, and we believe the market will continue to be available for new product innovations that either meet an unmet consumer need or provide a more compelling value proposition than those competing products already in the market.

Competition

The retail small kitchen appliance and home products industry is very large, and made up of many very large and profitable companies, many of whose products compete directly or indirectly with those of the Company following the Anticipated RHI Assignment on April 1, 2017 and with those the Company will introduce in the future. Many of those competitors are larger and have greater financial resources than we do, and may be able to devote greater resources for the development and promotion of their products than we can. We believe the principal competitive factors in this area to be product quality, product price and product exposure.

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The live shopping small kitchen appliance and home products industry is large, and made up of many other large and profitable companies, many of whose products compete directly or indirectly with those of the Company following the Anticipated RHI Assignment on April 1, 2017 to be granted television air time on the various home shopping channels, both domestically and abroad. Many of those competitors are larger and have greater financial resources than we do, and may be able to devote greater resources for the development of their products than we can. We believe the principal competitive factors in this area to be product innovation, product quality, and product price.

The direct response marketing industry is a large, fragmented and competitive industry. The United States direct response marketing industry has a diverse set of channels, including direct mail, telemarketing, television, radio, newspaper, magazines and others. The list of market leaders fluctuates constantly, and many groups with no previous experience in direct response enter and leave the business constantly. We believe the principal competitive factors in direct response marketing include brand recognition and authenticity, product innovation, product quality and product price.

Intellectual property

Following the Anticipated RHI Assignment on April 1, 2017, our success will depend to some degree on the goodwill associated with our trademarks and other proprietary intellectual property rights. We attempt to protect our intellectual property and proprietary rights through a combination of trademark, copyright and patent law, trade secret protection and confidentiality agreements with our employees and marketing and advertising partners. We pursue the registration of our domain names, trademarks and service marks and patents in the United States and abroad.

Government regulation

Following the Anticipated RHI Assignment on April 1, 2017, the Company will be subject to numerous federal, state and foreign health, safety and environmental regulations. The Company’s management believes the impact of expenditures to comply with such laws will not have a material adverse effect on the Company.

This area is uncertain and developing. Any new legislation or regulation or the application or interpretation of existing laws may have an adverse effect on our business. Even if our activities are not restricted by any new legislation, the cost of compliance may become burdensome, especially as different jurisdictions adopt different approaches to regulation.

RECENT DEVELOPMENTS

Stock Issuances upon Incorporation of Ronco Brands

Upon the formation of Ronco Brands on February 16, 2017, Ronco Brands issued:

(1)       3,500,000 shares of common stock to Moore Family Investors/RBI LLC (“Moore Family LLC”) at a purchase price of $0.0001 per share (for an aggregate of $350);

(2)       1,133,000 shares of common stock to Fredrick Schulman at a purchase price of $0.0001 per share (for an aggregate of $113);

(3)       617,000 shares of common stock to RNC Investors at a purchase price of $0.0001 per share (for an aggregate of $62);

(4)       3,500,000 shares of Series A Super Voting Preferred Stock to William Moore at a purchase price of $0.0001 per share (for an aggregate of $350); and

(5)       6,950,000 shares of Series B Preferred Stock to RNC Investors at a purchase price of $0.0001 per share (for an aggregate of $695).

Moore Family LLC’s members are William Moore's adult children, Jeffrey K. Moore (50%) and Matthew R. Moore (50%), and Moore Family LLC’s manager is Jeffrey K. Moore. Jeffrey and Matthew Moore do not reside in the same household as William Moore and therefore William Moore disclaims beneficial ownership of Jeffrey and Matthew Moore's percentage interest of Moore Family LLC in Ronco Brands.

The foregoing securities were issued by the Company pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering.

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Settlement of MIG7 Debt in Exchange for Ronco Holdings and Laurus Note

On December 26, 2016, RNC Investors acquired from MIG7 Infusion, LLC (“MIG7”):

(1)       debt in the total approximate amount of $16,700,000 owed by ASTV (the predecessor parent company of Ronco Holdings), Infusion Brands, Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc., RFL Enterprises, LLC and Ronco Funding, LLC (“Credit Parties”) to MIG7 evidenced by that certain Second Amended and Restated Promissory Note, dated as of April 3, 2014 (the “MIG7 Note”) of the Credit Parties to MIG7 and that certain Senior Note Purchase Agreement, dated as of April 3, 2014 (as the same has been amended to date, the “Purchase Agreement”) between the Credit Parties and MIG7; and

(2)       all other ownership, securities or claims of any type or origin which exist or may exist in the future between MIG7 and the Credit Parties and their respective officers, directors, members, affiliates, investors or beneficiaries (the “MIG7 Claims”)

On January 13, 2017, RNC Investors notified the Credit Parties in a demand letter that an Event of Default (as defined in the Purchase Agreement) had occurred under the MIG7 Note, and that the total amount due and payable by the Credit Parties to RNC Investors under the MIG7 Note was $16,708,264 (“MIG7 Debt”) as of December 31, 2016.

As of February 17, 2017, RNC Investors entered into that certain Settlement and General Release Agreement (“Settlement Agreement”), with Credit Parties as well as Ronco Brands, pursuant to which, the following transactions shall not become effective until April 1, 2017, which is when the right of revocation by the parties to the Settlement Agreement will lapse (the “Anticipated Closing Date”):

(1)	RNC Investors will settle and release the MIG7 Debt due from the Credit Parties and the related MIG7 Claims;

(2)	ASTV will assign to Ronco Brands 800 shares of common stock, par value $0.0001 per share, of Ronco Holdings (“RHI Common Shares”), and RFL Enterprises (a wholly owned subsidiary of ASTV) will assign to Ronco Brands 100 shares of Series A Preferred Stock, with a stated value of $27,000 per share, of Ronco Holdings (“RHI Redeemable Preferred Shares”), representing all of the outstanding equity interest in Ronco Holdings (“ASTV/RFL-RBI Assignment”), as evidenced by (i) that certain ASTV-Ronco Brands Assignment of Common Shares, dated as of February 17, 2017, from ASTV to Ronco Brands (“ASTV-Ronco Brands Assignment of Common Shares”) and (ii) that certain RFL-Ronco Brands Assignment of Preferred Shares, dated as of February 17, 2017, from RFL to Ronco Brands (“RFL-Ronco Brands Assignment of Preferred Shares”);

(3)	Credit Parties (i) will assign to RNC Investors the secured debt of Ronco Holdings in the amount of $12,323,072 (as of December 31, 2016, the “Laurus Debt”) owed by Ronco Holdings to Credit Parties under that certain Amended and Restated Secured Promissory Note, dated September 30, 2011, between Ronco Holdings, as borrower, and LV Administrative Services, as prior lender, collateral assignee and endorsee of Ronco Acquisition, LLC (“Laurus Note”) (See 1.5% Secured Promissory Note within Note 10 of audited financial statements for Ronco Holdings (“RHI Audited Financial Statements”) for further information), which note and related indebtedness was acquired by the Credit Parties and (ii) will amend the maturity date of the Laurus Note to be June 30, 2018, as both evidenced by that certain Amendment, Assignment and Assumption Agreement, dated as of February 17, 2017, between the Credit Parties and RNC Investors (“Amendment, Assignment and Assumption Agreement”);

(4)	the termination of that certain Loan and Security Agreement, dated April 11, 2014 (“RHI-Infusion Loan Agreement”) (See 18% Loan and Security Agreement within Note 10 to the RHI Audited Financial Statements for further information on this loan), between Ronco Holdings, as borrower, and Infusion Brands, as lender, with an outstanding amount of $651,237, pursuant to that certain Termination of Loan and Security Agreement, dated as of February 17, 2017, between Ronco Holdings and Infusion Brands (“RHI-Infusion Loan Termination Agreement”);

(5)	the termination of that certain Promissory Note, dated May 5, 2014 (“RHI-ASTV Note”) (See 14% Promissory Note within Note 10 to the RHI Audited Financial Statements for further information on this loan), between Ronco Holdings, as borrower, and ASTV, as lender, which was in the original principal amount of $200,000, pursuant to that certain Termination of RHI Note Agreement, dated as of February 17, 2017, between Ronco Holdings and ASTV (“RHI-ASTV Note Termination Agreement”);

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(6)	the termination of that certain Amended and Restated Contingent Promissory Note, dated December 5, 2013 (“RHI-RFL Note”) (See Contingent Promissory Note within Note 10 to the RHI Audited Financial Statements for further information on this loan), between Ronco Holdings, as borrower, and RFL Enterprises, LLC (“RFL Enterprises”), as lender, which was in the original principal amount of $3,770,000 and was outstanding in the amount of $3,770,000, pursuant to that certain Termination of RHI Note Agreement, dated as of February 17, 2017, between Ronco Holdings and RFL Enterprises (“RHI-RFL Note Termination Agreement”);

(7)	Ronco Brands guaranteeing the repayment of indebtedness of Ronco Holdings under the Laurus Note and the RNC Promissory Note (as described below), pursuant to that certain Guaranty Agreement, dated as of February 17, 2017, of Ronco Brands in favor of RNC Investors (“Guaranty Agreement”); and

(8)	notwithstanding repayment terms to the contrary in the Laurus Note, in the event that either Ronco Holdings or Ronco Brands undertake one or more sales or issuances of either of their securities (“Issuances”), pursuant to that certain Repayment Agreement, dated as of February 17, 2017, among Ronco Brands, Ronco Holdings and RNC Investors (“Repayment Agreement”), Ronco Brands and Ronco Holdings agreeing to make partial repayments of the indebtedness under the Laurus Note and contributions to working capital prior to paying off the rest of the outstanding indebtedness of the Laurus Note as follows:

a.	following the payment of all related underwriter/placement agent commissions and reimbursements, offering expenses and credit card fees, the first $4,000,000 received by either of Ronco Holdings or Ronco Brands from such Issuances shall be paid to RNC Investors as partial payment under the Laurus Note (leaving a balance on the Laurus Note of $8,323,072 of principal and accrued interest as of December 31, 2016);

b.	the next $5,000,000 received by Ronco Holdings or Ronco Brands from such Issuances shall be retained by Ronco Holdings and Ronco Brands for working capital and general corporate purposes;

c.	the next $2,500,000 received by either of Ronco Holdings or Ronco Brands from such Issuances shall be paid to RNC Investors as partial payment under the Laurus Note (leaving a balance on the Laurus Note of $5,323,072 of principal and accrued interest as of December 31, 2016); and

d.	the remainder of proceeds received by Ronco Holdings or Ronco Brands from such Issuances shall be retained by Ronco Holdings and Ronco Brands for working capital and general corporate purposes.

Pursuant to the terms of the Settlement Agreement, any party to the Settlement Agreement has the right to revoke the Settlement Agreement in his, her or its sole discretion until April 1, 2017, which is when the Settlement Agreement becomes irrevocable.  In the event that any such revocation occurs, each of the Settlement Agreement and each of the transaction documents referred to in the Settlement Agreement (regarding items (1) through (8) immediately above) shall immediately be terminated and shall each be of no further force or effect.

In addition, pursuant to the terms of the Settlement Agreement, Ronco Brands will offer, during a period of 45 days following the first business day following February 17, 2017, to each holder of certain warrants to acquire shares of ASTV (the “ASTV Warrants”) the right to exchange such ASTV Warrants for (i) an aggregate of 1,800,000 shares of RBI Common Stock at a purchase price per share of $0.0001 (an aggregate of $180), and (ii) warrants (“RBI Warrants”) to acquire an equal number of shares of common stock, par value of $0.0001 per share of Ronco Brands (the “RBI Common Stock”) (warrants to acquire up to 1,800,000 shares of RBI Common Stock), for a one (1) year term and at an exercise price of $6.00 per share (the “Warrant and Share Exchange”).

Immediately following the Anticipated RHI Assignment on April 1, 2017, Ronco Holdings will redeem and cancel the RHI Redeemable Preferred Shares pursuant to that certain Stock Redemption Agreement, dated as of February 17, 2017, between Ronco Brands and Ronco Holdings.

Loans

From November 5, 2012 through August 15, 2013, Angelo Balbo Management, LLC, an accredited investor, loaned an aggregate of $1,100,000 to Ronco Holdings (See Current notes payable – third party section of Note 10 to the RHI Audited Financial Statements for further discussion on the history of this loan). Such loans and accrued interest amounted to $1,663,236 as of December 31, 2016, which was (i) memorialized by that certain Amendment and Restatement of Promissory Note, dated as of February 17, 2017, between Ronco Holdings and Mr. Schulman as agent for Angelo Balbo Management, LLC and (ii) evidenced as the principal amount outstanding in that certain Amended and Restated Promissory Note, dated as of January 1, 2017, from Ronco Holdings to Mr. Schulman as agent for Angelo Balbo Management, LLC (“Balbo Promissory Note”), replacing that certain Promissory Note, dated June 30, 2013, in the principal amount of $1,100,000, from Ronco Holdings to Mr. Schulman as agent for Angelo Balbo Management, LLC. The Balbo Promissory Note accrues interest at the rate of 18% per year and matures on June 30, 2018.

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From July 2, 2015 through October 7, 2016, John C. Kleinert and his IRA (namely Pensco Trust Company, LLC, Custodian, FBO John Kleinert dated April 19, 2016) loaned an aggregate of $2,447,102 to Ronco Holdings, of which $1,795,000 in loans remain outstanding as of December 31, 2016 (See 18% - 24% On Demand Promissory Notes within Note 10 to the RHI Audited Financial Statements for further discussion on the history of some of these loans). All interest on such loans had been paid as of December 31, 2016. $1,495,000 of the outstanding loans (i) has been memorialized in that certain Loan Agreement, dated as of February 17, 2017, between Ronco Holdings and John C. Kleinert and (ii) was evidenced by that certain Promissory Note, dated as of January 1, 2017, from Ronco Holdings to John C. Kleinert, with a principal amount of $1,495,000 which accrues interest at the rate of 20.16% per year (“Kleinert Note”). $300,000 of the outstanding loans (i) has been memorialized in that certain Loan Agreement, dated as of February 17, 2017, between Ronco Holdings and Pensco Trust Company, LLC, Custodian, FBO John Kleinert dated April 19, 2016 and (ii) was evidenced by that certain Promissory Note, dated as of January 1, 2017, from Ronco Holdings to Pensco Trust Company, LLC, Custodian, FBO John Kleinert dated April 19, 2016, with a principal amount of $300,000 which accrues interest at the rate of 24% per year (“Kleinert IRA Note”; together with “Kleinert Note”, referred to as the “Kleinert Promissory Notes”). The Kleinert Promissory Notes each mature on June 30, 2018.

On December 23, 2016, RNC Investors loaned $1,500,000 to Ronco Holdings, as (i) memorialized in that certain Loan Agreement, dated as of February 17, 2017, between Ronco Holdings and RNC Investors and (ii) evidenced by that Promissory Note, dated as of December 23, 2016 of Ronco Holdings to RNC Investors (the “RNC Promissory Note”). The RNC Promissory Note accrues interest at the rate of 18% per year and matures on June 30, 2018. The outstanding principal amount and accrued interest on the RNC Promissory Note amounted to $1,505,902 as of December 31, 2016.

The foregoing promissory notes were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering.

Risks Affecting Us

Prior to and following the Anticipated RHI Assignment on April 1, 2017, our business will be subject to numerous risks and uncertainties, including those described in “Risk Factors” immediately following this offering circular summary and elsewhere in this offering circular. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. These risks include, but are not limited to, the following:

•	we are an early-stage company with a limited operating history which makes it difficult to evaluate our current business and future prospects and may increase the risk of your investment;

•	failure to integrate the businesses and operations of Ronco Brands and Ronco Holdings;

•	our inability to attract customers and increase sales to new and existing customers;

•	failure of manufacturers and services providers to deliver products or provide services in a cost effective and timely manner;

•	our failure to develop, find or market new products;

•	our failure to promote and maintain a strong brand;

•	failure to achieve or sustain profitability;

•	the history of losses of our subsidiary, Ronco Holdings;

•	risks associated with the direct response television industry;

•	risks associated with the retail small kitchen appliance industry;

•	our failure to successfully or cost-effectively manage our marketing efforts and channels;

•	significant competition;

•	the business risks of international operations;

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•	changing consumer preferences;

•	adequate protection of confidential information;

•	potential litigation from competitors and health related claims from customers;

•	a limited market for our common stock;

•	the fact that we are considered a “controlled company” and exempt from certain corporate governance rules primarily relating to board independence, and we intend to use some or all of these exemptions; and

•	the fact that we are a holding company with no operations and will rely on our operating subsidiary Ronco Holdings to provide us with funds.

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

 We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

COMPANY INFORMATION

Our principal office is located at 15505 Long Vista Drive, Suite 250, Austin, TX 78728 and our phone number is (512) 225-9846. Our corporate website address is www.ronco.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this Offering Circular.

Following the Anticipated RHI Assignment on April 1, 2017, Ronco, the logos of Ronco, and other trade names, trademarks or service marks of Ronco Holdings appearing in this Offering Circular will be the property of Ronco Brands. Trade names, trademarks and service marks of other organizations appearing in this Offering Circular are the property of their respective holders.

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ORGANIZATIONAL STRUCTURE

The diagram below depicts our organizational structure after this offering:

John C. Kleinert
All Outstanding Units
• 100% voting power
• 100% economic interest
Moore Family Investors/RBI LLC
3,500,000 shares of Common Stock
• 0.97% voting power
• 18.42% economic interest
RNC Investors, LLC
Management
Existing Investors
Public Shareholders
6,950,000 shares of Series B Convertible Preferred Stock and 617,000 shares of Common Stock
• 0.17% voting power
• 39.83% economic interest
• Series B: non-voting, economic interest, convertible on one-for-one basis into shares of Common Stock of Ronco Brands
3,500,000 shares of Series A Super Voting Preferred Stock and 1,133,000 shares of Common Stock
• 96.98% voting power
• 5.96% economic interest
• Series A: 100 votes per share, no economic interest, not convertible
1,800,000 shares of Common Stock
• 0.50% voting power
• 9.47% economic interest
5,000,000 shares of Common Stock
• 1.38% voting power
• 26.32% economic interest
Ronco Brands, Inc.
800 shares of Common Stock
• 100% voting power
• 100% economic interest
Ronco Holdings, Inc.

This diagram assumes that an aggregate of 1,800,000 shares of Common Stock have been issued by Ronco Brands to holders of ASTV Warrants who elect to exchange their ASTV Warrants under the Settlement Agreement.

William Moore, our chief executive officer, will control approximately 96.67% of the voting power of our outstanding capital stock through our Series A Super Voting Preferred Stock after this offering is completed if all the Common Stock being offered are sold. As a result of his voting power, he will be able to control any action requiring the general approval of our stockholders, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and bylaws and the approval of any merger or sale of substantially all of our assets. If we obtain listing on either the NYSE MKT or NASDAQ Capital Market, we will be a “controlled company” within the meaning of the corporate governance rules of the NYSE MKT or NASDAQ Capital Market. See “Organizational Structure” and “Management—Controlled Company.”

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THE OFFERING

Securities Being Offered by the Company	5,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), on a “best efforts” basis for up to $30,000,000 of gross proceeds. Purchasers of the Shares will become our common stockholders.

Offering Price per Common Stock by the Company	$6.00 per share of Common Stock.

Underwriter	Wellington Shields & Co., LLC shall serve as our Placement Agent along with participating broker-dealers.

Subscribing Online	We have engaged Direct Transfer, LLC (“Direct Transfer”), a wholly owned subsidiary of Issuer Direct Corp., to provide certain technology and administrative services in connection with the Offering, including the online platform of Direct Transfer by which investors of Ronco Brands will receive, review, execute and deliver subscription agreements electronically. Potential investors may at any time make revocable offers to subscribe to purchase shares of our common stock. Such revocable offers will become irrevocable when both the Offering Statement is qualified by the SEC and the subscriptions are accepted by the Company.

Escrow Agent	Regions Bank shall serve as our Escrow Agent.

Escrow Account	Payment of the purchase price by ACH debit transfer, wire transfer or by major credit card shall be made through the online platform of Direct Transfer to Regions Bank (the “Escrow Agent”) and received and held by Escrow Agent in a non-interest bearing escrow account (“Escrow Account”) in compliance with SEC Rule 15c2-4, with funds released to the Company only after we closed on the subscription as described in this Offering Circular. Notwithstanding the foregoing, until the Offering Statement is declared qualified by the SEC, no payment from a Subscriber will be accepted by us and put into the Escrow Account. Pending the qualification of the Offering Statement by the SEC, Subscriber may only authorize the payment of the purchase price by ACH debit transfer, wire transfer or by major credit card upon the qualification of the Offering Statement by the SEC, at which time, the Subscriber will be notified by Direct Transfer, as the transfer agent, that the funds of the Subscriber will be debited within 24 hours of the qualification of the Offering Statement by the SEC, absent prior rescission by the Subscriber. Funds will be promptly refunded without interest, for sales that are not consummated. Payments made by major credit card shall be limited to $300 per subscriber. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the Shares for such closing will be issued to investors.

Minimum Investment Amount	The minimum amount of subscription required per investor is $120, and subscriptions, once received, are revocable until they are irrevocable when both the Offering Statement is qualified by the SEC and the subscriptions are accepted by the Company.

Investment Amount Restrictions	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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Capital Stock	Our common stock is common equity and contains no preferences as to other classes of our capital stock. Each share of our common stock entitles the holder to one vote on all matters submitted to the vote of the stockholders, including the election of directors. Our preferred stock is “blank check” preferred stock whereby the board of directors has authority to determine the powers, preferences, rights, qualifications, limitations and restrictions without separate shareholder approval. Holders of Series A Super Voting Preferred Stock (“Series A Preferred Stock”) are entitled to 100 votes per share of Series A Preferred Stock held on all matters submitted to the vote of the stockholders. Holders of Series B Preferred Stock (“Series B Preferred Stock”) are not entitled to vote on matters submitted to the vote of the stockholders.

Number of Shares Outstanding Before the Offering of Common Stock	A total of 7,050,000, 3,500,000, and 6,950,000 shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, respectively, are issued and outstanding as of the date hereof. The number of outstanding Common Stock includes 1,800,000 shares of Common Stock, which we assume will be issued by Ronco Brands to holders of ASTV Warrants who have elected to exchange their ASTV Warrants under the Settlement Agreement.

Number of Shares Outstanding After the Offering of Common Stock if All the Stock Being Offered are Sold	A total of 12,050,000, 3,500,000, and 6,950,000 shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, respectively, will be issued and outstanding after this Offering is completed if all the Shares are sold. The number of outstanding Common Stock includes 1,800,000 shares of Common Stock, which we assume will be issued by Ronco Brands to holders of ASTV Warrants who have elected to exchange their ASTV Warrants under the Settlement Agreement.

Voting Rights	The Common Stock offered hereby are entitled to one vote per share. Series A Preferred Stock are entitled to 100 votes per share. William Moore, our chief executive officer, and Fredrick Schulman, a member of our board of directors, will control approximately 96.98% of the voting power of our outstanding capital stock through their ownership of 3,500,000 shares of Series A Preferred Stock, with 100 votes per share, and 1,133,000 shares of Common Stock, respectively, after this offering is completed if all the Common Stock being offered are sold. 6,950,000 shares of Series B Preferred Stock are held by RNC Investors and are not entitled to vote on matters submitted to the vote of the stockholders.

Controlled Company	Following this offering, William Moore, our chief executive officer, will control approximately 96.67% of the voting power of our outstanding capital stock of Ronco Brands through his shares of Series A Super Voting Preferred Stock if all the Common Stock being offered are sold. As a result, if we obtain listing on either the NYSE MKT or NASDAQ Capital Market, we will be a “controlled company” under the NYSE MKT or NASDAQ Capital Market corporate governance standards. Under these standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards. See “Management—Controlled Company”.

Placement Agent’s Warrant	Upon each closing of this offering, we have agreed to issue to the Placement Agent warrants to purchase a number of shares of our common stock equal to three percent (3%) of the total shares of our common stock sold in such closing (“Placement Agent’s Warrants”). The Placement Agent’s Warrants are exercisable commencing 180 days after the qualification date of the offering statement related to this offering, and will be exercisable until the fifth anniversary of the qualification date. The Placement Agent’s Warrants are not redeemable by us. The Placement Agent Warrants have an exercise price of $6.60 per share (equal to 110% of the implied price per share of the Offering).

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Risk Factors	Investing in our Common Stock involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $28,200,000 after deducting estimated underwriting discounts and commissions in the amount of $1,800,000 (6% of the gross proceeds of the Offering). We intend to use the net proceeds for the following purposes in the following order: (a) first towards credit card fees of up to approximately $600,000 (2% of the gross proceeds from the Offering); (b) second towards the fees and expenses associated with qualification of Offering under Regulation A of up to $1,000,000, including legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees; (c) the next $4,000,000 toward the partial repayment of the outstanding indebtedness under the Laurus Note; (d) the next $5,000,000 toward working capital; (e) the next $2,500,000 toward the partial repayment of the outstanding indebtedness under the Laurus Note; and (f) the balance of capital raised toward additional working capital and general corporate purposes. See “Use of Proceeds.”

Termination of the Offering	The Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business six (6) months after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended up to no more than an additional six (6) months by the Company

Proposed Listing	No public market currently exists for our shares of Common Stock. We intend to apply to list our common stock on the NYSE MKT or the NASDAQ Capital Market under the symbol “RNCO”. There is no assurance that this application will be approved. If not approved, we intend to apply for quotation of our common stock on the OTCQX Marketplace under the symbol “RNCO”. Our common stock will not be listed on the NYSE MKT or NASDAQ Capital Market, or quoted on the OTCQX Marketplace, until after the termination of this offering.

Transfer Agent and Registrar	We have also engaged Direct Transfer to be our transfer agent and registrar in connection with the Offering.

Dividends	Our ability to pay dividends depends on both our achievement of positive cash flow and our board of directors’ discretion in declaring dividends. The order and priority of our dividends is further described in “Description of Capital Stock – Dividends.”

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SUMMARY HISTORICAL FINANCIAL DATA

The following table presents Ronco Brands’ summary historical financial data for the period from February 16, 2017 (inception) through February 22, 2017, which are derived from Ronco Brands’ audited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Ronco Brands” and Ronco Brands’ financial statements and related notes appearing elsewhere in this Offering Circular.

February 16, 2017 (inception) through February 22, 2017

Statement of Operations Data
Revenues	$–
Cost of Revenues	$–
Gross Profit	$–
Total operating expenses	$483
Net loss	$(483)
Net loss per share, basic and diluted	$0.00
Weighted-average common shares—basic and diluted	5,250,000

Balance Sheet Data (at period end)
Cash and cash equivalents	$1,540
Accounts payable	$453
Working capital (1)	$1,087
Total assets	$1,540
Total liabilities	$453
Stockholders’ equity	$1,087

(1)	Working capital represents total current assets less total current liabilities.

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RISK FACTORS

The purchase of the securities offered hereby involves a high degree of risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors, in addition to the other information set forth in this Offering Circular, before purchasing the securities offered hereby.

RISKS RELATED TO OUR BUSINESS

We are an early-stage company with a limited operating history, which makes it difficult to evaluate our current business and future prospects and may increase the risk of your investment.

We began our operations in February 16, 2017. To date, we have not generated any income from our operations. Our limited operating history may make it difficult to evaluate our current business and our future prospects. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, including challenges in accurate financial planning and forecasting. You should consider our business and prospects in light of the risks and difficulties we may encounter as an early-stage company.

There are no assurances we will realize the anticipated benefits from the Anticipated RHI Assignment.

The future success of Ronco Brands and Ronco Holdings will depend, in part, on our ability to realize the anticipated growth opportunities and synergies from combining Ronco Brands and Ronco Holdings. The combined company may encounter the following difficulties, costs and delays involved in integrating these operations:

•	failure to integrate both companies’ businesses and operations;
•	failure to successfully manage relationships with customers and other important relationships;
•	failure of customers to continue using the services of the combined company;
•	challenges encountered in managing larger operations;
•	the loss of key employees;
•	failure to manage the growth and growth strategies of both companies;
•	diversion of the attention of management from other ongoing business concerns;
•	potential incompatibility of technologies and systems;
•	potential impairment charges incurred to write down the carrying amount of intangible assets generated as a result of the mergers; and

If the combined company’s operations do not meet the expectations of the pre-existing customers of our companies before, then these customers may cease doing business with the combined company altogether, which would harm our results of operations and financial condition. If the management team is not able to develop strategies and implement a business plan that successfully addresses these difficulties, we may not realize the anticipated benefits of combining the companies. In particular, we are likely to realize lower earnings per share, which may have an adverse impact on our Company and the market price of our common stock.

The auditors of Ronco Brands and Ronco Holdings have reported that there are substantial doubts as to their ability to continue as a going concern.

The financial statements of Ronco Brands and Ronco Holdings have been prepared assuming that they will continue as a going concern. With respect to Ronco Brands, Ronco Brands was recently formed on February 16, 2017 and has not generated any income from operations to date, while incurring start-up expenses resulting in an accumulated deficit of and a net loss of $438 as of February 22, 2017. With respect to Ronco Holdings, since inception, Ronco Holdings has experienced recurring losses from operations, which losses have caused an accumulated deficit of approximately $32.2 million as of June 30, 2016. At June 30, 2016, Ronco Holdings had a working capital deficit of approximately $21 million. Ronco Brands’ and Ronco Holdings’ auditor has raised substantial doubt about their ability to continue as a going concern in the audit report of Ronco Brands dated February 28, 2017 for the period of February 16 (inception) to February 22, 2017 and in the audit report of Ronco Holdings dated February 28, 2017 for fiscal years ended December 31, 2015 and 2014. Following the Anticipated RHI Assignment on April 1, 2017, all of our operations will be conducted by Ronco Holdings and, therefore, we will rely on the earnings and cash flow of Ronco Holdings. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements of Ronco Brands and Ronco Holdings do not include any adjustments that might result from the outcome of this uncertainty. We anticipate that we will continue to incur losses in future periods until we are successful in significantly increasing our revenues and/or reducing our operating expenses. There are no assurances that we will be able to raise our revenues to a level which supports profitable operations and provides sufficient funds to pay our obligations. If we are unable to meet those obligations, we would be required to raise additional debt or equity financing. Such financing, if available, may dilute our shareholders’ ownership interest in our Company. If we raise capital in the future by issuing additional securities, shareholders may experience dilution and a decline in the value of their shares of our common stock.

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We will become a holding company that depends on cash flow from our then wholly owned subsidiary Ronco Holdings to meet our obligations following the Anticipated RHI Assignment on April 1, 2017.

Ronco Brands will become a holding company with no material assets other than the stock of Ronco Holdings following the Anticipated RHI Assignment on April 1, 2017. Accordingly, all our operations will be conducted by Ronco Holdings. We expect that the earnings and cash flow of our subsidiary will primarily be retained and used by us in the operation of Ronco Holdings. However, Ronco Holdings has a history of losses and may continue to incur losses. Therefore, there are no assurances that we will ever achieve or sustain profitability.

Following the Anticipated RHI Assignment on April 1, 2017, we may need additional capital to fund our operations, which, if obtained, could result in substantial dilution or significant debt service obligations. We may not be able to obtain additional capital on commercially reasonable terms, which could adversely affect our liquidity and financial position.

At June 30, 2016, Ronco Holdings had a cash balance of approximately $177,000, a working capital deficit of approximately $21 million, and an accumulated deficit of approximately $32.2 million. Following the Anticipated RHI Assignment on April 1, 2017, even if we are able to substantially increase revenues and reduce operating expenses, we may need to raise additional capital. In order to continue operating, we may need to obtain additional financing, either through borrowings, private offerings, public offerings, or some type of business combination, such as a merger, or buyout, and there can be no assurance that we will be successful in such pursuits. We may be unable to acquire the additional funding necessary to continue operating. Accordingly, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell one or more lines of business or all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

Ronco Holdings has substantial debt in the form of notes payables, which we will guarantee a large portion of following the Anticipated RHI Assignment, which could adversely affect Ronco Holdings’ and Ronco Brands’ ability to operate, raise additional capital to fund operations and meet our obligations under outstanding indebtedness.

Ronco Holdings is obligated to make payment on notes payable of over $17,000,000 as of December 31, 2016, consisting of the Laurus Note (which amounted to $12,323,072 as of December 31, 2016), the RNC Promissory Note (which amounted to $1,505,902 as of December 31, 2016, including accrued interest of $5,902), the Kleinert Promissory Notes (which amounted to $1,795,000 as of December 31, 2016, including accrued interest of $0), and the Balbo Promissory Note (which amounted to $1,663,236 as of December 31, 2016, including accrued interest of $563,236), which each mature on June 30, 2018. The Laurus Note is collateralized by all of the assets of Ronco Holdings. Following the Anticipated RHI Assignment on April 1, 2017, Ronco Brands will guarantee the payment of over $13,800,000 (as of December 31, 2016) by Ronco Holdings on the Laurus Note and the RNC Promissory Note. We anticipate that Ronco Holdings and Ronco Brands will not have sufficient cash to satisfy the Laurus Note, RNC Promissory Note, Kleinert Promissory Notes, and Balbo Promissory Note, as applicable, when they become due, either through the occurrence and declaration of an event of default prior to maturity or at maturity, and there are no assurances we will be able to raise the funds if necessary. If Ronco Holdings and Ronco Brands are unable to pay the Laurus Note, RNC Promissory Note, Kleinert Promissory Notes, and Balbo Promissory Note, as applicable, when they become due, it is possible the lenders may foreclose upon all of our assets.

Although we intend to apply a portion (up to $6,500,000) of the net proceeds of this offering to the repayment of outstanding promissory notes (more specifically, a portion of the Laurus Note), we will continue to have a significant amount of indebtedness following this offering. This substantial debt could have important consequences, including the following: (i) a substantial portion of our cash flow from operations may be dedicated to the payment of principal and interest on indebtedness, thereby reducing the funds available for operations, future business opportunities and capital expenditures; (ii) our ability to obtain additional financing for working capital, debt service requirements and general corporate purposes in the future may be limited; (iii) we may face a competitive disadvantage to lesser leveraged competitors; (iv) our debt service requirements could make it more difficult to satisfy other financial obligations; and (v) we may be vulnerable in a downturn in general economic conditions or in our business and we may be unable to carry out activities that are important to our growth.

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Our ability to make scheduled payments of the principal of, or to pay interest on, or to refinance indebtedness depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond management’s control. If we are unable to generate sufficient cash flow to service our debt or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, which could impair our liquidity. Any refinancing of indebtedness, if available at all, could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations.

Despite our significant amount of indebtedness, we may be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial debt.

Following the Anticipated RHI Assignment on April 1, 2017, our operations will be subject to the general risks of the direct response television industry including product liability claims, the amounts of which could exceed our insurance coverage.

Following the Anticipated RHI Assignment on April 1, 2017, our operations could be impacted by both genuine and fictitious claims regarding products we develop and market. We could potentially suffer losses from a significant product liability judgment against us. Any such significant product liability judgment could also result in a loss of consumer confidence in our products as well as an actual or perceived loss of value of our brand, materially impacting consumer demand. Although we carry a limited amount of product liability insurance, the amount of liability from product liability claims may exceed the amount of any insurance proceeds received by us. If we should be required to pay a product liability claim in excess of our insurance coverage, our working capital would be adversely impacted in future periods.

There are risks associated with outsourced production that may result in decrease in profit to Ronco Holdings

Ronco Holdings outsources the manufacture of substantially all of its products to manufacturers in China. In doing so, Ronco Holdings selects its manufacturers, screened in advance based on their capabilities, supply capacity, reputation and other relevant traits. Nonetheless, the possibility of delivery delays, product defects and other production-side risks stemming from outsourcers cannot be eliminated. In particular, inadequate production capacity among outsourced manufacturers could result in our being unable to supply enough product following the Anticipated RHI Assignment amid periods of high product demand, the opportunity costs of which could be substantial.

There are risks associated with outsourced production in China and their laws which may have a material adverse effect on our financial stability following the Anticipated RHI Assignment.

Following the Anticipated RHI Assignment on April 1, 2017, we will be subject to, through the operations of Ronco Holdings, Chinese laws and regulations, changes to them, or their interpretation, or the imposition of confiscatory taxation or restrictions, which are matters we have no control over. While the current leadership, (and the Chinese government), have been pursuing economic reform policies that encourage private economic activity and greater economic decentralization, there is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

For example, the Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited and, in turn, our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our business ventures with Chinese manufacturers were unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions regardless of any purchasing contracts or agreements we may have entered into. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination.

Any rights we may have to specific performance, or to seek an injunction under Chinese law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations, in such guises as currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises.

In that context, following the Anticipated RHI Assignment on April 1, 2017, we may have to evaluate the feasibility of acquiring alternative or fallback manufacturing capabilities to support the production of our existing and future products. Such development could adversely affect our cost structure in as much as we would be required to support sales at an acceptable cost—and might have relatively limited time to so adapt. We have not manufactured these products in the past—and are not expecting to do so in the foreseeable future. That is because developing these technological capabilities and building or purchasing a facility will increase our expenses with no guarantee that we will be able to recover our investment in our manufacturing capabilities.

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Ronco Holdings’ does not have any long-term contracts with manufacturers, suppliers or other service providers for its products. Following the Anticipated RHI Assignment on April 1, 2017, our business would be harmed if manufacturers and service providers are unable to deliver products or provide services in a timely and cost effective manner, or if we are unable to timely fulfill orders.

Ronco Holdings’ does not have any long-term contracts with manufacturers, suppliers or other service providers for its products. Following the Anticipated RHI Assignment on April 1, 2017, we do not anticipate that this will change. As a result, if any manufacturer or supplier is unable, either temporarily or permanently, to manufacture or deliver products or provide services to us in a timely and cost effective manner, it could have an adverse effect on our financial condition and results of operations. Our ability to provide effective customer service and efficiently fulfill orders for merchandise depends, to a large degree, on the efficient and uninterrupted operation of the manufacturing and related call centers, distribution centers, and management information systems, some of which are run by third parties. Any material disruption or slowdown in manufacturing, order processing or fulfillment systems resulting from strikes or labor disputes, telephone down times, electrical outages, mechanical problems, human error or accidents, fire, natural disasters, adverse weather conditions or comparable events could cause delays in our ability to receive and fulfill orders and may cause orders to be lost or to be shipped or delivered late. As a result, these disruptions could adversely affect our financial condition or results of operations in future periods.

Our U.S. business could be adversely affected by changes in the U.S. Presidential Administration.

A new U.S. presidential administration came to power in January 2017 and President Trump has publicly stated that he will take certain efforts to impose importation tariffs from certain countries such as China and Mexico which could affect the cost of Ronco products which are substantially manufactured in China and imported into the United States.

We may not be successful in finding or marketing new products. Our financial performance is dependent on the disproportionate success of a small group of products through our subsidiary, Ronco Holdings, following the Anticipated RHI Assignment on April 1, 2017.

Our business, operations and financial performance depends on our ability to develop, attract and market new products on a consistent basis. In both the retail and direct marketing industries, the average product life cycle varies from six months to four years, based on numerous factors, including competition, product features, distribution channels utilized, cost of goods sold and effectiveness of advertising. Less successful products have shorter life cycles. In the case of products which we market but have not developed, there can be no assurance that we will be successful in acquiring the rights to the products we believe could be most successful. There can be no assurance that chosen products will generate sufficient revenues to justify the acquisition and marketing costs. In addition, our business and results of operations is dependent on the disproportionate success of a small group of products through our subsidiary, Ronco Holdings, following the Anticipated RHI Assignment on April 1, 2017, some of which we do not produce or manufacture. It is likely that the majority of the products we market may fail to generate significant revenues. Furthermore it is likely we will market more products which fail to generate significant revenues as opposed to products which generate significant revenues. Our sales and profitability has been in the past and will continue to be in the future adversely affected if we are unable to develop a sufficient number of successful products.

We may not be able to respond in a timely and cost effective manner to changes in consumer preferences.

Our merchandise is subject to changing consumer preferences. A shift in consumer preferences away from the merchandise we offer would result in significantly reduced revenues. Our future success depends in part on our ability to anticipate and respond to changes in consumer preferences. Failure to anticipate and respond to changing consumer preferences in the products we market could lead to, among other things, lower sales of products, significant markdowns or write-offs of inventory, increased merchandise returns and lower margins. If we are not successful in anticipating and responding to changes in consumer preferences, our results of operations in future periods will be materially adversely impacted.

Failure to protect our intellectual property could substantially harm our business and operating results.

The success of our business depends, in part, on our ability to protect and enforce our trade secrets, trademarks, copyrights and patents and all of our other intellectual property rights, including our intellectual property rights underlying our products, including, but not limited to, those held by Ronco Holdings, which will become our subsidiary following the Anticipated RHI Assignment on April 1, 2017. We attempt to protect our intellectual property under trade secret, trademark, copyright and patent law, and through a combination of employee and third-party nondisclosure agreements, other contractual restrictions, technological measures and other methods. These afford only limited protection. Despite our efforts to protect our intellectual property rights and trade secrets, unauthorized parties may attempt to copy aspects of our products or obtain and use our trade secrets and other confidential information. Moreover, policing our intellectual property rights is difficult, costly and may not always be effective.

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We have filed, and may in the future file, patent applications. It is possible, however, that these innovations may not be protectable. In addition, given the cost, effort, risks and downside of obtaining patent protection, including the requirement to ultimately disclose the invention to the public, we may choose not to seek patent protection for certain innovations. However, such patent protection could later prove to be important to our business. Furthermore, there is always the possibility that our patent applications may not issue as granted patents, that the scope of the protection gained will be insufficient or that an issued patent may be deemed invalid or unenforceable. We also cannot guarantee the following:

•	that any of our present or future patents or other intellectual property rights will not lapse or be invalidated, circumvented, challenged or abandoned;
•	that our intellectual property rights will provide competitive advantages to us;
•	that our ability to assert our intellectual property rights against potential competitors or to settle current or future disputes will not be limited by our relationships with third parties;
•	that any of our pending or future patent applications will have the coverage originally sought;
•	that our intellectual property rights will be enforced in jurisdictions where competition may be intense or where legal protection may be weak; or
•	that we will not lose the ability to assert our intellectual property rights against or to license our technology to others and collect royalties or other payments.

Among others, we have received U.S. trademark registration with the United States Patent and Trademark Office (the USPTO) for U.S. trademarks for Ronco®, But Wait There’s More®, Veg-O-Matic®, Slice-O-Matic®, Chop-O-Matic®, EZ Store®, Pocketfisherman®, and have received or licensed U.S. and international patents on those of our internally-developed products where we deem such protection important. Nevertheless, competitors may adopt product names similar to ours, or purchase our trademarks and confusingly similar terms as keywords in internet search engine advertising programs, thereby impeding our ability to build brand identity and possibly leading to confusion among our customers. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of the term Ronco or our other trademarks. Any claims or customer confusion related to our trademarks could damage our reputation and brand and substantially harm our business and operating results.

We currently own the www.ronco.com internet domain name and various other related domain names. Domain names are generally regulated by internet regulatory bodies. If we lose the ability to use a domain name in a particular country, we would be forced either to incur significant additional expenses to market our service within that country. Either result could harm our business and operating results. The regulation of domain names in the United States and in foreign countries is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may not be able to acquire or maintain the domain names that utilize our brand names in the United States or other countries in which we may conduct business in the future.

In order to protect our trade secrets and other confidential information, we rely in part on confidentiality agreements with our employees, consultants and third parties with whom we have relationships. These agreements may not effectively prevent disclosure of trade secrets and other confidential information and may not provide an adequate remedy in the event of misappropriation of trade secrets or any unauthorized disclosure of trade secrets and other confidential information. In addition, others may independently discover our trade secrets and confidential information, and in some such cases we might not be able to assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our trade secret rights and related confidentiality and nondisclosure provisions, and failure to obtain or maintain trade secret protection, or our competitors' obtainment of our trade secrets or independent development of unpatented technology similar to ours or competing technologies, could adversely affect our competitive business position.

Litigation or proceedings before the U.S. Patent and Trademark Office or other governmental authorities and administrative bodies in the United States and abroad may be necessary in the future to enforce our intellectual property rights, to protect our patent rights, trademarks, trade secrets and domain names and to determine the validity and scope of the proprietary rights of others. Our efforts to enforce or protect our proprietary rights may be ineffective and could result in substantial costs and diversion of resources and management time, each of which could substantially harm our operating results.

Assertions by third parties of infringement or other violation by us of their intellectual property rights could result in significant costs and substantially harm our business and operating results.

In both the retail and direct marketing industries, companies are frequently subject to litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. Some companies, including some of our competitors, own large numbers of patents, copyrights, trademarks and trade secrets, which they may use to assert claims against us. Third parties may in the future assert that we have infringed, misappropriated or otherwise violated their intellectual property rights. Existing laws and regulations are evolving and subject to different interpretations, and various federal and state legislative or regulatory bodies may expand current or enact new laws or regulations. We cannot guarantee you that we are not infringing or violating any third-party intellectual property rights.

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We cannot predict whether assertions of third-party intellectual property rights or any infringement or misappropriation claims arising from such assertions will substantially harm our business and operating results. If we are forced to defend against any infringement or misappropriation claims, we may be required to expend significant time and financial resources on the defense of such claims, even if without merit, settled out of court, or determined in our favor. Furthermore, an adverse outcome of a dispute may require us to: pay damages, potentially including treble damages and attorneys' fees, if we are found to have willfully infringed a party's intellectual property; cease making, licensing or using products or services that are alleged to infringe or misappropriate the intellectual property of others; expend additional development resources to redesign our products; enter into potentially unfavorable royalty or license agreements in order to obtain the right to use necessary technologies or materials; or to indemnify our partners and other third parties. Royalty or licensing agreements, if required or desirable, may be unavailable on terms acceptable to us, or at all, and may require significant royalty payments and other expenditures. In addition, we do not carry broadly applicable patent liability insurance and any lawsuits regarding patent rights, regardless of their success, could be expensive to resolve and would divert the time and attention of our management and technical personnel.

Following the Anticipated RHI Assignment on April 1, 2017, we will be subject to, through Ronco Holdings, security risks of online commerce and advertising, which may cause us to incur significant expenses and may negatively impact our credibility and business.

A significant prerequisite of online commerce, advertising, and communications is the secure transmission of confidential information over public networks. Concerns over the security of transactions conducted on the Internet, consumer identity theft and user privacy have been significant barriers to growth in consumer use of the Internet, online advertising, and e-commerce. A significant portion of our sales following the Anticipated RHI Assignment on April 1, 2017 will be billed directly to our customers' credit card accounts. We will rely on encryption and authentication technology licensed from third parties to effect secure transmission of confidential information. Despite our implementation of security measures, however, our computer systems may be potentially susceptible to electronic or physical computer break-ins, viruses and other disruptive harms and security breaches. Any perceived or actual unauthorized disclosure of personally identifiable information regarding website visitors, whether through breach of our network by an unauthorized party, employee theft or misuse, or otherwise, could harm our reputation and brands, substantially impair our ability to attract and retain our audiences, or subject us to claims or litigation arising from damages suffered by consumers, and thereby harm our business and operating results. If consumers experience identity theft after using any of our websites, we may be exposed to liability, adverse publicity and damage to our reputation. To the extent that identity theft gives rise to reluctance to use our websites or a decline in consumer confidence in financial transactions over the Internet, our businesses could be adversely affected. Alleged or actual breaches of the network of one of our business partners or competitors whom consumers associate with us could also harm our reputation and brands. In addition, we could incur significant costs in complying with the multitude of state, federal and foreign laws regarding the unauthorized disclosure of personal information. For example, California law requires companies that maintain data on California residents to inform individuals of any security breaches that result in their personal information being stolen. Because our success depends on the acceptance of online services and e-commerce, we may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches. Internet fraud has been increasing over the past few years, and fraudulent online transactions, should they continue to increase in prevalence, could also adversely affect the customer experience and therefore our business, operating results and financial condition.

We depend on our executive officers, the loss of whom could materially harm our business.

We rely upon the accumulated knowledge, skills and experience of our executive officers and significant employees. Our executive officers and significant employees have cumulative experience of more than 20 years with us or our predecessors and 35 years in the retail kitchen appliance, home shopping kitchen appliance and direct response industries. If they were to leave us or become incapacitated, we might suffer in our planning and execution of business strategy and operations, impacting our brand and financial results. We also do not maintain any key man life insurance policies for any of our employees.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

To the extent that we operate outside the United States, we are subject to the Foreign Corrupt Practices Act (the “FCPA”) which prohibits U.S. companies and their intermediaries from bribing foreign officials for the purpose of obtaining or keeping business or otherwise obtaining favorable treatment. Any determination that we violated the FCPA could result in sanctions that could have a material adverse effect on our business.

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If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock may decline.

As a public company, we would be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Further, we will be required to report any changes in internal controls on a quarterly basis. In addition, we would be required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will design, implement, and test the internal controls over financial reporting required to comply with these obligations. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of the Common Stock could be negatively affected. We also could become subject to investigations by the stock exchange on which the securities are listed, the Commission, or other regulatory authorities, which could require additional financial and management resources.

Following the Anticipated RHI Assignment on April 1, 2017, we have identified material weaknesses in internal control over financial reporting with respect to Ronco Holdings which may impact Ronco Brands internal controls.

As an issuer of securities under Regulation A, we do not expect to be required to assess the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, unless and until we become a reporting company under the Exchange Act and, thereafter, no longer qualify as an emerging growth company or are no longer a non-accelerated filer, as defined in Rule 12b-2 under the Exchange Act, whichever is later. We have identified control deficiencies in Ronco Holdings’ financial reporting process that constitute material weaknesses, for the year ended December 31, 2015. Material weaknesses noted are as follows as to Ronco Holdings and Ronco Brands consolidating on April 1, 2017:

•	A lack of sufficient resources which resulted in an insufficient level of monitoring and oversight, which restrict our ability to gather, analyze and report information relative to the financial statement assertions in a timely manner, including insufficient documentation and review of selection of generally accepted accounting principles.

•	The limited size of the accounting department makes it impractical to achieve an appropriate level of segregation of duties. Specifically, due to lack of personnel effective controls were not designed and implemented to ensure accounting functions were properly segregated.

•	Due to a lack of adequate staffing within the finance department and adequate staffing within operational departments that provide information to the finance department, Ronco Holdings did not establish and maintain effective controls over certain of our period-end financial close and reporting processes. Specifically, effective controls were not designed and implemented to ensure that journal entries were properly prepared with sufficient support or documentation or were reviewed and approved to ensure the accuracy and completeness of the journal entries recorded.

Following the completion of this offering, we expect to invest in resources to remediate these material weaknesses. However, there can be no assurance that we will be able to fully remediate our existing material weaknesses.

Further, there can be no assurance that we will not suffer from other material weaknesses in the future. If we fail to remediate these material weaknesses or fail to otherwise maintain effective internal controls over financial reporting in the future, such failure could result in a material misstatement of our annual or quarterly financial statements that would not be prevented or detected on a timely basis and which could cause investors and other users to lose confidence in our financial statements, limit our ability to raise capital and have a negative effect on the trading price of our common stock. Additionally, failure to remediate the material weaknesses or otherwise failing to maintain effective internal controls over financial reporting may also negatively impact our operating results and financial condition, impair our ability to timely file our periodic and other reports with the SEC, subject us to additional litigation and regulatory actions and cause us to incur substantial additional costs in future periods relating to the implementation of remedial measures. Currently, we would expect to be an emerging growth company for up to five years after we become a reporting company under the Exchange Act. As a result of the foregoing, for the foreseeable future, you may not receive any attestation concerning our internal control over financial reporting from us or our independent registered public accountants.

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As an emerging growth company, our auditor is not required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

We believe we will be considered a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•	had a public float of less than $75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

•	in the case of an initial registration statement under the Securities Act, or the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

•	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

If we become a public company (reporting under the Exchange Act), we will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

If we become a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, and rules of the SEC and those of the NASDAQ or the NYSE MKT, whichever is applicable, have imposed various requirements on public companies including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting the later of our second annual report on Form 10-K or the first annual report on Form 10-K following the date on which we are no longer an emerging growth company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by NASDAQ or NYSE MKT, whichever market we are listed on, the SEC or other regulatory authorities, which would require additional financial and management resources.

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Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on trading prices for our common stock, and could adversely affect our ability to access the capital markets.

If we do not become a public company, compliance with Regulation A and reporting to the SEC could be costly, and our management will be required to devote substantial time to the compliance requirements of Regulation A.

If we do not become a public company, compliance with Regulation A could be costly and requires legal and accounting expertise. Because the new rules implementing Title IV of the Jumpstart Our Business Startups Act of 2012 took effect in June 2015, we have no experience complying with the new provisions of Regulation A or making the public filings required by the rule. Besides qualifying this Form 1-A, we must file an annual report on Form 1-K, a semiannual report on Form 1-SA, and current reports on Form 1-U.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

We may not be able to satisfy listing requirements of the NASDAQ or the NYSE MKT, whichever is applicable, to maintain a listing of our Common Stock.

If our Common Stock is listed on the NASDAQ or the NYSE MKT, whichever is applicable, we must meet certain financial and liquidity criteria to maintain such listing. If we fail to meet any of the NASDAQ’s or the NYSE MKT’s, whichever is applicable, listing standards, our Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from the NASDAQ or the NYSE MKT, whichever is applicable, may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

After the completion of this offering, we intend to become an emerging growth company and subject to less rigorous public reporting requirements and cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

After the completion of this offering, we expect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;
•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We could be an emerging growth company for up to five years, circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million, if we issue $1 billion or more in non-convertible debt during a three-year period, or if our annual gross revenues exceed $1 billion. We would cease to be an emerging growth company on the last day of the fiscal year following the date of the fifth anniversary of our first sale of common equity securities under an effective registration statement or a fiscal year in which we have $1 billion in gross revenues (note that the offering of Common Stock pursuant to this Offering Circular will not result in the sale of securities under an effective registration statement). Finally, at any time we may choose to opt-out of the emerging growth company reporting requirements. If we choose to opt out, we will be unable to opt back in to being an emerging growth company.

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If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price per share of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on the NASDAQ or the NYSE MKT, whichever is applicable, and if the price of our Common Stock is less than $5.00 per share, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that, before effecting any such transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our Common Stock.

If we cannot maintain our corporate culture as we grow, we could lose the innovation, teamwork and focus that contribute crucially to our business.

We believe that a critical component of our success is our corporate culture, which we believe fosters innovation, encourages teamwork, cultivates creativity and promotes focus on execution. We have invested substantial time, energy and resources in building a highly collaborative team that works together effectively in a non-hierarchical environment designed to promote openness, honesty, mutual respect and pursuit of common goals. As we start to develop the infrastructure of a public company and grow, we may find it difficult to maintain these valuable aspects of our corporate culture. Any failure to preserve our culture could negatively impact our future success, including our ability to attract and retain employees, encourage innovation and teamwork and effectively focus on and pursue our corporate objectives.

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As a controlled company, we are not subject to all of the corporate governance rules of the NASDAQ Capital Market (the “NASDAQ”) or The NYSE MKT (the “NYSE MKT”).

The “controlled company” exception to the NYSE MKT rules and the NASDAQ rules provides that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of the NYSE MKT or NASDAQ corporate governance rules. Ronco Brands issued all of its authorized shares of Series A Super Voting Preferred Stock, which have 100 votes per share, to William Moore, the chief executive officer of Ronco Brands, currently representing approximately 98% of the voting power of the issued and outstanding capital stock of Ronco Brands. Following the completion of this Offering, Mr. Moore will control approximately 96.67% of the voting power of our outstanding capital stock of Ronco Brands through the Series A Super Voting Preferred Stock if all the Common Stock being offered are sold. Therefore, we are considered a “controlled company” under the rules of the NASDAQ and the NYSE MKT. Controlled companies are exempt from the NASDAQ’s and NYSE MKT’s corporate governance rules requiring that listed companies have (i) a majority of the board of directors consist of “independent” directors under the listing standards of the NASDAQ and NYSE MKT, respectively, (ii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting the NASDAQ’s and NYSE MKT’s requirements, respectively, and (iii) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of the NASDAQ and NYSE MKT, respectively. We currently utilize and presently intend to continue to utilize these exemptions. As a result, we may not have a majority of independent directors, our nomination and corporate governance committee and compensation committee may not consist entirely of independent directors and such committees may not be subject to annual performance evaluations. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NASDAQ and NYSE MKT. See “Management – Controlled Company.”

If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest.

Following the completion of this Offering, William Moore will control approximately 96.67% of the voting power of our outstanding capital stock of Ronco Brands through the Series A Super Voting Preferred Stock if all the Common Stock being offered are sold. As a result, Mr. Moore will have majority voting power over all matters requiring stockholder votes, including: the election of directors; mergers, consolidations and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; amendments to our certificate of incorporation or our bylaws; and our winding up and dissolution.

This concentration of voting power may delay, deter or prevent acts that would be favored by our other stockholders. The interests of Mr. Moore may not always coincide with our interests or the interests of our other stockholders. This concentration of voting power may also have the effect of delaying, preventing or deterring a change in control of us. Also, Mr. Moore may seek to cause us to take courses of action that, in his judgment, could enhance his investment in us, but which might involve risks to our other stockholders or adversely affect us or our other stockholders, including investors in this offering. As a result, the market price of our common stock could decline or stockholders might not receive a premium over the then-current market price of our common stock upon a change in control. In addition, this concentration of voting power may adversely affect the trading price of our common stock because investors may perceive disadvantages in owning shares in a company with significant stockholders. See “Executive Compensation” and “Description of Capital Stock.”

Members of our board of directors and our executive officers will have other business interests and obligations to other entities.

Neither our directors nor our executive officers will be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company, provided that such activities do not compete with the business of the Company or otherwise breach their agreements with the Company. We are dependent on our directors and executive officers to successfully operate our Company. Their other business interests and activities could divert time and attention from operating our business.

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RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK, THE OFFERING AND LACK OF LIQUIDITY

An active trading market for our common stock may not develop and you may not be able to resell your shares at or above the initial offering price.

Prior to this offering, there has been no public market for shares of our common stock.  In the absence of an active trading market for our common stock, investors may not be able to sell their common stock at or above the initial offering price or at the time that they would like to sell. In addition, we intend to submit a listing application for our common stock to be listed on the NASDAQ Capital Market (“NASDAQ”) or The NYSE MKT (“NYSE MKT”), and there is no guarantee that we can meet the listing standards or that such listing application will be accepted.  Even if such application is accepted and our common stock is listed on the NASDAQ or NYSE MKT, an active trading market for our common stock may never develop, which will adversely impact your ability to sell our shares. If shares of common stock are not eligible for listing on the NASDAQ and NYSE MKT, we intend to apply for quotation of our common stock on the OTCQX Marketplace by the OTC Markets Group, Inc. Even if we obtain quotation on the OTCQX, we do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market. Further, our common stock will not be listed on the NASDAQ or NYSE MKT, or quoted on the OTCQX, until after the termination of this offering, if at all. Therefore, purchasers will be required to wait until at least after the final termination date of this offering for such listing or quotation. The initial offering price for shares of our common stock will be determined by negotiation between us and our Underwriter. You may not be able to sell your shares of common stock at or above the initial offering price.

The OTCQX, as with other public markets, has from time to time experienced significant price and volume fluctuations. As a result, the market price of shares of our common stock may be similarly volatile, and holders of shares of our common stock may from time to time experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of shares of our common stock could be subject to wide fluctuations in response to a number of factors, including those listed in this “Risk Factors” section of this Offering Circular.

No assurance can be given that the market price of shares of our common stock will not fluctuate or decline significantly in the future or that common stockholders will be able to sell their shares when desired on favorable terms, or at all.

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•	services by the Company or its competitors;
•	additions or departures of key personnel;
•	the Company’s ability to execute its business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for Shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our Shares is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors, in consultation with our Underwriter, has determined the offering price in its sole discretion. The fixed offering price for our Shares has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our Shares may not be supported by the current value of our Company or our assets at any particular time.

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The entire amount of your purchase price for your Shares will not be available for investment in the Company.

A portion of the offering proceeds will be used to pay selling commissions of six percent (6%) of the offering proceeds to our Underwriter, which it may re-allow and pay to participating broker-dealers, who sell Shares. See “Plan of Distribution” of this Offering Circular. Thus, a portion of the gross amount of the offering proceeds will not be available for investment in the Company. See “Use of Proceeds” of this Offering Circular.

If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

Our Shares have not been registered under the Securities Act of 1933, or the Securities Act, and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder. We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if this offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Shares or find an exemption under the securities laws of each state in which we offer the Shares, each investor may have the right to rescind his, her or its purchase of the Shares and to receive back from the Company his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

If our securities are quoted on the OTCQX rather than listed on either of the NASDAQ or NYSE MKT, our securities holders may face significant restrictions on the resale of our securities due to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state. We do not know whether our common stock will be registered or exempt from registration under the laws of any state. If our securities are quoted on the OTCQX rather than listed on either of the NASDAQ or NYSE MKT, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our common stock. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your common stock without the significant expense of state registration or qualification.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price per share will be substantially higher than the pro forma net tangible book value per share of our common stock outstanding prior to this offering. As a result, investors purchasing common stock in this offering will experience immediate dilution of $4.72 per share. This dilution is due to the fact that our earlier investors paid substantially less than the initial public offering price when they purchased their shares of common stock. In addition, if we issue additional equity securities, you will experience additional dilution.

The change in value of Ronco Brands’ derivative liabilities could have a material effect on our financial results in future periods.

Ronco Brands expects to issue prior to the offering a significant number of warrants to the holders of ASTV Warrants in exchange for the ASTV Warrants that, as a result of the terms of these warrants, each are considered a derivative liability under U.S. generally accepted accounting principles. At each of our financial reporting periods, we are required to determine the fair value of such derivatives and record the fair value adjustments as non-cash unrealized gains or losses. The share price of our common stock represents the primary underlying variable that impacts the value of the derivative instruments. Additional factors that impact the value of the derivative instruments include the volatility of our stock price, our credit rating, discount rates, and stated interest rates. Due to the volatile nature of our share price, we expect that we will recognize non-cash gains or losses on its derivative instruments each reporting period and that the amount of such non-cash gains or losses could be material.

Fiduciaries investing the assets of a trust or pension or profit sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.

In considering an investment in the Company of a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) whether the investment is prudent, since the Shares are not freely transferable and there may not be a market created in which the Shares may be sold or otherwise disposed; and (iii) whether interests in the Company or the underlying assets owned by the Company constitute “Plan Assets” under ERISA. See “ERISA Considerations.”

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Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

The market price of shares of our common stock could decline as a result of substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

We may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a return.

The principal purposes of this offering are to raise additional capital, to create a public market for our common stock and to facilitate our future access to the public equity markets. We currently intend to use the net proceeds we receive from this offering primarily for paying of existing debt, working capital and general corporate purposes. We may also use a portion of the net proceeds for the acquisition of, or investment in, products, technologies, or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our common stock could decline.

Provisions of our certificate of incorporation and bylaws may delay or prevent a take-over which may not be in the best interests of our shareholders.

Provisions of our certificate of incorporation and bylaws may be deemed to have anti-takeover effects, which include, among others, when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt. In addition, our certificate of incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board may, without shareholder approval, issue shares of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

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USE OF PROCEEDS

We intend to use the net proceeds for the following purposes in the following order: (a) first towards credit card fees of up to approximately $600,000 (2% of the gross proceeds from the Offering); (b) second towards the fees and expenses associated with qualification of Offering under Regulation A of up to $1,000,000, including legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees; (c) the next $4,000,000 toward the partial repayment of the outstanding indebtedness under the Laurus Note; (d) the next $5,000,000 toward working capital; (e) the next $2,500,000 toward the partial repayment of the outstanding indebtedness under the Laurus Note; and (f) the balance of capital raised toward additional working capital and general corporate purposes. In the event that we sell less than the maximum shares offered in the Offering, our first priority is to pay fees associated with the qualification of this Offering under Regulation A. No proceeds will be used to compensate or otherwise make payments to officers or directors except for ordinary payments under employment or consulting agreements.

If all of the Common Stock offered hereunder are purchased, we expect to receive net proceeds from this offering of approximately $28,200,000 after deducting estimated underwriting discounts and commissions in the amount of $1,800,000 (6% of the gross proceeds of the Offering). However, we cannot guarantee that we will sell all of the Common Stock being offered by us. The following table summarizes how we anticipate using the gross proceeds of this Offering, depending upon whether we sell 25%, 50%, 75%, or 100% of the shares being offered in the Offering:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross Proceeds	$7,500,000	$15,000,000	$22,500,000	$30,000,000
Offering Expenses (Underwriting Discounts and Commissions to Placement Agent and other broker dealers)	($450,000)	($900,000)	($1,350,000)	($1,800,000)

Net Proceeds	$7,050,000	$14,100,000	$21,150,000	$28,200,000

Our intended use of the net proceeds is as follows:
Credit card fees*	($150,000)	($300,000)	($450,000)	($600,000)
Fees for Qualification of Offering under Regulation A (includes legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees)	($1,000,000)	($1,000,000)	($1,000,000)	($1,000,000)
Repayment of Indebtedness of Laurus Note to RNC Investors	($4,000,000)	($6,500,000)	($6,500,000)	($6,500,000)
Working Capital and General Corporate Purposes	($1,900,000)	($6,300,000)	($13,200,000)	($20,100,000)
Total Use of Proceeds	$7,500,000)	$15,000,000	$22,500,000	$30,000,000

   *Represents credit card fees associated with subscription agreement transactions.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of February 22, 2017:

•	on an actual basis; and
•	on a pro forma as adjusted basis to reflect (i) the receipt of the net proceeds from the sale by us in this offering of shares of common stock, after deducting $1,800,000 in estimated underwriting discounts and commissions and estimated offering expenses payable by us, and (ii) the issuance of 1,800,000 shares of common stock of Ronco Brands for $0.0001 per share ($180) to holders of ASTV Warrants, who we assume will elect to exchange their ASTV Warrants under the Settlement Agreement.

This table should be read in conjunction with the information contained in this Offering Circular, including “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Ronco Brands,” and Ronco Brands’ financial statements and the related notes thereto appearing elsewhere in this Offering Circular.

	As of February 22, 2017
	Actual	As Adjusted (1)
	(audited)
Cash and cash equivalents	$1,540	$28,201,720
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000,000 shares authorized and 5,250,000 shares issued and outstanding on an actual basis, and 100,000,000 shares authorized and 12,050,000 shares issued and outstanding on an as adjusted basis	525	1,205
Preferred stock, $0.0001 par value; 20,000,000 shares authorized and 10,450,000 shares issued and outstanding on an actual basis and on an as adjusted basis, respectively	1,045	1,045
Additional paid-in capital	–	28,199,500
Accumulated deficit	(483)	(483)
Total stockholders’ equity	1,087	28,201,267
Total capitalization	$1,087	$28,201,267

(1)	The number of shares of common stock to be outstanding after the offering is based on 12,050,000, which is the number of shares outstanding on February 22, 2017, and excludes:

•	1,800,000 shares of our common stock issuable upon the exercises of warrants we assume will be issued by Ronco Brands to holders of ASTV Warrants who elect to exchange their ASTV Warrants under the Settlement Agreement;

•	150,000 shares of our common stock issuable upon the exercises of warrants which would be issued by Ronco Brands to the Placement Agent assuming all of the shares offered in this Offering are sold; and

•	6,950,000 shares of our common stock issuable upon the conversion of our outstanding Series B Preferred Stock.

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DETERMINATION OF OFFERING PRICE

The public offering price of the shares was determined by negotiation between us and the placement agent. That public offering price is subject to change as a result of market conditions and other factors. Prior to this offering, no public market exists for our common stock. The principal factors considered in determining the public offering price of the shares included:

•	the information in this Offering Circular and otherwise available to the placement agent, including our financial information;
•	the history and the prospects for the industry in which we compete;
•	the ability of our management;
•	the prospects for our future earnings;
•	the present state of our development and our current financial condition;
•	the general condition of the economy and the securities markets in the United States at the time of this offering;
•	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and
•	other factors as were deemed relevant.

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DILUTION

Dilution is the amount by which the offering price paid by purchasers of common stock sold in this offering will exceed the pro forma net tangible book value per share of common stock after the offering. As of February 22, 2017, our net tangible book value was approximately $1,267, or $0.00 per share, assuming the exercise of all outstanding warrants to purchase common stock. This section assumes that an aggregate of 1,800,000 shares of common stock of Ronco Brands at a purchase price of $0.0001 per share ($180) and warrants to acquire an aggregate of 1,800,000 shares of common stock of Ronco Brands have been issued to holders of ASTV Warrants who elect to exchange the ASTV Warrants under the Settlement Agreement. In addition, this section assumes the conversion of 6,950,000 Series B Convertible Preferred Stock with a purchase price of $0.0001 per share into 6,950,000 of common shares. Net tangible book value is the value of our total tangible assets less total liabilities.

Based on the initial offering price of $6.00 per one share of common stock, on an as adjusted basis as of February 22, 2017 after giving effect to the offering of shares of common stock and the application of the related net proceeds, our net tangible book value would be:

(i) $26,601,267, or $1.28 per share of common stock, assuming the sale of 100% of the shares offered (5,000,000 shares) with net proceeds in the amount of $26,600,000 after deducting estimated broker commissions of $1,800,000 and estimated offering expenses and credit card fees in the aggregate of $1,600,000;

(ii) $19,701,267, or $1.01 per share of common stock, assuming the sale of 75% of the shares offered (3,750,000 shares) with net proceeds in the amount of $19,700,000 after deducting estimated broker commissions of $1,350,000 and estimated offering expenses and credit card fees in the aggregate of $1,450,000;

(iii) $12,801,267, or $0.70 per share of common stock, assuming the sale of 50% of the shares offered (2,500,000 shares) with net proceeds in the amount of $12,800,000 after deducting estimated broker commissions of $900,000 and estimated offering expenses and credit card fees in the aggregate of $1,300,000; and

(iv) $5,901,267, or $0.35 per share of common stock, assuming the sale of 25% of the shares offered (1,250,000 shares) with net proceeds in the amount of $5,900,000 after deducting estimated broker commissions of $450,000 and estimated offering expenses and credit card fees in the aggregate of $1,150,000.

Purchasers of shares of common stock in this offering will experience immediate and substantial dilution in net tangible book value per share for financial accounting purposes, as illustrated in the following table on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in this offering:

Percentage of offering shares of common stock sold	100%	75%	50%	25%
Offering price per share of common stock	$6.00	$6.00	$6.00	$6.00
Net tangible book value per share of common stock before this offering	$0.00	$0.00	$0.00	$0.00
Increase in net tangible book value per share attributable to new investors	$1.28	$1.01	$0.70	$0.35
Pro forma net tangible book value per share after this offering	$1.28	$1.01	$0.70	$0.35
Immediate dilution in net tangible book value per share to new investors	$4.72	$4.99	$5.30	$5.65

The following tables sets forth depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in this offering, as of February 22, 2017, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing shares of common stock in this offering, after giving pro forma effect to the issuance of 1,800,000 shares of common stock to holders of ASTV Warrants who elect to exchange their ASTV Warrants under the Settlement Agreement, the exercise of all outstanding warrants to purchase common stock and the conversion of outstanding preferred stock into common stock, and the new investors in this offering at the offering price of $6.00 per share of common stock, together with the total consideration paid an average price per share paid by each of these groups, before deducting estimated broker commissions and estimated offering expenses.

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	100% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of February 22, 2017	5,250,000	25.24%	$525	0%	$0.0001
Assumed issuance of common stock to holders of ASTV Warrants prior to the Offering	1,800,000	8.65%	$180	0%	$0.0001
Assumed exercise of outstanding warrants to purchase common stock prior to the Offering	1,800,000	8.65%	$10,800,000	26.47%	$6.00
Assumed conversion of outstanding preferred stock into common stock prior to the Offering	6,950,000	33.41%	$695	0%	$0.0001
New investors	5,000,000	24.05%	$30,000,000	73.53%	$6.00
Total	20,800,000	100.0%	$40,801,400	100.0%	$1.96

	75% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of February 22, 2017	5,250,000	26.85%	$525	0%	$0.0001
Assumed issuance of common stock to holders of ASTV Warrants prior to the Offering	1,800,000	9.21%	$180	0%	$0.0001
Assumed exercise of warrants to purchase common stock prior to the Offering	1,800,000	9.21%	$10,800,000	32.43%	$6.00
Assumed conversion of outstanding preferred stock into common stock prior to the Offering	6,950,000	35.55%	$695	0%	$0.0001
New investors	3,750,000	19.18%	$22,500,000	67.57%	$6.00
Total	19,550,000	100.0%	$33,301,400	100.0%	$1.70

	50% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of February 22, 2017	5,250,000	28.69%	$525	0%	$0.0001
Assumed issuance of common stock to holders of ASTV Warrants prior to the Offering	1,800,000	9.84%	$180	0%	$0.0001
Assumed exercise of warrants to purchase common stock prior to the Offering	1,800,000	9.84%	$10,800,000	41.86%	$6.00
Assumed conversion of outstanding preferred stock into common stock prior to the Offering	6,950,000	37.98%	$695	0%	$0.0001
New investors	2,500,000	13.65%	$15,000,000	58.14%	$6.00
Total	18,300,000	100.0%	$25,801,400	100.0%	$1.41

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	25% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of February 22, 2017	5,250,000	30.79%	$525	0%	$0.0001
Assumed issuance of common stock to holders of ASTV Warrants prior to the Offering	1,800,000	10.56%	$180	0%	$0.0001
Assumed exercise of warrants to purchase common stock prior to the Offering	1,800,000	10.56%	$10,800,000	59.01%	$6.00
Assumed conversion of preferred stock into common stock prior to the Offering	6,950,000	40.76%	$695	0.01%	$0.0001
New investors	1,250,000	7.33%	$7,500,000	40.98%	$6.00
Total	17,050,000	100.0%	$18,301,400	100.0%	$1.07

The foregoing discussion and tables assume immediately prior to the completion of this Offering:

(i)	issuance of 1,800,000 shares of common stock to holders of ASTV Warrants who elect to exchange the ASTV Warrants under the Settlement Agreement;
(ii)	the exercise of all outstanding warrants to purchase an aggregate of 1,800,000 shares of common stock; and
(iii)	the conversion of all outstanding Series B preferred stock to 6,950,000 shares of common stock.

The foregoing discussion and tables above do not give effect to the 150,000 shares of our common stock issuable upon the exercise of warrants at an exercise price of $6.60 per share which would be issued by Ronco Brands to the Placement Agent in connection with the Offering assuming all of the shares offered in this Offering are sold.

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PLAN OF DISTRIBUTION

Placement Agent

Wellington Shields & Co., LLC, a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority (“FINRA”) which we refer to herein as the Placement Agent, has agreed to act as a placement agent in connection with this Offering. Subject to the terms and conditions of an engagement letter with the placement agent dated as of February 16, 2017, we have agreed to sell and the Placement Agent has agreed to sell on our behalf, at the offering price less the underwriting discounts and commissions set forth below a maximum of 5,000,000 shares of Common Stock (“Offered Shares”). The Placement Agent is not purchasing any securities offered by this Offering Circular, nor are they required to arrange the purchase or sale of any specific number or dollar amount of securities, but have agreed to use their best efforts to arrange for the sale of all of the securities offered hereby. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

The term of the engagement letter began on February 16, 2017 and continues until the earlier of the completion or cancellation of the Offering or the termination of the engagement by either the Company or Placement Agent unilaterally deciding to terminate the engagement agreement upon thirty days’ prior written notice to the other party.

We have agreed to pay the Placement Agent a fee equal to six percent (6%) of the aggregate purchase price of the Offered Shares sold in this Offering. In addition, we have agreed to reimburse the Placement Agent for its reasonable and accountable out-of-pocket expenses subject to our prior written consent. We paid the Placement Agent a non-refundable retainer fee of $30,000. If the maximum of 5,000,000 shares of Common Stock are sold, the maximum amount of commissions that we estimate will be paid to our Placement Agent is $1,800,000. It is expected that the Placement Agent will conduct essentially all of the marketing and sales of the Common Stock. There is no assurance that additional placement agents will participate in the Offering. We are responsible for all offering fees and expenses estimated to be $1,000,000 in the aggregate, including the following: (i) fees and disbursements of our legal counsel, accountants and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) reimbursements of accountable expenses of the Placement Agent; (iv) all filing fees, including blue sky filing fees; (v) all of the legal fees related to the registration and qualification of the Offered Shares under state securities laws; and (vi) all costs of Direct Transfer’s and Regions Bank’s services. Also we are responsible for paying credit card fees of up to approximately $600,000 (2% of the gross proceeds from the Offering).

Placement Agent’s Warrants

Upon each closing of this offering, we have agreed to issue to the Placement Agent warrants to purchase a number of shares of our common stock equal to three percent (3%) of the total shares of our common stock sold in such closing (“Placement Agent’s Warrants”). The Placement Agent’s Warrants are exercisable commencing 180 days after the qualification date of the offering statement related to this offering, and will be exercisable until the fifth anniversary of the qualification date. The Placement Agent’s Warrants are not redeemable by us. The exercise price for the Placement Agent’s Warrants will be at purchase price equal to $6.60 per share (110% of the implied price per share of the Offering).

The Placement Agent’s Warrants and the shares of common stock underlying the Placement Agent’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Placement Agent, or permitted assignees under such rule, may not exercise, sell, transfer, assign, pledge, or hypothecate the Placement Agent’s Warrants or the shares of common stock underlying the Placement Agent’s Warrants, nor will the Placement Agent, or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agent’s Warrants or the underlying shares of common stock for a period of 180 days from the qualification date of the offering statement, except that they may be transferred, in whole or in part, by operation of law or by reason of our reorganization, or to any Placement Agent or selected dealer participating in the offering and their officers or partners if the Placement Agent’s Warrants or the underlying shares of our common stock so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Placement Agent’s Warrants will provide for adjustment in the number and price of the Placement Agent’s Warrants and the shares of common stock underlying such Placement Agent’s Warrants in the event of recapitalization, merger, stock split, or other structural transaction, or a future financing undertaken by us.

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Escrow Account

Regions Bank, an Alabama banking corporation (“Escrow Agent”), will act as escrow agent for the Offering. Prior to the date the SEC issues a qualification for the sale of the shares of common stock pursuant to this Offering Circular, the escrow agent shall establish a non-interest-bearing account, which account shall be titled “Subscription Account for Ronco Brands, Inc.” (the “Escrow Account”). The Escrow Account shall be a segregated deposit account at the bank. The Escrow Account maintained by the escrow agent shall be terminated in whole or in part on the earliest to occur of: (a) the first to occur of the (i) the maximum offering amount being raised, or (ii) 18 months from the date of SEC qualification; or (b) within fifteen (15) days from the date upon which a determination is made by the company to terminate the Offering. The foregoing sentence describes the escrow period the “Escrow Period”. During the Escrow Period, the parties agree that (i) the Escrow Account and escrowed funds will be held for the benefit of investors, and that (ii) the Company is not entitled to any funds received into escrow, and that no amount deposited into the Escrow Account shall become the property of the Company or any other entity, or be subject to any debts, liens or encumbrances of any kind of any other entity, until the Company has triggered closing of such funds. In the event the escrow agent does not receive written instructions from the Company to release funds from the Escrow Account on or prior to termination of the Escrow Period, the escrow agent shall terminate the escrow and make a full and prompt return of funds so that refunds are made to each investor in the exact amount received from said investor, without deduction, penalty or expense to investor.

The escrow agent, Regions Bank, shall process all escrowed amounts for collection through the banking system and shall maintain an accounting of each deposit posted to its ledger, which also sets forth, among other things, each investor’s name and address, the quantity of shares of common stock purchased, and the amount paid.

If any subscription agreement for the purchase of shares of common stock is rejected by the Company in its sole discretion, then the subscription agreement and the escrowed amounts for such investor shall be returned to the rejected investor without interest by the escrow agent within fifteen (15) business days from the date of rejection.

Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company (where the funds will be available for use in the operations of the Company's business in a manner consistent with the “Use of Proceeds” in this Offering Circular).

The Company shall pay certain itemized fees to Regions Bank for its escrow services, including: (i) a closing fee of $300 per closing; (ii) one-time administration fee of $3,500; and (iii) Return Subscription Deposit to Subscribers fee of $10.00. Wire fees have been waived for this Offering.

Escrow agent, in no way endorses the merits of the offering of the securities.

Technology and Administrative Services

The Company has engaged Direct Transfer, LLC (“Direct Transfer”), a wholly owned subsidiary of Issuer Direct Corp., to provide certain technology and administrative services in connection with the Offering, including the online platform of Direct Transfer by which investors of Ronco Brands will receive, review, execute and deliver subscription agreements electronically. Potential investors may at any time make revocable offers to subscribe to purchase shares of our common stock. Such revocable offers will become irrevocable when both the Offering Statement is qualified by the SEC and the subscriptions are accepted by the Company. Payment of the purchase price by ACH debit transfer, wire transfer or by major credit card shall be made through the online platform of Direct Transfer to Regions Bank (the “Escrow Agent”) and received and held by Escrow Agent in a non-interest bearing escrow account (“Escrow Account”) in compliance with SEC Rule 15c2-4, with funds released to the Company only after we closed on the subscription as described in this Offering Circular. Notwithstanding the foregoing, until the Offering Statement is declared qualified by the SEC, no payment from a Subscriber will be accepted by us and put into the Escrow Account. Pending the qualification of the Offering Statement by the SEC, Subscriber may only authorize the payment of the purchase price by ACH debit transfer, wire transfer or by major credit card upon the qualification of the Offering Statement by the SEC, at which time, the Subscriber will be notified by Direct Transfer, as the transfer agent, that the funds of the Subscriber will be debited within 24 hours of the qualification of the Offering Statement by the SEC, absent prior rescission by the Subscriber. Payments made by major credit card shall be limited to $300 per Subscriber. The Company may close on investments on a “rolling” basis (so not all investors will receive their Shares on the same date). Direct Transfer, LLC will transfer the subscriber funds to the escrow agent, Regions Bank. Regions Bank will deposit the funds in the Company’s Escrow Account. Direct Transfer, LLC is not acting as escrow agent and will not hold any funds.  We will pay certain itemized administrative fees to Direct Transfer, LLC for these services, including: (i) $2,000 for a one-time “Click Invest” setup fee; (ii) $1.25 or $5.00 per investor for a one-time accounting fee (investor onboarding) upon receipt of funds (the “Reserve Shares Now” button fee) for transactions less than or in excess of $250, respectively; (iii) $0.50 per inbound ACH transfer; (iv) $25.00 per inbound wire transfer for processing incoming funds; and (v) $25.00 per wire transfer for outbound funds to the Company. A 2% credit card fee will be imposed on payments made by credit cards. Direct Transfer, LLC is not participating as an underwriter or placement agent of the Offering and will not solicit any investment in the company, recommend the Company’s securities, or provide investment advice to any prospective investor, or distribute the Offering Circular or other offering materials to investors. All inquiries regarding this offering or escrow should be made directly to the Company or the Placement Agent.

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Anti-Money Laundering Services

Direct Transfer, LLC has been engaged to provide certain anti-money laundering services in connection with this offering. The Company has agreed to pay Direct Transfer, LLC $1.00 or $2.00 per domestic investor for transactions less than or in excess of $250, respectively, $65.00 per international investor for anti-money laundering checks, as well as $45.00 per bad actor check.

Direct Transfer, LLC is not a FINRA member and is not participating as an underwriter of the offering. As such, it will not solicit any investment in the Company, recommend the Company's securities or provide investment advice to any prospective investor, or distribute the Offering Circular or other offering materials to investors. All inquiries regarding this offering should be made directly to the Company.

Transfer Agent and Registrar

We have also engaged Direct Transfer, LLC to be the transfer agent and registrar for our common stock.

Direct Transfer, LLC’s address is at 500 Perimeter Park Dr., Suite D, Morrisville, North Carolina 27560 and its telephone number is (919) 481-4000.

We will pay certain itemized fees to Direct Transfer, LLC for these transfer agent services, including: (i) $8,000 to $12,000 DTC Eligibility fee; (ii) $1.25 or $5.00 per investor for a one-time accounting fee upon onboarding the investor for transactions less than or in excess of $250, respectively; and (iii) $495, $1,500 or $2,250 monthly transfer agent fee for up to 500, 10,000 or 20,000 stockholders. Direct Transfer, LLC is waiving the one-time “Transfer Agent” setup fee.

Stock Certificates

Ownership of the Offered Shares will be “book-entry” only form, meaning that ownership interests shall be recorded by Direct Transfer, our transfer agent and registrar (the “Transfer Agent”), and kept only on the books and records of Transfer Agent. No physical certificates shall be issued, nor received, by Transfer Agent or any other person. The Transfer Agent records and maintains securities of Company in in book-entry form only. Book-entry form means the Transfer Agent maintains shares on an investor’s behalf without issuing or receiving physical certificates. Securities that are held in un-certificated book-entry form have the same rights and privileges as those held in certificate form, but the added convenience of electronic transactions (e.g. transferring ownership positions between a broker-dealer and the Transfer Agent), as well as reducing risks and costs required to store, manage, process and replace lost or stolen securities certificates. Transfer Agent shall send out email confirmations of positions and notifications of changes “from” Company upon each and every event affecting any person’s ownership interest, with a footer referencing Transfer Agent.

Transfer Agent may email holders a “ceremonial certificate” in .pdf form, per our standard template, which will be clearly marked as such. All parties recognize and agree that these are not legal securities instruments but simply decorative, informal, commemorative, non-binding marketing confirmations of an ownership position. They are not legal tender of any form.

No Public Market

Our Common Stock are not quoted on any stock exchange or quotation system. In addition, applicable state securities laws and regulations impose transfer restrictions on our Common Stock. We intend to apply to list our common stock on the NYSE MKT or the NASDAQ Capital Market under the symbol “RNCO”. There is no assurance that this application will be approved. If not approved, we intend to apply for quotation of our common stock on the OTCQX Marketplace under the symbol “RNCO”. Our common stock will not be listed on the NYSE MKT or NASDAQ Capital Market, or quoted on the OTCQX Marketplace, until after the termination of this offering.

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date this Offering Circular is declared qualified by the SEC. The Offering is expected to expire on the first of: (i) all of the Offered Shares are sold; or (ii) the close of business six (6) months after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended up to no more than an additional six (6) months by the Company.

Testing the Waters and Procedures for Subscribing

We will use our existing website, www.ronco.com to provide notification of this anticipated Offering. Prior to the qualification of the Offering by the SEC, if you desire information about this anticipated Offering, you would go to the Investor Relations page at www.ronco.com and click on the “Reserve Your Shares” button. The Ronco website will redirect you, as a prospective investor, via the “Reserve Your Shares” button to a landing page on the website operated by Direct Transfer, LLC, where prospective investors are asked to provide certain information about themselves, such as his, her or its name, phone number, e-mail address, zip code and the amount of shares of interest, constituting a non-binding indication of interest (“Interest Holders”). This Offering Circular as well as amendments to this Offering Circular prior to qualification by the SEC will be furnished to prospective investors for their review via download 24 hours per day, 7 days per week on the Direct Transfer website as well. All Interest Holders have received and will continue to receive a series of comprehensive educational emails explaining the entire process and procedures for subscribing in the Offering and “what to expect” on the Direct Transfer platform.

Potential investors, including, but not limited to Interest Holders, may at any time make revocable offers to subscribe to purchase shares of our common stock. Such revocable offers will become irrevocable when both the Offering Statement is qualified by the SEC and the subscriptions are accepted by the Company.

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If you decide to subscribe for any Common Stock in this Offering, you should:

Go to the Investor Relations page at www.ronco.com, click on the “Reserve Shares Now” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us through Direct Transfer a Subscription Agreement; and

2.	Deliver funds only by ACH, wire transfer or by major credit card for the amount set forth in the Subscription Agreement directly to the specified bank account maintained by Regions Bank. Payments made by major credit card shall be limited to $300 per subscriber. Notwithstanding the foregoing, until the Offering Statement is declared qualified by the SEC, no payment from a Subscriber will be accepted by us and put into the Escrow Account. Pending the qualification of the Offering Statement by the SEC, Subscriber may only authorize the payment of the purchase price by ACH debit transfer, wire transfer or by major credit card upon the qualification of the Offering Statement by the SEC, at which time, the Subscriber will be (a) notified by Direct Transfer, as the transfer agent, that the funds of the Subscriber will be debited within 24 hours of the qualification of the Offering Statement by the SEC, absent prior rescission by the Subscriber and (b) provided with the final Offering Statement which was qualified by the SEC at the time of such notification by Direct Transfer.

The Company has engaged Direct Transfer, LLC to provide certain technology and administrative services in connection with the Offering, including the online platform by which subscribers may receive, review, execute and deliver subscription agreements electronically.

The Ronco website will redirect interested investors via the “Reserve Shares Now” button to a platform operated by Direct Transfer, LLC, where investors can receive (upon their acknowledgement that they have had the opportunity to review this Offering Circular), review, execute and deliver subscription agreements electronically.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares this Offering Circular qualified.

We anticipate that we will hold closings for purchases of the shares of our common stock on at least a monthly basis until the offering is fully subscribed or we terminate the Offering. Proceeds will be held with the Escrow Agent in an escrow account subject to compliance with Exchange Act Rule 15c2-4 until closing occurs. Our dealer-manager and/or the participating broker-dealers will submit a subscriber's form(s) of payment in compliance with Exchange Act Rule 15c2-4, generally by noon of the next business day following receipt of the subscriber's subscription agreement and form(s) of payment.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the shares of common stock does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the shares of common stock for your own account and that your rights and responsibilities regarding your shares of common stock will be governed by our chart and bylaws, each filed as an exhibit to the offering statement of which this offering circular is a part.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow agent, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE:  For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

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In order to purchase Offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Selling Restrictions

Notice to prospective investors in Canada

The offering of the Offered Shares in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Common Stock may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Offered Shares in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Offered Shares is offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the Offered Shares by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Offered Shares outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of Offered Shares may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Offered Shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any Offered Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Offered Shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Offered Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Offered Shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

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The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This offering circular has been prepared on the basis that any offer of Offered Shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Offered Shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of Offered Shares which are the subject of the offering contemplated in this offering circular may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. The Company has not authorized, nor does it authorize, the making of any offer of Offered Shares in circumstances in which an obligation arises for the Company to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Offered Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Shares to be offered so as to enable an investor to decide to purchase or subscribe the Offered Shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

The Offered Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Offered Shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, the Company, the Offered Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Offered Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Offered Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Offered Shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This offering circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this offering circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The Offered Shares to which this offering circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Offered Shares offered should conduct their own due diligence on the Offered Shares. If you do not understand the contents of this offering circular you should consult an authorized financial advisor.

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Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Offered Shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Offered Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Offered Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Offered Shares must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in China

This offering circular does not constitute a public offer of the Offered Shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Offered Shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Offered Shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The Offered Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Offered Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Offered Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Offered Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

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Notice to Prospective Investors in Singapore

This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Offered Shares may not be circulated or distributed, nor may the Offered Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Offered Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Offered Shares pursuant to an offer made under Section 275 of the SFA except:

(a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) where no consideration is or will be given for the transfer;

(c) where the transfer is by operation of law;

(d) as specified in Section 276(7) of the SFA; or

(e) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

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DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

DESCRIPTION OF BUSINESS

Business Overview

Ronco Brands, Inc. (the “Company” and “Ronco Brands”) was incorporated in Delaware on February 16, 2017. In connection with the formation of Ronco Brands, Ronco Brands authorized 100,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share, as its capital stock. Ronco Brands was formed by RNC Investors, LLC (“RNC Investors”), William Moore, Fredrick Schulman, and Moore Family Investors/RBI LLC (collectively, “Founders”) to become the holding company of Ronco Holdings, Inc., a Delaware corporation (“Ronco Holdings”), when Ronco Holdings is assigned (“Anticipated RHI Assignment”) to Ronco Brands by As Seen on TV, Inc. (“ASTV”), as partial consideration for the anticipated settlement of debt on April 1, 2017 (“Anticipated Closing Date”) owed by As Seen on TV, Ronco Holdings and other borrowers to RNC Investors pursuant to that certain Settlement and General Release Agreement, dated as of February 17, 2017, among such parties (“Settlement Agreement”).

Prior to and after the Anticipated RHI Assignment on April 1, 2017, William Moore has served and will continue to serve as the chief executive officer of Ronco Brands and as the president of Ronco Holdings, respectively. Prior to the completion of the Offering, Mr. Moore controls approximately 98% of the voting power of the outstanding capital stock of Ronco Brands through the Series A Super Voting Preferred Stock of Ronco Brands issued to Mr. Moore upon the formation of Ronco Brands.

Following the Anticipated RHI Assignment on April 1, 2017, the financial statements of Ronco Brands and Ronco Holdings, the sole operating and wholly owned subsidiary of Ronco Brands, will be reported on a consolidated basis. Ronco Brands, through Ronco Holdings, will own the Ronco brand and associated assets and will be engaged in the development, manufacture through third-party factories, and wholesale and retail sale of consumer products throughout the United States and internationally. Ronco Holdings is a provider of proprietary consumer products for the kitchen and home. Ronco Hodings’ product line sells throughout the year through infomercials (“direct response TV”), online sales, wholesale distributors, direct retailers, live shopping and royalty/international sales.

Ronco Holdings is the owner of one of the pre-eminent brands in the history of direct response TV, Ronco®. Ronco Holdings is also the owner of Dual Tools®, Infusion Collection® and Doc®, which are product brands Ronco Holdings acquired from Infusion Brands, Inc. With over $2 billion of brand revenues since its inception, Ronco has over its history brought to market such iconic products as the Ronco Pocket Fisherman®, Ronco Veg-o-Matic®, and the Ronco Showtime® Rotisserie and currently offers products including the Showtime Rotisserie®, E-Z Store Rotisserie®, Ronco Chiptastic® Microwave Potato Chip Maker, Ronco 5 Minute Pasta Wizard, Ronco Turbo Dehydrator™, the award-winning, patented innovation, the Ronco Ready® Grill, and its newest innovation, the Ronco Pizza and More™. Prior to the launch of the Ronco Ready Grill™, Ronco had not developed any significant innovation in over 10 years. The launch of the Ronco Ready® Grill, followed by the Ronco Pizza and More™ has reinvigorated the Ronco® brand. This will accelerate with the addition of more innovative new products going forward, as well as the redesign and re-imagination of many classic Ronco products consumers have enjoyed from the past. Management has also segmented Ronco into three distinct brands going forward: Ronco® (household appliances), Ronco Wonder® (gadgets & cleaning) and Ronco Classics™ (classic, beloved original Ronco products including, but not limited to the Veg-O-Matic® and Pocket Fisherman®). The Company’s management believes that this sub-brand strategy allows Ronco Holdings to both introduce a new and broader range of products under the valuable Ronco brand umbrella, while still delivering on its core Ronco® brand promise of “Always Innovating®”.

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Sales Channels

Ronco Holdings’ product lines sell throughout the year through various sales channels. The following is a discussion on the various sales channels that Ronco Holdings sells through.

Retail

The Retail sales channel includes those sales efforts to and revenue from buyers who resell our products at retail, both physical (brick and mortar) and through their online portals. Although historically (prior to 2005) the Ronco brand was sold only through direct response, over the past decade, both Ronco Holdings and other similar direct response sellers have received an increasingly large percentage, and in many cases a majority, of their revenue by monetizing the brand and product identities created by direct response advertising through retail sales. The Company’s management expects the retail sales channel to be the largest (in terms of revenue) for Ronco Holdings for the foreseeable future.

Ronco Holdings’ customers in the Retail sales channel include both large retailers, including Walmart, Bed Bath & Beyond, Target, Home Depot and Amazon, and many regional and smaller retailers. The customers in the Retail sales channel purchase goods both for their physical (“brick and mortar”) locations, and for their online portals, which represents a regularly increasing percentage of all the Company’s Retail sales. The Company’s management expects continued growth in the Retail sales channel as additional products are introduced and as additional direct response advertising is run, which supports those sales. The Company’s management also expects continued growth of online sales as a percentage of Retail sales, which represents an opportunity for Ronco Holdings to capture an increasing percentage of those online sales through its own portal, www.ronco.com. Information on this website is not a part of this Offering Circular.

During 2016, Ronco Holdings determined that the most efficient manner to support a growing Retail sales channel dominated by large Retail chains, including these Retailers’ online presence, was to transition to a “distribution model” where Ronco Holdings sells all its products to Retail using a large, qualified distributor which is then responsible to sell and support all Retail customers, thereby allowing Ronco Holdings to direct and focus its resources more to product innovation and development. Ronco Holdings has entered into an agreement with Englewood Marketing Group, Inc. to act as Ronco Holdings’ exclusive distributor for Retail sales with a full transition to this sales model by the end of the first quarter of 2017.

Following the Anticipated RHI Assignment on April 1, 2017, the Company’s management anticipates continued growth in the Retail sales channel, both from the introduction of existing Ronco products to new retail customers, and from the introduction of new Ronco products across all customers.

Live Shopping

The Live Shopping sales channel includes those sales efforts to and revenue from customers who operate “live shopping” networks, both domestic and international, including customers such as QVC, HSN, Evine, TSC (Canada), and HSE24 (Europe), among others. Live Shopping is most similar to the Company’s historic direct response business, but instead of paying for the media itself and charging the wholesale price direct to the ultimate customer, the Company instead sells the goods at wholesale (as in the Retail sales channel) to the live shopping networks, and those channels effectively pay the cost of the media time to demonstrate and sell the products.

Although virtually all of Ronco Holdings’ historic products are available to be sold through the Live Shopping sales channel, the Live Shopping sales channel also affords Ronco Holdings the opportunity to source, test, rebrand and sell many other non-core products that happen to fit a desire on the part of one or more live shopping networks based on their particular market research or trend analyses. For those particular sales, Ronco Holdings may use the Ronco brand or an affiliated brand (including Dual Tools, Doc, or the Infusion Collection). These types of products are generally later in the product development cycle or in, or very nearly in, production when sourced, and therefore are much faster in time-to-market than newly-designed products. In addition to its own brands, from time to time on a limited basis Ronco also sells its products to the live shopping networks as “private label” products where the live shopping network brands the product with one of its own category specific brands such as “Cook’s Essentials” at QVC, or Clean & Co. at Evine.

Following the Anticipated RHI Assignment on April 1, 2017, the Company’s management anticipates continued growth in the Live Shopping sales channel as current products receive continued airings, and as additional products are introduced by Ronco Holdings, and are sourced and added for the Company’s other brands.

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Direct Response

The Direct Response sales channel includes those sales efforts in and revenue from the direct response market. “Direct Response” is the process of advertising directly to customers by purchasing media, whether radio, television or online, then monetizing that media cost by direct sales to such customers prompted by that media, either by telephone or online.

The Ronco brand was the first direct response brand, and Ron Popeil, its founder, is effectively credited with creating the direct response market. From its founding through today, the Ronco brand has sold over $2 billion of products through direct response, spending over $500 million on direct response advertising to do so, also creating in the process a lasting brand recognition with consumers. Until 2005, all Ronco brand products were sold via direct response. Since then, as a result both of the increase of media costs and the proliferation of sales channels (including particularly online), the direct response business has become less profitable viewed alone, but continues to be profitable as part of a strategy which uses direct response to fund all or a portion of its own media costs, and monetizes that media not just through direct response, but also through retail and online sales. This is how the Company’s management views and, following the Anticipated RHI Assignment on April 1, 2017, will approach direct response, and in that light, views it as a key part of the Company’s overall sales strategy.

Given management’s view of the best use of direct response, it is anticipated that, following the Anticipated RHI Assignment on April 1, 2017, direct response will be used for a relatively small number of the Company’s Ronco brand products in any given year, and only in those situations where the net profit or cost of the direct response campaign, taken as a whole with any associated retail and online sales, meets management’s requirements for an acceptable net margin.

Royalty

The Royalty sales channel includes those sales efforts to and revenue from those international (and limited domestic) sales where Ronco Holdings receives its revenue as a royalty, rather than by selling product directly, resulting in no investment in inventory and very minimal, if any, sales and marketing expense by Ronco Holdings. Ronco Holdings’ primary contracts in this area are with Oak Lawn Marketing Incorporated (“OLM”), which distributes the Ronco Holdings’ Ronco brand internationally, and its legacy DualTools® and DualSaw® brands worldwide.

Ronco Holdings’ contracts with OLM generally provide that OLM will be directly responsible for all costs of goods and all sales and marketing expenses for its sales, with Ronco Holdings’ only requirement being to provide those media assets it has on hand, with occasional minimal editing. As a result, the Company views the Royalty sales channel as having the potential for meaningful contribution and growth going forward, particularly since it requires little to no incremental investment over what is already being made to sell products through other channels, and therefore, following the Anticipated RHI Assignment on April 1, 2017, nearly all of the revenue generated will be net margin for the Company.

Product development and marketing

Ronco Holdings both develops Ronco brand products internally and sources Ronco brand products externally (typically with some minor additional internal development). For the internally-developed products, Ronco Holdings incurs expenses for product research and development, including design engineering, prototyping, testing, manufacturing implementation and oversight, packaging and packaging design, among others. For the externally sourced products, Ronco Holdings’ involvement with product development varies based upon the market-readiness of the product when sourced. Ronco Holdings’ involvement therefore varies from marketing for completely market-ready products to some level of re-design and product development for others. In the case of externally-sourced products, Ronco Holdings typically attempts to negotiate exclusive marketing rights.

Following the Anticipated RHI Assignment on April 1, 2017, we anticipate marketing both our internally sourced and externally sourced products through some combination of direct response television, traditional television advertising, and a full complement of digital marketing, including social media and online marketing, among others. In the case of those products sold through our home shopping segment, that medium serves as its own marketing channel.

Supply and distribution

Ronco Holdings typically works with third party suppliers and manufacturers on a per order, or per item basis. This arrangement will remain the same following the Anticipated RHI Assignment on April 1, 2017. In the event that a manufacturer is unable to meet supply or manufacturing requirements at some time in the future, we may suffer short-term interruptions of delivery of certain products while we establish an alternative source. In most cases, alternative sources are readily available and we have established working relationships with several third-party distributors, suppliers and manufacturers. Ronco Holdings also relies on third-party carriers and freight forwarders for product shipments, including shipments to and from our distribution facilities and customer distribution facilities.

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Industry

The retail kitchen appliance, kitchen accessory, and home products, live shopping small kitchen appliance, kitchen accessory, and home products, and direct response industries in the U.S. are large, and each continues to grow. In addition to potentially benefiting from that market growth, we believe the Company’s existing products offer compelling value propositions, and we believe the market will continue to be available for new product innovations that either meet an unmet consumer need or provide a more compelling value proposition than those competing products already in the market.

Competition

The retail small kitchen appliance and home products industry is very large, and made up of many very large and profitable companies, many of whose products compete directly or indirectly with those of the Company following the Anticipated RHI Assignment on April 1, 2017 and with those the Company will introduce in the future. Many of those competitors are larger and have greater financial resources than we do, and may be able to devote greater resources for the development and promotion of their products than we can. We believe the principal competitive factors in this area to be product quality, product price and product exposure.

The live shopping small kitchen appliance and home products industry is large, and made up of many other large and profitable companies, many of whose products compete directly or indirectly with those of the Company following the Anticipated RHI Assignment on April 1, 2017 to be granted television air time on the various home shopping channels, both domestically and abroad. Many of those competitors are larger and have greater financial resources than we do, and may be able to devote greater resources for the development of their products than we can. We believe the principal competitive factors in this area to be product innovation, product quality, and product price.

The direct response marketing industry is a large, fragmented and competitive industry. The United States direct response marketing industry has a diverse set of channels, including direct mail, telemarketing, television, radio, newspaper, magazines and others. The list of market leaders fluctuates constantly, and many groups with no previous experience in direct response enter and leave the business constantly. We believe the principal competitive factors in direct response marketing include brand recognition and authenticity, product innovation, product quality and product price.

Intellectual property

Following the Anticipated RHI Assignment on April 1, 2017, our success will depend to some degree on the goodwill associated with our trademarks and other proprietary intellectual property rights. We attempt to protect our intellectual property and proprietary rights through a combination of trademark, copyright and patent law, trade secret protection and confidentiality agreements with our employees and marketing and advertising partners. We pursue the registration of our domain names, trademarks and service marks and patents in the United States and abroad.

Among others, Ronco Holdings has received U.S. trademark registration with the United States Patent and Trademark Office (the USPTO) for U.S. trademarks for Ronco®, But Wait There’s More®, Veg-O-Matic®, Slice-O-Matic®, Chop-O-Matic®, EZ Store®, Pocketfisherman®, and have received or licensed U.S. and international patents on those of our internally-developed products where we deem such protection important.

A substantial amount of uncertainty exists concerning the application of the intellectual property laws to the Internet and there can be no assurance that existing laws provide adequate protection of proprietary intellectual property. The steps we take to protect our proprietary rights may not be adequate and third parties may infringe or misappropriate copyrights, trademarks, service marks and similar proprietary rights.

In addition to www.ronco.com, we own multiple domain names that we may or may not operate in the future. However, as with phone numbers, we do not have and cannot acquire any property rights in an Internet address. The regulation of domain names in the United States and in other countries is also subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we might not be able to maintain our domain names or obtain comparable domain names, which could harm our business.

Government regulation

Following the Anticipated RHI Assignment on April 1, 2017, the Company will be subject to numerous federal, state and foreign health, safety and environmental regulations. The Company’s management believes the impact of expenditures to comply with such laws will not have a material adverse effect on the Company.

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As a marketer and distributor of consumer products, the Company is subject to the Consumer Products Safety Act and the Federal Hazardous Substances Act, which empower the U.S. Consumer Product Safety Commission (“CPSC”) to seek to exclude products that are found to be unsafe or hazardous from the market. Under certain circumstances, the CPSC could require the Company to repair, replace or refund the purchase price of one or more of the Company’s products, or the Company may voluntarily do so.

Throughout the world, electrical appliances are subject to various mandatory and voluntary standards, including requirements in some jurisdictions that products be listed by Underwriters’ Laboratories, Inc. (“UL”) or other similar recognized laboratories. The Company often uses third parties for certification and testing of compliance with UL standards, as well as other nation- and industry-specific standards. The Company endeavors to have its products designed to meet the certification requirements of, and to be certified in, each of the jurisdictions in which they are sold.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 Section 1502 (the "Dodd-Frank Act") requires public companies to disclose whether certain minerals, commonly known as "conflict minerals," are necessary to the functionality or production of a product manufactured by those companies and if those minerals originated in the Democratic Republic of the Congo ("DRC") or an adjoining country. The ongoing implementation of these disclosure requirements by the Company could adversely affect the sourcing, availability, and pricing of minerals used in the manufacture of certain components that may from time to time be used in the Company's products. In addition, the supply-chain due diligence investigation required by the conflict minerals rules requires expenditures of resources and management attention, regardless of the results of the investigation.

With respect to the Company’s online retail sales and direct response segment, there are an increasing number of laws and regulations being promulgated by the United States government, governments of individual states and governments overseas that pertain to the Internet and doing business online. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations have been or may be adopted with respect to the Internet relating to:

•	liability for information retrieved from or transmitted over the Internet;
•	online content regulation;
•	commercial e-mail;
•	visitor privacy; and
•	taxation and quality of products and services.

Moreover, the applicability to the Internet of existing laws governing issues such as:

•	intellectual property ownership and infringement;
•	consumer protection;
•	obscenity;
•	defamation;
•	employment and labor;
•	the protection of minors;
•	health information; and
•	personal privacy and the use of personally identifiable information.

The Federal Trade Commission (“FTC”) has adopted regulations and guidelines regarding the collection and use of personally identifiable consumer information obtained from individuals when accessing websites, with particular emphasis on access by minors. Such regulations include requirements that companies establish certain procedures to, among other things:

•	give adequate notice to consumers regarding the type of information collected and disclosure practices;
•	provide consumers with the ability to have personally identifiable information deleted from a company’s database;
•	provide consumers with access to their personal information and with the ability to rectify inaccurate information;
•	notify consumers of changes to policy and procedure for the use of personally identifiable information;
•	clearly identify affiliations with third parties that may collect information or sponsor activities on a company’s website; and
•	obtain express parental consent prior to collecting and using personal identifying information obtained from children under 13 years of age.

These regulations also include enforcement and redress provisions. We have implemented programs designed to enhance the protection of the privacy of our visitors and comply with these regulations. However, the FTC’s regulatory and enforcement efforts may adversely affect our ability to collect personal information from visitors and customers and therefore limit our marketing efforts.

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Due to the global nature of the Internet, it is possible that, although transmissions by our Company over the Internet originate primarily in the United States, the governments of other foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws. In the future, these laws may be modified or new laws may be enacted. We may unintentionally violate these laws to the extent that our transmissions are sent to or made available in these jurisdictions. Like domestic regulations that may apply to our activities, even if compliance is possible, the cost of compliance may be burdensome. Any of these developments could cause our business to suffer. In addition, as our services are available over the Internet in multiple states and foreign countries, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each state or foreign country. The failure by us to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties and could result in our inability to enforce contracts in such jurisdictions.

This area is uncertain and developing. Any new legislation or regulation or the application or interpretation of existing laws may have an adverse effect on our business. Even if our activities are not restricted by any new legislation, the cost of compliance may become burdensome, especially as different jurisdictions adopt different approaches to regulation.

RECENT DEVELOPMENTS

Stock Issuances upon Incorporation of Ronco Brands

Upon the formation of Ronco Brands on February 16, 2017, Ronco Brands issued:

(1)       3,500,000 shares of common stock to Moore Family Investors/RBI LLC (“Moore Family LLC”) at a purchase price of $0.0001 per share (for an aggregate of $350);

(2)       1,133,000 shares of common stock to Fredrick Schulman at a purchase price of $0.0001 per share (for an aggregate of $113);

(3)       617,000 shares of common stock to RNC Investors at a purchase price of $0.0001 per share (for an aggregate of $62);

(4)       3,500,000 shares of Series A Super Voting Preferred Stock to William Moore at a purchase price of $0.0001 per share (for an aggregate of $350); and

(5)       6,950,000 shares of Series B Preferred Stock to RNC Investors at a purchase price of $0.0001 per share (for an aggregate of $695).

Moore Family LLC’s members are William Moore's adult children, Jeffrey K. Moore (50%) and Matthew R. Moore (50%), and Moore Family LLC’s manager is Jeffrey K. Moore. Jeffrey and Matthew Moore do not reside in the same household as William Moore and therefore William Moore disclaims beneficial ownership of Jeffrey and Matthew Moore's percentage interest of Moore Family LLC in Ronco Brands.

The foregoing securities were issued by the Company pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering.

Settlement of MIG7 Debt in Exchange for Ronco Holdings and Laurus Note

On December 26, 2016, RNC Investors acquired from MIG7 Infusion, LLC (“MIG7”):

(1)       debt in the total approximate amount of $16,700,000 owed by ASTV (the predecessor parent company of Ronco Holdings), Infusion Brands, Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc., RFL Enterprises, LLC and Ronco Funding, LLC (“Credit Parties”) to MIG7 evidenced by that certain Second Amended and Restated Promissory Note, dated as of April 3, 2014 (the “MIG7 Note”) of the Credit Parties to MIG7 and that certain Senior Note Purchase Agreement, dated as of April 3, 2014 (as the same has been amended to date, the “Purchase Agreement”) between the Credit Parties and MIG7; and

(2)       all other ownership, securities or claims of any type or origin which exist or may exist in the future between MIG7 and the Credit Parties and their respective officers, directors, members, affiliates, investors or beneficiaries (the “MIG7 Claims”)

On January 13, 2017, RNC Investors notified the Credit Parties in a demand letter that an Event of Default (as defined in the Purchase Agreement) had occurred under the MIG7 Note, and that the total amount due and payable by the Credit Parties to RNC Investors under the MIG7 Note was $16,708,264 (“MIG7 Debt”) as of December 31, 2016.

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As of February 17, 2017, RNC Investors entered into that certain Settlement and General Release Agreement (“Settlement Agreement”), with Credit Parties as well as Ronco Brands, pursuant to which, the following transactions shall not become effective until April 1, 2017, which is when the right of revocation by the parties to the Settlement Agreement will lapse (the “Anticipated Closing Date”):

(1)	RNC Investors will settle and release the MIG7 Debt due from the Credit Parties and the related MIG7 Claims;

(2)	ASTV will assign to Ronco Brands 800 shares of common stock, par value $0.0001 per share, of Ronco Holdings (“RHI Common Shares”), and RFL Enterprises (a wholly owned subsidiary of ASTV) will assign to Ronco Brands 100 shares of Series A Preferred Stock, with a stated value of $27,000 per share, of Ronco Holdings (“RHI Redeemable Preferred Shares”), representing all of the outstanding equity interest in Ronco Holdings (“ASTV/RFL-RBI Assignment”), as evidenced by (i) that certain ASTV-Ronco Brands Assignment of Common Shares, dated as of February 17, 2017, from ASTV to Ronco Brands (“ASTV-Ronco Brands Assignment of Common Shares”) and (ii) that certain RFL-Ronco Brands Assignment of Preferred Shares, dated as of February 17, 2017, from RFL to Ronco Brands (“RFL-Ronco Brands Assignment of Preferred Shares”);

(3)	Credit Parties (i) will assign to RNC Investors the secured debt of Ronco Holdings in the amount of $12,323,072 (as of December 31, 2016, the “Laurus Debt”) owed by Ronco Holdings to Credit Parties under that certain Amended and Restated Secured Promissory Note, dated September 30, 2011, between Ronco Holdings, as borrower, and LV Administrative Services, as prior lender, collateral assignee and endorsee of Ronco Acquisition, LLC (“Laurus Note”) (See 1.5% Secured Promissory Note within Note 10 of audited financial statements for Ronco Holdings (“RHI Audited Financial Statements”) for further information), which note and related indebtedness was acquired by the Credit Parties and (ii) will amend the maturity date of the Laurus Note to be June 30, 2018, as both evidenced by that certain Amendment, Assignment and Assumption Agreement, dated as of February 17, 2017, between the Credit Parties and RNC Investors (“Amendment, Assignment and Assumption Agreement”);

(4)	the termination of that certain Loan and Security Agreement, dated April 11, 2014 (“RHI-Infusion Loan Agreement”) (See 18% Loan and Security Agreement within Note 10 to the RHI Audited Financial Statements for further information on this loan), between Ronco Holdings, as borrower, and Infusion Brands, as lender, with an outstanding amount of $651,237, pursuant to that certain Termination of Loan and Security Agreement, dated as of February 17, 2017, between Ronco Holdings and Infusion Brands (“RHI-Infusion Loan Termination Agreement”);

(5)	the termination of that certain Promissory Note, dated May 5, 2014 (“RHI-ASTV Note”) (See 14% Promissory Note within Note 10 to the RHI Audited Financial Statements for further information on this loan), between Ronco Holdings, as borrower, and ASTV, as lender, which was in the original principal amount of $200,000, pursuant to that certain Termination of RHI Note Agreement, dated as of February 17, 2017, between Ronco Holdings and ASTV (“RHI-ASTV Note Termination Agreement”);

(6)	the termination of that certain Amended and Restated Contingent Promissory Note, dated December 5, 2013 (“RHI-RFL Note”) (See Contingent Promissory Note within Note 10 to the RHI Audited Financial Statements for further information on this loan), between Ronco Holdings, as borrower, and RFL Enterprises, LLC (“RFL Enterprises”), as lender, which was in the original principal amount of $3,770,000 and was outstanding in the amount of $3,770,000, pursuant to that certain Termination of RHI Note Agreement, dated as of February 17, 2017, between Ronco Holdings and RFL Enterprises (“RHI-RFL Note Termination Agreement”);

(7)	Ronco Brands guaranteeing the repayment of indebtedness of Ronco Holdings under the Laurus Note and the RNC Promissory Note (as described below), pursuant to that certain Guaranty Agreement, dated as of February 17, 2017, of Ronco Brands in favor of RNC Investors (“Guaranty Agreement”); and

(8)	notwithstanding repayment terms to the contrary in the Laurus Note, in the event that either Ronco Holdings or Ronco Brands undertake one or more sales or issuances of either of their securities (“Issuances”), pursuant to that certain Repayment Agreement, dated as of February 17, 2017, among Ronco Brands, Ronco Holdings and RNC Investors (“Repayment Agreement”), Ronco Brands and Ronco Holdings agreeing to make partial repayments of the indebtedness under the Laurus Note and contributions to working capital prior to paying off the rest of the outstanding indebtedness of the Laurus Note as follows:

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a.	following the payment of all related underwriter/placement agent commissions and reimbursements, offering expenses and credit card fees, the first $4,000,000 received by either of Ronco Holdings or Ronco Brands from such Issuances shall be paid to RNC Investors as partial payment under the Laurus Note (leaving a balance on the Laurus Note of $8,323,072 of principal and accrued interest as of December 31, 2016);

b.	the next $5,000,000 received by Ronco Holdings or Ronco Brands from such Issuances shall be retained by Ronco Holdings and Ronco Brands for working capital and general corporate purposes;

c.	the next $2,500,000 received by either of Ronco Holdings or Ronco Brands from such Issuances shall be paid to RNC Investors as partial payment under the Laurus Note (leaving a balance on the Laurus Note of $5,323,072 of principal and accrued interest as of December 31, 2016); and

d.	the remainder of proceeds received by Ronco Holdings or Ronco Brands from such Issuances shall be retained by Ronco Holdings and Ronco Brands for working capital and general corporate purposes.

Pursuant to the terms of the Settlement Agreement, any party to the Settlement Agreement has the right to revoke the Settlement Agreement in his, her or its sole discretion until April 1, 2017, which is when the Settlement Agreement becomes irrevocable.  In the event that any such revocation occurs, each of the Settlement Agreement and each of the transaction documents referred to in the Settlement Agreement (regarding items (1) through (8) immediately above) shall immediately be terminated and shall each be of no further force or effect.

In addition, pursuant to the terms of the Settlement Agreement, Ronco Brands will offer, during a period of 45 days following the first business day following February 17, 2017, to each holder of certain warrants to acquire shares of ASTV (the “ASTV Warrants”) the right to exchange such ASTV Warrants for (i) an aggregate of 1,800,000 shares of RBI Common Stock at a purchase price per share of $0.0001 (an aggregate of $180), and (ii) warrants (“RBI Warrants”) to acquire an equal number of shares of common stock, par value of $0.0001 per share of Ronco Brands (the “RBI Common Stock”) (warrants to acquire up to 1,800,000 shares of RBI Common Stock), for a one (1) year term and at an exercise price of $6.00 per share (the “Warrant and Share Exchange”).

Immediately following the Anticipated RHI Assignment on April 1, 2017, Ronco Holdings will redeem and cancel the RHI Redeemable Preferred Shares pursuant to that certain Stock Redemption Agreement, dated as of February 17, 2017, between Ronco Brands and Ronco Holdings.

Loans

From November 5, 2012 through August 15, 2013, Angelo Balbo Management, LLC, an accredited investor, loaned an aggregate of $1,100,000 to Ronco Holdings (See Current notes payable – third party section of Note 10 to the RHI Audited Financial Statements for further discussion on the history of this loan). Such loans and accrued interest amounted to $1,663,236 as of December 31, 2016, which was (i) memorialized by that certain Amendment and Restatement of Promissory Note, dated as of February 17, 2017, between Ronco Holdings and Mr. Schulman as agent for Angelo Balbo Management, LLC and (ii) evidenced as the principal amount outstanding in that certain Amended and Restated Promissory Note, dated as of January 1, 2017, from Ronco Holdings to Mr. Schulman as agent for Angelo Balbo Management, LLC (“Balbo Promissory Note”), replacing that certain Promissory Note, dated June 30, 2013, in the principal amount of $1,100,000, from Ronco Holdings to Mr. Schulman as agent for Angelo Balbo Management, LLC. The Balbo Promissory Note accrues interest at the rate of 18% per year and matures on June 30, 2018.

From July 2, 2015 through October 7, 2016, John C. Kleinert and his IRA (namely Pensco Trust Company, LLC, Custodian, FBO John Kleinert dated April 19, 2016) loaned an aggregate of $2,447,102 to Ronco Holdings, of which $1,795,000 in loans remain outstanding as of December 31, 2016 (See 18% - 24% On Demand Promissory Notes within Note 10 to the RHI Audited Financial Statements for further discussion on the history of some of these loans). All interest on such loans had been paid as of December 31, 2016. $1,495,000 of the outstanding loans (i) has been memorialized in that certain Loan Agreement, dated as of February 17, 2017, between Ronco Holdings and John C. Kleinert and (ii) was evidenced by that certain Promissory Note, dated as of January 1, 2017, from Ronco Holdings to John C. Kleinert, with a principal amount of $1,495,000 which accrues interest at the rate of 20.16% per year (“Kleinert Note”). $300,000 of the outstanding loans (i) has been memorialized in that certain Loan Agreement, dated as of February 17, 2017, between Ronco Holdings and Pensco Trust Company, LLC, Custodian, FBO John Kleinert dated April 19, 2016 and (ii) was evidenced by that certain Promissory Note, dated as of January 1, 2017, from Ronco Holdings to Pensco Trust Company, LLC, Custodian, FBO John Kleinert dated April 19, 2016, with a principal amount of $300,000 which accrues interest at the rate of 24% per year (“Kleinert IRA Note”; together with “Kleinert Note”, referred to as the “Kleinert Promissory Notes”). The Kleinert Promissory Notes each mature on June 30, 2018.

On December 23, 2016, RNC Investors loaned $1,500,000 to Ronco Holdings, as (i) memorialized in that certain Loan Agreement, dated as of February 17, 2017, between Ronco Holdings and RNC Investors and (ii) evidenced by that Promissory Note, dated as of December 23, 2016 of Ronco Holdings to RNC Investors (the “RNC Promissory Note”). The RNC Promissory Note accrues interest at the rate of 18% per year and matures on June 30, 2018. The outstanding principal amount and accrued interest on the RNC Promissory Note amounted to $1,505,902 as of December 31, 2016.

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The foregoing promissory notes were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering.

Corporate Structure

The diagram below depicts our organizational structure after this offering:

John C. Kleinert
All Outstanding Units
• 100% voting power
• 100% economic interest
Moore Family Investors/RBI LLC
3,500,000 shares of Common Stock
• 0.97% voting power
• 18.42% economic interest
RNC Investors, LLC
Management
Existing Investors
Public Shareholders
6,950,000 shares of Series B Convertible Preferred Stock and 617,000 shares of Common Stock
• 0.17% voting power
• 39.83% economic interest
• Series B: non-voting, economic interest, convertible on one-for-one basis into shares of Common Stock of Ronco Brands
3,500,000 shares of Series A Super Voting Preferred Stock and 1,133,000 shares of Common Stock
• 96.98% voting power
• 5.96% economic interest
• Series A: 100 votes per share, no economic interest, not convertible
1,800,000 shares of Common Stock
• 0.50% voting power
• 9.47% economic interest
5,000,000 shares of Common Stock
• 1.38% voting power
• 26.32% economic interest
Ronco Brands, Inc.
800 shares of Common Stock
• 100% voting power
• 100% economic interest
Ronco Holdings, Inc.

This diagram assumes that an aggregate of 1,800,000 shares of Common Stock have been issued by Ronco Brands to holders of ASTV Warrants who elect to exchange their ASTV Warrants under the Settlement Agreement.

William Moore, our chief executive officer, will control approximately 96.67% of the voting power of our outstanding capital stock through our Series A Super Voting Preferred Stock after this offering is completed if all the Common Stock being offered are sold. As a result of his voting power, he will be able to control any action requiring the general approval of our stockholders, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and bylaws and the approval of any merger or sale of substantially all of our assets. If we obtain listing on either the NYSE MKT or NASDAQ Capital Market, we will be a “controlled company” within the meaning of the corporate governance rules of the NYSE MKT or NASDAQ Capital Market. See “Organizational Structure” and “Management—Controlled Company.”

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Employees

We employed 22 full-time employees of which 4 are senior management. We believe that we maintain a satisfactory working relationship with our employees and have not experienced any labor disputes.

Legal Proceedings

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business. There are no legal proceedings currently pending against us which we believe would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

Property

Our corporate offices and inventory warehouse are located in Austin, TX. This location is approximately 25,000 square feet. Terms of the lease provide for a base rent payment and a share of the buildings operating expenses such as taxes and maintenance. The lease expires on December 31, 2021.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RONCO BRANDS

The following discussion and analysis should be read in conjunction with (i) Ronco Brands’ financial statements and related notes thereto, and (ii) the section entitled “Description of Business,” included in this Offering Circular. The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in those forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Offering Circular. As used in this section “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Ronco Brands”, unless otherwise indicated or the context requires, the terms “Ronco Brands,” the “Company,” “we,” “our,” “ours” or “us” and other similar terms mean Ronco Brands, Inc.

Overview

Ronco Brands, Inc. was incorporated in Delaware on February 16, 2017. Ronco Brands was formed by RNC Investors, LLC (“RNC Investors”), William Moore, Fredrick Schulman, and Moore Family Investors/RBI LLC (collectively, “Founders”) to become the holding company of Ronco Holdings, Inc., a Delaware corporation (“Ronco Holdings”), when Ronco Holdings is assigned (“Anticipated RHI Assignment”) to Ronco Brands by As Seen on TV, Inc. (“ASTV”), as partial consideration for the anticipated settlement of debt on April 1, 2017 (“Anticipated Closing Date”) owed by As Seen on TV, Ronco Holdings and other borrowers to RNC Investors pursuant to that certain Settlement and General Release Agreement, dated as of February 17, 2017, among such parties (“Settlement Agreement”).

Following the Anticipated RHI Assignment on April 1, 2017, the financial statements of Ronco Brands and Ronco Holdings, the sole operating and wholly owned subsidiary of Ronco Brands, will be reported on a consolidated basis. Ronco Brands, through Ronco Holdings, will own the Ronco brand and associated assets and will be engaged in the development, manufacture through third-party factories, and wholesale and retail sale of consumer products throughout the United States and internationally. Ronco Holdings is a provider of proprietary consumer products for the kitchen and home. Ronco Hodings’ product line sells throughout the year through infomercials (“direct response TV”), online sales, wholesale distributors, direct retailers, live shopping and royalty/international sales.

Results of Operations

For the period February 16, 2017 (inception) through February 22, 2017, Ronco Brands did not have operations. During the aforementioned period, Ronco Brands sold and issued common and preferred stock to its founders in the aggregate amount of $1,570 and incurred a state incorporation fee and bank fee of $453 and $30, respectively.

Liquidity and Capital Resources

At February 22, 2017, we had a cash balance of approximately $1,540, working capital of approximately $1,087 and an accumulated deficit of approximately $483.

We filed a Form 1-A registration statement for the sale of 5,000,000 shares of common stock to raise $30,000,000 to fund certain debt guarantees that become effective on April 1, 2017 and to provide working capital to Ronco Brands.

There can be no assurance that our Form 1-A registration statement will be qualified nor can there be any assurance that we will be able to sell the securities to procure the funding needed to operate Ronco Brands subsequent to the acquisition of Ronco Holdings, Inc. If our efforts to do so are unsuccessful, we will be required to reduce or eliminate our operations and/or seek relief through a filing under the U.S. Bankruptcy Code. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

Public Company Expenses

Upon completion of this offering, we expect to incur direct, incremental general and administrative expenses as a result of being a publicly traded company (if we elect to report under the Exchange Act), or private company reporting under Regulation A, if we do not elect to report under the Exchange Act, including, but not limited to, where applicable, increased scope of our operations and costs associated with hiring new personnel, implementation of compensation programs that are competitive with our public company peer group, annual and quarterly reports to shareholders, tax return preparation, independent registered public accounting firm fees, investor relations activities, registrar and transfer agent fees, incremental director and officer liability insurance costs and independent director compensation. These direct, incremental general and administrative expenses are not included in our historical results of operations.

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Commitments

As of February 17, 2017, RNC Investors entered into that certain Settlement and General Release Agreement (“Settlement Agreement”), with Credit Parties as well as Ronco Brands, pursuant to which, the following transactions shall not become effective until April 1, 2017, which is when the right of revocation by the parties to the Settlement Agreement will lapse (the “Anticipated Closing Date”):

(1)	Ronco Brands guaranteeing the repayment of indebtedness of Ronco Holdings under the Laurus Note and the RNC Promissory Note (as described below), pursuant to that certain Guaranty Agreement, dated as of February 17, 2017, of Ronco Brands in favor of RNC Investors (“Guaranty Agreement”); and

(2)	notwithstanding repayment terms to the contrary in the Laurus Note, in the event that either Ronco Holdings or Ronco Brands undertake one or more sales or issuances of either of their securities (“Issuances”), pursuant to that certain Repayment Agreement, dated as of February 17, 2017, among Ronco Brands, Ronco Holdings and RNC Investors (“Repayment Agreement”), Ronco Brands and Ronco Holdings agreeing to make partial repayments of the indebtedness under the Laurus Note and contributions to working capital prior to paying off the rest of the outstanding indebtedness of the Laurus Note as follows:

a.	following the payment of all related underwriter/placement agent commissions and reimbursements, offering expenses and credit card fees, the first $4,000,000 received by either of Ronco Holdings or Ronco Brands from such Issuances shall be paid to RNC Investors as partial payment under the Laurus Note (leaving a balance on the Laurus Note of $8,323,072 of principal and accrued interest as of December 31, 2016);

b.	the next $5,000,000 received by Ronco Holdings or Ronco Brands from such Issuances shall be retained by Ronco Holdings and Ronco Brands for working capital and general corporate purposes;

c.	the next $2,500,000 received by either of Ronco Holdings or Ronco Brands from such Issuances shall be paid to RNC Investors as partial payment under the Laurus Note (leaving a balance on the Laurus Note of $5,323,072 of principal and accrued interest as of December 31, 2016); and

d.	the remainder of proceeds received by Ronco Holdings or Ronco Brands from such Issuances shall be retained by Ronco Holdings and Ronco Brands for working capital and general corporate purposes.

Pursuant to the terms of the Settlement Agreement, any party to the Settlement Agreement has the right to revoke the Settlement Agreement in his, her or its sole discretion until April 1, 2017, which is when the Settlement Agreement becomes irrevocable.  In the event that any such revocation occurs, each of the Settlement Agreement and each of the transaction documents referred to in the Settlement Agreement shall immediately be terminated and shall each be of no further force or effect.

In addition, pursuant to the terms of the Settlement Agreement, Ronco Brands will offer, during a period of 45 days following the first business day following February 17, 2017, to each holder of certain warrants to acquire shares of ASTV (the “ASTV Warrants”) the right to exchange such ASTV Warrants for (i) an aggregate of 1,800,000 shares of RBI Common Stock at a purchase price per share of $0.0001 (an aggregate of $180), and (ii) warrants (“RBI Warrants”) to acquire an equal number of shares of common stock, par value of $0.0001 per share of Ronco Brands (the “RBI Common Stock”) (warrants to acquire up to 1,800,000 shares of RBI Common Stock), for a one (1) year term and at an exercise price of $6.00 per share (the “Warrant and Share Exchange”).

Immediately following the Anticipated RHI Assignment on April 1, 2017, Ronco Holdings will redeem and cancel the RHI Redeemable Preferred Shares pursuant to that certain Stock Redemption Agreement, dated as of February 17, 2017, between Ronco Brands and Ronco Holdings.

Off-Balance Sheet and Other Arrangements

As of February 22, 2017, we did not have any material off-balance sheet arrangements.

Critical Accounting Policies and Use of Estimates

Prior to the Anticipated RHI Assignment on April 1, 2017, Ronco Brands has no critical accounting policies or use of estimates. Following the Anticipated RHI Assignment on April 1, 2017, the critical accounting policies and use of estimates discussed in the section below regarding the Ronco Holdings MD&A (as defined below) shall apply to Ronco Brands’ prospective financial statements which reflect Ronco Holdings as its operating wholly-owned subsidiary.

RONCO HOLDINGS

The following discussion and analysis (“Ronco Holdings MD&A”) should be read in conjunction with Ronco Holdings’ audited financial statements and related notes thereto (“RHI Audited Financial Statements”) and unaudited financial statements and related notes thereto (“RHI Unaudited Financial Statements; together with RHI Audited Financial Statements, referred to herein as “RHI Financial Statements”) included in this Offering Circular. Such discussion and analysis as well as financial statements were obtained from Ronco Holdings for inclusion in this Offering Circular. The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in those forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Offering Circular. As used in this section “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Ronco Holdings”, unless otherwise indicated or the context requires, the terms “Ronco Holdings,” the “Company,” “we,” “our,” “ours” or “us” and other similar terms mean Ronco Holdings, Inc.

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Overview

Ronco Holdings, Inc. was incorporated in Delaware on January 11, 2011. Ronco Holdings is the owner of one of the pre-eminent brands in the history of direct response, Ronco®. Ronco Holdings is also the owner of Dual Tools, Infusion Collection and Doc, which are product brands Ronco Holdings acquired from Infusion Brands, Inc. Ronco Holdings shall become a wholly owned subsidiary of Ronco Brands on April 1, 2017 when Ronco Holdings is assigned (“Anticipated RHI Assignment”) to Ronco Brands by As Seen on TV, Inc. (“ASTV”), as partial consideration for the anticipated settlement of debt on April 1, 2017 (“Anticipated Closing Date”) owed by As Seen on TV, Ronco Holdings and other borrowers to RNC Investors pursuant to that certain Settlement and General Release Agreement, dated as of February 17, 2017, among such parties (“Settlement Agreement”). Ronco Holdings is the owner of one of the pre-eminent brands in the history of direct response, Ronco®. Ronco Holdings is also the owner of Dual Tools, Infusion Collection and Doc, which are product brands Ronco Holdings acquired from Infusion Brands, Inc.

Ronco Holdings owns the Ronco brand and associated assets and is engaged in the development, manufacture through third-party factories, and wholesale and retail sale of consumer products throughout the United States and internationally. Ronco Holdings is a provider of proprietary consumer products for the kitchen and home. Ronco Holdings’ product line sells throughout the year through various sales channels. The following is a discussion on the various sales channels that Ronco Holdings sells through.

Retail

The Retail sales channel includes those sales efforts to and revenue from buyers who resell our products at retail, both physical (“brick and mortar”) and through their online portals, catalog, and distributor. This segment includes customers such as Amazon, Walmart, Bed Bath & Beyond, Target, and Home Depot. During 2016, Ronco Holdings shifted its approach to sales and distribution to retail customers by primarily using a third party distributor who sells to retail customers rather than the Company directly selling and distributing to retail customers.

Live Shopping

The Live Shopping sales channel includes those sales efforts to and revenue from customers who operate “Live Shopping” networks, both domestic and international, including customers such as QVC, HSN, Evine, TSC (Canada), and HSE24 (Europe), among others.

Direct Response

The Direct Response sales channel includes those sales efforts in and revenue from the Direct Response market. “Direct Response” is the process of advertising directly to customers by purchasing media, whether radio, television or online, then monetizing that media cost by direct sales to such customers prompted by that media, either by telephone or online.

Royalty

The Royalty sales channel includes those sales efforts to and revenue from those international (and limited domestic) sales where Ronco Holdings receives its revenue as a royalty, rather than by selling product directly. Ronco Holdings’ primary contracts in this area are with Oak Lawn Marketing International, Inc., which distributes Ronco Holdings' Ronco brand internationally, and its legacy DualTools® and DualSaw® brands worldwide.

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RESULTS OF OPERATIONS

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

The following discussion of results of operations refers to the year ended December 31, 2015 compared to the year ended December 31, 2014.

Results of Operations

			Increase
	2015	2014	(Decrease)

Revenues	$9,020,761	$6,618,222	$2,402,539
Cost of revenues	6,219,514	5,165,884	1,053,630
Gross profit	2,801,247	1,452,338	1,348,909
Gross profit %	31.05%	21.94%	9.11%

Operating expenses:
Selling and marketing expenses	1,467,241	3,204,485	(1,737,244)
General and administrative expenses	3,733,897	3,395,111	338,786
Impairment of goodwill	–	983,304	(983,304)
Impairment of other intangible assets	–	1,631,223	(1,631,223)
Loss on related party receivable	–	488,453	(488,453)
Loss from operations	(2,399,891)	(8,250,238)	(5,850,347)

Other (income) expenses:
Interest expense	2,157,014	1,579,829	577,185
Other income	(7,399)	–	7,399
Total other (income) expense	2,149,615	1,579,829	569,786

Loss before provision for income taxes	(4,549,506)	(9,830,067)	(5,280,561)

Income tax provision	–	–	–

Net loss	$(4,549,506)	$(9,830,067)	$(5,280,561)

Revenues

The Company mainly generates revenue by selling products via multiple sales channels. The Company’s overall revenue increased approximately $2,403,000 during 2015. Retail, Live Shopping, and Royalty sales channel revenues increased approximately $1,157,000, $2,138,000, and $94,000, respectively, while the Direct Response sales channel decreased approximately $986,000 during 2015.

Retail sales channel revenue is (1) to buyers who resell our products at retail via both physical locations and through their online websites and (2) to distributors who resell to the aforementioned buyers. The increase in Retail sales for the year ended December 31, 2015 was attributable to growth of online retail customers. Online retail has increasingly gained popularity over the past few years and is expected to continue to gain popularity and market share from traditional brick and mortar retailers.

Live Shopping sales channel revenue is from product sales to customers who operate “Live Shopping” channels. The increase in revenue for the year ended December 31, 2015 was a result of several factors: (1) Ronco received from HSN a “Today’s Special” that featured the Ronco Ready® Grill, and (2) Ronco was successful selling to its customers additional product brands both internally sourced and via the brands it acquired from Infusion Brands, Inc. Dual Tools®, Infusion Collection® and Doc® are such product brands acquired from Infusion Brands, Inc. See Note 8 to the RHI Audited Financial Statements for discussion on Ronco’s relationship with Infusion Brands, Inc.

Direct Response sales channel revenue is from the sale of product utilizing television media and online sales strategies to prompt customers to purchase product by telephone or via the Company’s www.ronco.com or other Company landing page URLs to which customers are directed. Revenues decreased approximately $986,000 due to an approximate $1,599,000 reduction in media purchasing. The Company tested a variety of direct response media campaigns during 2014 which ended up unprofitable due to significant selling and marketing expenses. During 2015, the Company mainly generated direct response revenue from its URL while it worked to reduce product cost and various selling and marketing costs for its main television direct response campaign that sold Ronco® Six Star+® cutlery. The Company re-launched its cutlery television media campaign in late 2016 on a test basis. The Company is currently assessing its profitability in order to make a determination on whether to continue and increase the volume of media purchasing.

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Royalty sales channel revenue is royalty-based revenue rather than based on the Company’s direct sales efforts. In early 2015, Oak Lawn Marketing International, Inc., a third-party international distributor, entered into a royalty agreement with the Company to sell its Ronco and Dual Tools® brands internationally. Once the distributor sells product, the Company earns a royalty.

Cost of revenues

Cost of revenues consists of product cost, inventory transportation and storage costs, depreciation, warehouse labor and estimated warranty allowance. The approximate $1,054,000 increase in cost of revenues is directly related to the increase in revenues. Included within cost of revenues is a provision for inventory obsolescence of approximately $152,000 and $195,000 for the years ended December 31, 2015 and 2014, respectively.

Gross profit

Gross profit dollars increased as a result of increased sales. The Company’s gross profit percentage increased approximately 9% primarily as a result of less inventory storage fees incurred during the year ended December 31, 2015. In 2014, the Company incurred substantial inventory storage fees with respect to inventory that was being held by the Company’s freight forwarder. Such fees decreased approximately $736,000 from 2014.

Operating expenses

Operating expenses consist of selling and marketing, general and administrative, impairment and other losses. Total operating expenses decreased approximately $4,501,000 for the year ended December 31, 2015. During the year ended December 31, 2014, the Company recognized impairment losses on its goodwill and other intangible assets of approximately $2,614,000 and a loss on a related-party receivable of approximately $488,000. These losses contributed to approximately $3,102,000 of the decrease as no such losses were recognized during the year ended December 31, 2015. The remaining decrease was attributable to reduced selling and marketing expenses, specifically a reduction in advertising media of $1,599,000.

The increase in general and administrative expenses was predominately due to the recognition of an approximate $579,000 licensing fee expense with respect to the licensing of Chip-tastic® intellectual property offset by an aggregate decrease of approximately $122,000 in legal, accounting, and product development expenses. See Note 7 to the RHI Audited Financial Statements for further discussion on the recognition of the licensing fee and related liability.

Loss from operations

The Company’s loss from operations decreased from approximately $8,250,000 to approximately $2,400,000 for the year ended December 31, 2015, a decrease of $5,850,000 for the year ended December 31, 2015. This decrease is a result of the improved gross profit margins and operating expense reductions.

Net other (income) expense

The Company had net other expense of approximately $2,150,000 for the year ended December 31, 2015 as compared to net other expense of approximately $1,580,000 for the year ended December 31, 2014. The increase of approximately $570,000 is due to increased interest expense incurred on the Company’s notes payable and revolving loans. The revolving loans had an outstanding balance during the entire year ended December 31, 2015 as compared to 2014, which accounted for approximately $376,000 of the increase. The remaining increase is due to increased amortization of the discount associated with the Company’s contingent promissory note and interest expense associated with the approximate $987,000 of on demand promissory notes issued during the year ended December 31, 2015. For further information on the various revolving loans and promissory notes used to finance working capital, see notes 9 and 10, respectively.

Net loss

Net loss decreased from approximately $9,830,000 to approximately $4,550,000 for the year ended December 31, 2015, a decrease of $5,281,000 for the year ended December 31, 2015. This decrease is a result of the improved gross profit and operating expense reductions.

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Liquidity and capital resources

At December 31, 2015, we had a cash balance of approximately $392,000, a working capital deficit of approximately $18,568,000 and an accumulated deficit of approximately $29,523,000. We have experienced losses from operations since our inception and defaulted on our debt, and we have relied on a series of private placements of unsecured promissory notes, revolving loans, and purchase order financing to fund operations. The Company cannot predict how long it will continue to incur losses or whether it will ever become profitable.

We have undertaken, and will continue to implement, various measures to address our financial condition, including:

•	Significantly curtailing costs and consolidating operations, where feasible.
•	Seeking debt, equity and other forms of financing, including funding through strategic partnerships.
•	Reducing operations to conserve cash.
•	Deferring certain marketing activities.
•	Investigating and pursuing transactions with third parties, including strategic transactions and relationships.

There can be no assurance that we will be able to secure the additional funding we need. If our efforts to do so are unsuccessful, we will be required to further reduce or eliminate our operations and/or seek relief through a filing under the U.S. Bankruptcy Code. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying RHI Audited Financial Statements do not include any adjustments to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

The following table summarizes our cash flows for the year ended December 31, 2015 and 2014.

	2015	2014
Net cash used in operating activities	$(2,446,468)	$(3,415,203)
Net cash used in investing activities	(5,589)	(261,259)
Net cash provided by financing activities	2,341,570	3,976,694
Net (decrease) increase in cash	$(110,487)	$300,232

The approximate $969,000 decrease in net cash used in operations is mainly due to the decrease in the Company’s net loss due to lower selling and marketing, general and administrative, and goodwill and intangible asset impairment losses as well as an increase in accounts payable and a decrease in inventory.

The approximate $256,000 decrease in net cash used in investing activities is attributable to reduced purchases of manufacturing equipment and relating tooling.

The approximate $1,635,000 decrease in cash provided by financing activities is attributable to reduced capital contributions from related-parties and less net borrowings on the Company’s revolving loan.

Commitments

Leases

A summary of future minimum rental payments required under the Company’s operating leases(1) that have initial or remaining non-cancelable lease terms in excess of one year from December 31, 2015 are as follows:

2016	$341,618
2017	148,800
2018	153,264
2019	157,860
2020	162,598
Thereafter	167,476
Total	$1,131,616

(1)	On July 20, 2016, the Company amended its office and warehouse lease agreement. The above summary includes cash flows associated with the amendment. See Note 12 to the RHI Audited Financial Statements.

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Notes Payable

The following is a consolidated schedule of the future payments subsequent to December 31, 2015 required under notes payable.

2016	$11,156,237
2017	3,770,000
Total	$14,926,237

See Note 10 to the RHI Audited Financial Statements for further detail on notes payables as of December 31, 2015.

Licensing Fee Obligation

The Company has a guaranteed licensing fee obligation in the amount of $950,000 due on March 31, 2017. See Note 7 to the RHI Audited Financial Statements for further detail regarding the licensing fee obligation.

Six Months Ended June 30, 2016 Compared to Six Months Ended June 30, 2015

The following discussion of results of operations refers to the six months ended June 30, 2016 compared to the six months ended June 30, 2015.

Results of Operations

			Increase
	2016	2015	(Decrease)
Revenues	$3,562,503	$3,407,010	$155,493
Cost of revenues	2,556,509	2,253,185	303,324
Gross profit	1,005,994	1,153,825	(147,831)
Gross profit %	28.24%	33.87%	-5.63%

Operating expenses:
Selling and marketing expenses	571,866	836,534	(264,668)
General and administrative expenses	1,960,218	2,096,322	(136,104)
Loss from operations	(1,526,090)	(1,779,031)	(252,941)

Other (income) expenses:
Interest expense	1,163,954	1,054,011	109,943
Other income	(434)	–	434
Total other (income) expense	1,163,520	1,054,011	109,509

Loss before provision for income taxes	(2,689,610)	(2,833,042)	(143,432)

Income tax provision	–	–	–

Net loss	$(2,689,610)	$(2,833,042)	$(143,432)

Revenues

The Company generates revenue by selling products via multiple sales channels. The Company’s overall revenue increased approximately $155,000. The Retail and Live Shopping sales channel revenue increased approximately $334,000 and $89,000, respectively, while the Direct Response and Royalty sales channel revenue decreased approximately $211,000 and $57,000, respectively.

Retail sales channel revenue is from the sale of products (1) to buyers who resell our products at retail via both physical locations and through their online websites, and (2) to distributors who resell to the aforementioned buyers. The increase in Retail sales for the year ended June 30, 2016 was attributable primarily to growth of online retail customers. Online retail has increasingly gained popularity over the past few years and is expected to continue to gain popularity and market share from traditional brick and mortar retailers.

Live Shopping sales channel revenue represents product sales to customers who operate “Live Shopping” channels. Revenues for the six months ended June 30, 2016 increased approximately $89,000. During the six months ended June 30, 2015, the Company received from HSN a “Today’s Special” that featured the Ronco Ready® Grill which contributed to the majority of 2015 revenue. During the six months ended June 30, 2016, the Company was presented with a promotional opportunity at QVC which accounted for $606,000 of new customer revenue. The Company was also able to grow revenue through greater product offerings at its existing customers.

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Direct Response sales channel represents revenue from the sale of product through the direct response. The Company utilizes television media and online sales strategies to prompt customers to purchase product by telephone or via the Company’s www.ronco.com or other Company landing page URLs to which customers are directed.

Direct Response revenue decreased approximately $211,000 due to an approximate $40,000 reduction in media purchasing. During 2016, the Company generated direct response revenue from its URL while it worked to reduce product cost and various selling and marketing costs for its television direct response campaign that sold Ronco® Six Star+® cutlery during 2015. This cutlery campaign was operating at a loss during 2015. The Company re-launched its Ronco® Six Star+® cutlery campaign in late 2016 on a test basis. The Company is currently assessing the test campaign’s profitability in order to make a determination on whether to continue and increase the volume of media purchasing to assist with retail sell-through of the Ronco® branded products.

Royalty channel revenue is royalty based rather than by directly selling product. In early 2015, a third-party international distributor, Oak Lawn Marketing International, Inc. (“OLM”), entered into a royalty agreement with the Company to sell its Ronco® and Dual Tools® brands internationally. Once the distributor sells product, the Company earns a royalty. At the time the royalty agreement was implemented, OLM had already been selling Dual Tools-branded products in a variety of international markets, including Japan where the products were nearing end-of-life, while Ronco-branded products had never been distributed internationally and would need time to be established with local retailers. Therefore, during 2015, revenue was almost exclusively generated from sales of Dual Tools products. However, during 2016, the Dual Tools revenues declined as expected, and Ronco products began to be tested and sold internationally by OLM, but in combination, the two product lines generated less revenue than during the same period in 2015. OLM has advised the Company that it expects the Ronco products to reach wide international market acceptance during 2017 in accordance with its standard distribution model.

The Company’s effort to grow its revenue and customer base has positively impacted the Company’s customer concentration risk. During the six months ended June 30, 2016, the Company had four customers that each exceeded 10% of total revenue which accounted for approximately 59% of revenue. During the six months ended June 30, 2015, the Company had one customer that exceeded 10% of total revenue which accounted for approximately 42% of total revenue.

Cost of revenues

Cost of revenues consists of product cost, inventory transportation and storage costs, depreciation, warehouse labor and estimated warranty allowance. The approximate $303,000 increase in cost of revenues is related to an increase in revenues.

Gross profit

Although revenues increased, gross profit decreased approximately $148,000 or approximately 6% during 2016. The decrease in gross profit is attributable (1) to a significant Live Shopping promotional sale and (2) to reduced margin on Direct Response revenue. During the six months ended June 30, 2016, the Company generated direct response revenue from its URL in contrast to direct response television marketing campaigns that operated during the six months ended June 30, 2015. Direct response television campaigns typically have higher gross profit due to customer being charged shipping and handling. In addition, most of the costs associated with a sale are selling and marketing related, such as inbound call centers and customer support centers, and are classified as such.

Operating expenses

Operating expenses consist of selling and marketing and general and administrative expenses. Total operating expenses decreased approximately $401,000. Of the total operating expense decrease, selling and marketing and general and administrative expenses made up approximately $265,000 and $136,000, respectively, of the total decrease. The Company’s focus on cost reductions led to the decrease.

Loss from operations

The Company’s loss from operations decreased from approximately $1,779,000 to approximately $1,526,000 for the six months ended June 30, 2016, a decrease of $253,000. This decrease is a result of operating expense reductions.

Net other (income) expense

The Company had net other expense of approximately $1,164,000 for the six months ended June 30, 2016 as compared to approximately $1,054,000 for 2015. The increase of approximately $110,000 is due to increased interest expense incurred on the Company’s notes payable. See Note 9 to the RHI Unaudited Financial Statements for further information on the various promissory notes used to finance working capital.

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Net loss

Net loss decreased from approximately $2,833,000 to approximately $2,690,000 for the six months ended June 30, 2016, a decrease of $143,000. This decrease is a result of reduced operating expenses.

Liquidity and capital resources

At June 30, 2016, we had a cash balance of approximately $177,000, a working capital deficit of approximately $21,016,000 and an accumulated deficit of approximately $32,213,000. We have experienced losses from operations since our inception and defaulted on our debt, and we have relied on a series of private placements of unsecured promissory notes, revolving loans, and purchase order financing to fund operations. The Company cannot predict how long it will continue to incur losses or whether it will ever become profitable.

We have undertaken, and will continue to implement, various measures to address our financial condition, including:

•	Significantly curtailing costs and consolidating operations, where feasible.
•	Seeking debt, equity and other forms of financing, including funding through strategic partnerships.
•	Reducing operations to conserve cash.
•	Deferring certain marketing activities.
•	Investigating and pursuing transactions with third parties, including strategic transactions and relationships.

There can be no assurance that we will be able to secure the additional funding we need. If our efforts to do so are unsuccessful, we will be required to further reduce or eliminate our operations and/or seek relief through a filing under the U.S. Bankruptcy Code. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying RHI Unaudited Financial Statements do not include any adjustments to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

The following table summarizes our cash flows for the six months ended June 30, 2016 and 2015.

	2016	2015
Net cash used in operating activities	$(207,184)	$(246,270)
Net cash used in investing activities	(164,586)	(4,361)
Net cash provided by (used in) financing activities	156,346	(232,757)
Net decrease in cash	$(215,424)	$(483,388)

The approximate $39,000 decrease in net cash used in operations is primarily attributable to the decrease in the Company’s net loss, net of the change in the Company’s accounts receivable, inventory and accrued expenses and other current liabilities balances.

The approximate $160,000 increase in net cash used in investing activities is attributable to increased purchases of manufacturing equipment and relating tooling.

The approximate $389,000 decrease in net cash provided by financing activities is attributable to reduced capital contributions from related-parties and less net borrowings on the Company’s revolving loan.

Commitments

Leases

A summary of future minimum rental payments required under the Company’s operating leases(1) that non-cancelable lease terms in excess of one year from June 30, 2016 are as follows:

2016 Remaining	$172,699
2017	148,800
2018	153,264
2019	157,860
2020	162,598
Thereafter	167,476
Total	$962,697

(1)	On July 20, 2016, the Company amended its office and warehouse lease agreement. The above summary includes cash flows associated with the amendment. See Note 11 to the RHI Unaudited Financial Statements.

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Notes Payable

The following is a consolidated schedule of the future payments subsequent to June 30, 2016, based upon a period end of June 30, required under notes payable.

2016 Remaining	$11,856,237
2017	3,770,000
Total	$15,626,237

See Note 9 to the RHI Unaudited Financial Statements for further detail on notes payables as of June 30, 2016.

From November 5, 2012 through August 15, 2013, Angelo Balbo Management, LLC, an accredited investor, loaned an aggregate of $1,100,000 to Ronco Holdings (See Current notes payable – third party section of Note 10 to the RHI Audited Financial Statements for further discussion on the history of this loan). Such loans and accrued interest amounted to $1,663,236 as of December 31, 2016, which was (i) memorialized by that certain Amendment and Restatement of Promissory Note, dated as of February 17, 2017, between Ronco Holdings and Mr. Schulman as agent for Angelo Balbo Management, LLC and (ii) evidenced as the principal amount outstanding in that certain Amended and Restated Promissory Note, dated as of January 1, 2017, from Ronco Holdings to Mr. Schulman as agent for Angelo Balbo Management, LLC (“Balbo Promissory Note”), replacing that certain Promissory Note, dated June 30, 2013, in the principal amount of $1,100,000, from Ronco Holdings to Mr. Schulman as agent for Angelo Balbo Management, LLC. The Balbo Promissory Note accrues interest at the rate of 18% per year and matures on June 30, 2018.

From July 2, 2015 through October 7, 2016, John C. Kleinert and his IRA (namely Pensco Trust Company, LLC, Custodian, FBO John Kleinert dated April 19, 2016) loaned an aggregate of $2,447,102 to Ronco Holdings, of which $1,795,000 in loans remain outstanding as of December 31, 2016 (See 18% - 24% On Demand Promissory Notes within Note 10 to the RHI Audited Financial Statements for further discussion on the history of some of these loans). All interest on such loans had been paid as of December 31, 2016. $1,495,000 of the outstanding loans (i) has been memorialized in that certain Loan Agreement, dated as of February 17, 2017, between Ronco Holdings and John C. Kleinert and (ii) was evidenced by that certain Promissory Note, dated as of January 1, 2017, from Ronco Holdings to John C. Kleinert, with a principal amount of $1,495,000 which accrues interest at the rate of 20.16% per year (“Kleinert Note”). $300,000 of the outstanding loans (i) has been memorialized in that certain Loan Agreement, dated as of February 17, 2017, between Ronco Holdings and Pensco Trust Company, LLC, Custodian, FBO John Kleinert dated April 19, 2016 and (ii) was evidenced by that certain Promissory Note, dated as of January 1, 2017, from Ronco Holdings to Pensco Trust Company, LLC, Custodian, FBO John Kleinert dated April 19, 2016, with a principal amount of $300,000 which accrues interest at the rate of 24% per year (“Kleinert IRA Note”; together with “Kleinert Note”, referred to as the “Kleinert Promissory Notes”). The Kleinert Promissory Notes each mature on June 30, 2018.

On December 23, 2016, RNC Investors loaned $1,500,000 to Ronco Holdings, as (i) memorialized in that certain Loan Agreement, dated as of February 17, 2017, between Ronco Holdings and RNC Investors and (ii) evidenced by that Promissory Note, dated as of December 23, 2016 of Ronco Holdings to RNC Investors (the “RNC Promissory Note”). The RNC Promissory Note accrues interest at the rate of 18% per year and matures on June 30, 2018. The outstanding principal amount and accrued interest on the RNC Promissory Note amounted to $1,505,902 as of December 31, 2016.

Settlement of MIG7 Debt in Exchange for Ronco Holdings and Laurus Note

On December 26, 2016, RNC Investors acquired from MIG7 Infusion, LLC (“MIG7”):

(1)       debt in the total approximate amount of $16,700,000 owed by ASTV (the predecessor parent company of Ronco Holdings), Infusion Brands, Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc., RFL Enterprises, LLC and Ronco Funding, LLC (“Credit Parties”) to MIG7 evidenced by that certain Second Amended and Restated Promissory Note, dated as of April 3, 2014 (the “MIG7 Note”) of the Credit Parties to MIG7 and that certain Senior Note Purchase Agreement, dated as of April 3, 2014 (as the same has been amended to date, the “Purchase Agreement”) between the Credit Parties and MIG7; and

(2)       all other ownership, securities or claims of any type or origin which exist or may exist in the future between MIG7 and the Credit Parties and their respective officers, directors, members, affiliates, investors or beneficiaries (the “MIG7 Claims”)

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On January 13, 2017, RNC Investors notified the Credit Parties in a demand letter that an Event of Default (as defined in the Purchase Agreement) had occurred under the MIG7 Note, and that the total amount due and payable by the Credit Parties to RNC Investors under the MIG7 Note was $16,708,264 (“MIG7 Debt”) as of December 31, 2016.

As of February 17, 2017, RNC Investors entered into that certain Settlement and General Release Agreement (“Settlement Agreement”), with Credit Parties as well as Ronco Brands, pursuant to which, the following transactions shall not become effective until April 1, 2017, which is when the right of revocation by the parties to the Settlement Agreement will lapse (the “Anticipated Closing Date”):

(1)	RNC Investors will settle and release the MIG7 Debt due from the Credit Parties and the related MIG7 Claims;

(2)	ASTV will assign to Ronco Brands 800 shares of common stock, par value $0.0001 per share, of Ronco Holdings (“RHI Common Shares”), and RFL Enterprises (a wholly owned subsidiary of ASTV) will assign to Ronco Brands 100 shares of Series A Preferred Stock, with a stated value of $27,000 per share, of Ronco Holdings (“RHI Redeemable Preferred Shares”), representing all of the outstanding equity interest in Ronco Holdings (“ASTV/RFL-RBI Assignment”), as evidenced by (i) that certain ASTV-Ronco Brands Assignment of Common Shares, dated as of February 17, 2017, from ASTV to Ronco Brands (“ASTV-Ronco Brands Assignment of Common Shares”) and (ii) that certain RFL-Ronco Brands Assignment of Preferred Shares, dated as of February 17, 2017, from RFL to Ronco Brands (“RFL-Ronco Brands Assignment of Preferred Shares”);

(3)	Credit Parties (i) will assign to RNC Investors the secured debt of Ronco Holdings in the amount of $12,323,072 (as of December 31, 2016, the “Laurus Debt”) owed by Ronco Holdings to Credit Parties under that certain Amended and Restated Secured Promissory Note, dated September 30, 2011, between Ronco Holdings, as borrower, and LV Administrative Services, as prior lender, collateral assignee and endorsee of Ronco Acquisition, LLC (“Laurus Note”) (See 1.5% Secured Promissory Note within Note 10 of audited financial statements for Ronco Holdings (“RHI Audited Financial Statements”) for further information), which note and related indebtedness was acquired by the Credit Parties and (ii) will amend the maturity date of the Laurus Note to be June 30, 2018, as both evidenced by that certain Amendment, Assignment and Assumption Agreement, dated as of February 17, 2017, between the Credit Parties and RNC Investors (“Amendment, Assignment and Assumption Agreement”);

(4)	the termination of that certain Loan and Security Agreement, dated April 11, 2014 (“RHI-Infusion Loan Agreement”) (See 18% Loan and Security Agreement within Note 10 to the RHI Audited Financial Statements for further information on this loan), between Ronco Holdings, as borrower, and Infusion Brands, as lender, with an outstanding amount of $651,237, pursuant to that certain Termination of Loan and Security Agreement, dated as of February 17, 2017, between Ronco Holdings and Infusion Brands (“RHI-Infusion Loan Termination Agreement”);

(5)	the termination of that certain Promissory Note, dated May 5, 2014 (“RHI-ASTV Note”) (See 14% Promissory Note within Note 10 to the RHI Audited Financial Statements for further information on this loan), between Ronco Holdings, as borrower, and ASTV, as lender, which was in the original principal amount of $200,000, pursuant to that certain Termination of RHI Note Agreement, dated as of February 17, 2017, between Ronco Holdings and ASTV (“RHI-ASTV Note Termination Agreement”);

(6)	the termination of that certain Amended and Restated Contingent Promissory Note, dated December 5, 2013 (“RHI-RFL Note”) (See Contingent Promissory Note within Note 10 to the RHI Audited Financial Statements for further information on this loan), between Ronco Holdings, as borrower, and RFL Enterprises, LLC (“RFL Enterprises”), as lender, which was in the original principal amount of $3,770,000 and was outstanding in the amount of $3,770,000, pursuant to that certain Termination of RHI Note Agreement, dated as of February 17, 2017, between Ronco Holdings and RFL Enterprises (“RHI-RFL Note Termination Agreement”);

(7)	Ronco Brands guaranteeing the repayment of indebtedness of Ronco Holdings under the Laurus Note and the RNC Promissory Note (as described below), pursuant to that certain Guaranty Agreement, dated as of February 17, 2017, of Ronco Brands in favor of RNC Investors (“Guaranty Agreement”); and

(8)	notwithstanding repayment terms to the contrary in the Laurus Note, in the event that either Ronco Holdings or Ronco Brands undertake one or more sales or issuances of either of their securities (“Issuances”), pursuant to that certain Repayment Agreement, dated as of February 17, 2017, among Ronco Brands, Ronco Holdings and RNC Investors (“Repayment Agreement”), Ronco Brands and Ronco Holdings agreeing to make partial repayments of the indebtedness under the Laurus Note and contributions to working capital prior to paying off the rest of the outstanding indebtedness of the Laurus Note as follows:

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a.	following the payment of all related underwriter/placement agent commissions and reimbursements, offering expenses and credit card fees, the first $4,000,000 received by either of Ronco Holdings or Ronco Brands from such Issuances shall be paid to RNC Investors as partial payment under the Laurus Note (leaving a balance on the Laurus Note of $8,323,072 of principal and accrued interest as of December 31, 2016);

b.	the next $5,000,000 received by Ronco Holdings or Ronco Brands from such Issuances shall be retained by Ronco Holdings and Ronco Brands for working capital and general corporate purposes;

c.	the next $2,500,000 received by either of Ronco Holdings or Ronco Brands from such Issuances shall be paid to RNC Investors as partial payment under the Laurus Note (leaving a balance on the Laurus Note of $5,323,072 of principal and accrued interest as of December 31, 2016); and

d.	the remainder of proceeds received by Ronco Holdings or Ronco Brands from such Issuances shall be retained by Ronco Holdings and Ronco Brands for working capital and general corporate purposes.

Pursuant to the terms of the Settlement Agreement, any party to the Settlement Agreement has the right to revoke the Settlement Agreement in his, her or its sole discretion until April 1, 2017, which is when the Settlement Agreement becomes irrevocable. In the event that any such revocation occurs, each of the Settlement Agreement and each of the transaction documents referred to in the Settlement Agreement (regarding items (1) through (8) immediately above) shall immediately be terminated and shall each be of no further force or effect.

In addition, pursuant to the terms of the Settlement Agreement, Ronco Brands will offer, during a period of 45 days following the first business day following February 17, 2017, to each holder of certain warrants to acquire shares of ASTV (the “ASTV Warrants”) the right to exchange such ASTV Warrants for (i) an aggregate of 1,800,000 shares of RBI Common Stock at a purchase price per share of $0.0001 (an aggregate of $180), and (ii) warrants (“RBI Warrants”) to acquire an equal number of shares of common stock, par value of $0.0001 per share of Ronco Brands (the “RBI Common Stock”) (warrants to acquire up to 1,800,000 shares of RBI Common Stock), for a one (1) year term and at an exercise price of $6.00 per share (the “Warrant and Share Exchange”).

Immediately following the Anticipated RHI Assignment on April 1, 2017, Ronco Holdings will redeem and cancel the RHI Redeemable Preferred Shares pursuant to that certain Stock Redemption Agreement, dated as of February 17, 2017, between Ronco Brands and Ronco Holdings.

Licensing Fee Obligation

The Company has a guaranteed licensing fee obligation in the amount of $950,000 due on March 31, 2017. See Note 10 to the RHI Unaudited Financial Statements for further detail regarding the licensing fee obligation.

Off-Balance Sheet and Other Arrangements

As of June 30, 2016, we did not have any material off-balance sheet arrangements.

Critical Accounting Policies and Use of Estimates

Our discussion and analysis of operating results and financial condition are based upon our financial statements. The preparation of our financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures of contingent assets and liabilities. We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. Actual results may differ from these estimates under different assumptions or conditions.

Accounting policies are an integral part of our financial statements. A thorough understanding of these accounting policies is essential when reviewing our reported results of operations and our financial position. Management believes that the critical accounting policies and estimates discussed below involve the most difficult management judgments due to the sensitivity of the methods and assumptions used. Our significant accounting policies are described in Note 2 to our financial statements contained elsewhere in this Offering Circular.

Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reported periods. The significant estimates included in the Company’s financial statements include the allowance for doubtful accounts, allowance for sales returns and discounts, intangible asset impairment loses, inventory reserves, the estimated lives and carrying value of property and equipment, intangible assets, and impairment losses. Our management believes the estimates utilized in preparing our financial statements are reasonable. Actual results could differ significantly from these estimates.

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Revenue Recognition

We recognize revenue from product sales in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) ASC 605 — Revenue Recognition. Revenue from product sales is recognized when substantially all the risks and rewards of ownership have transferred to our customers, the selling price is fixed and collection is reasonably assured. Typically, these criteria are met when our customer’s order is received and we receive acknowledgment of receipt by a third party shipper and collection is reasonably assured. Taxes assessed by governmental authorities on revenue producing transactions are excluded from revenue. Taxes collected are recorded as liabilities until their remittance.

The Company provides an allowance for returns and discounts based upon specific customer agreements, past experience and industry knowledge. All significant returns for the periods presented have been offset against gross sales. The Company also provides a reserve for warranties which is included as an accrued expense.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consists of amounts due from the sale of our various consumer products, less an allowance for uncollectible accounts. The allowance for doubtful accounts is based on an evaluation of our outstanding accounts receivable, including the age of amounts due, the financial condition of our specific customers, knowledge of our industry and historical bad debt experience. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based upon management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Inventories and Advances on Inventory Purchases

Inventories, which are substantially all finished goods, are stated at the lower of cost or market. Cost is determined using an average cost method. The Company's inventories are acquired and carried for wholesale and retail sale and, accordingly, the carrying value is susceptible to, among other things, market trends and conditions and overall customer demand. The Company uses its best estimates of all available information to establish reasonable inventory quantities. However, these conditions may cause our inventories to become obsolete and/or excessive. We review our inventory for excess or obsolete inventory and write-down obsolete or otherwise unmarketable inventory to its estimated net realizable value.

In-bound freight-related costs from our vendors are included as part of the net cost of merchandise inventories. Other costs associated with acquiring, storing and transporting merchandise inventories are expensed as incurred and included in cost of goods sold.

Advances on inventory purchases represent payments made to our product suppliers in advance of delivery to the Company and are included in prepaid expenses and other current assets. It is common industry practice to require a substantial deposit against products ordered before commencement of manufacturing, particularly with off-shore suppliers. Additional advance payments may also be required upon achievement of certain agreed upon manufacturing or shipment benchmarks.

Shipping and handling costs are included within selling and marketing expenses.

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Goodwill and Intangible Assets

Goodwill is not amortized but is subject to periodic testing for impairment in accordance with ASC Topic 350 Intangibles - Goodwill and Other. The test for impairment is conducted annually or more frequently if events occur or circumstances change indicating that the fair value of the goodwill may be below its carrying amount.

The quantitative goodwill impairment test is a two-step process with step one requiring the comparison of the reporting unit's estimated fair value with the carrying amount of its net assets. If necessary, step two of the impairment test determines the amount of goodwill impairment to be recorded when the reporting unit's recorded net assets exceed its fair value. The Company estimates the fair value of the reporting unit using a market approach in combination with a discounted operating cash flow approach. Impairment is assessed by applying a fair value-based test to the Company’s total recorded goodwill. The estimates and judgments that most significantly affect the fair value calculations are assumptions, consisting of level three inputs, related to revenue and operating profit growth, discount rates and exit multiples.

Intangible assets include acquired patents, trade names and trademarks. Intangible assets with finite lives are amortized using the straight-line method over the estimated economic lives of the assets in accordance with ASC Topic 350 "Intangibles - Goodwill and Other”. Long-lived assets, including intangible assets with indefinite lives, are reviewed for impairment on an annual basis or sooner if events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable.

Fair Value Measurements

FASB ASC 820 — Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to us on December 31, 2015 and 2014, respectively. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments.

FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

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The three levels of the fair value hierarchy are as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 includes financial instruments that are valued using models or other valuation methodologies. These models consider various assumptions, including volatility factors, current market prices and contractual prices for the underlying financial instruments. Substantially all of these assumptions are observable in the marketplace, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3 — Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximate their fair value based on the short-term maturity of these instruments. The fair value of notes payable are based on borrowing rates that are available to the Company for loans with similar terms, collateral and maturity. The estimated fair value of notes payable approximates the carrying value. Determination of fair value of related party payables and receivables is not practicable due to their related party nature.

Accounting Standards Updates

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenues from Contracts with Customers (Topic 606). The guidance in this update supersedes the revenue recognition requirements in Topic 605, Revenue Recognition. In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer (for example, assets within the scope of Topic 360, Property, Plant, and Equipment, and intangible assets within the scope of Topic 350, Intangibles-Goodwill and Other, are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this Update. Under the new guidance, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In May 2015, the FASB has issued ASU 2015-14, Revenues from Contracts with Customers (Topic 606), which deferred the effective date for annual and interim periods. This standard is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact that this ASU will have on its financial statements.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. Specifically, ASU 2014-15 provides a definition of the term substantial doubt and requires an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). It also requires certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans and requires an express statement and other disclosures when substantial doubt is not alleviated. The new standard will be effective for reporting periods beginning after December 15, 2016, with early adoption permitted. Management has not early adopted this standard. We do not expect the adoption of this guidance to have a material impact on our financial statements.

In November 2014, the FASB issued ASU 2014-17, Business Combinations (Topic 805) – Pushdown Accounting. The amendments in this update apply to the separate financial statements of an acquired entity and its subsidiaries that are a business or nonprofit activity (either public or nonpublic) upon the occurrence of an event in which an acquirer (an individual or an entity) obtains control of the acquired entity. The amendments are effective on November 18, 2014 and provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The Company has not elected to apply pushdown accounting.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. ASU 2015-11 applies to all inventory that is measured using first-in, first-out or average cost. The guidance requires an entity to measure inventory at the lower of cost or net realizable value. ASU 2015-11 is effective prospectively for fiscal years, and for interim periods within those years, beginning after December 15, 2016. Early application is permitted. We do not expect the adoption of this guidance to have a material impact on our financial statements.

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In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which provides guidance for accounting for leases. The new guidance requires companies to recognize the assets and liabilities for the rights and obligations created by leased assets. The accounting guidance for lessors will remain relatively largely unchanged. ASU 2016-02 is effective for annual and interim periods beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the effect the adoption of this amendment will have on the Company’s financial statements.

In April 2015, the FASB issued ASU 2015-03, Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 provides authoritative guidance related to the presentation of debt issuance costs on the balance sheet, requiring companies to present debt issuance costs as a direct deduction from the carrying value of debt. The amendments in this update are effective for public business entities in fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. The new guidance must be applied retrospectively to each prior period presented. The adoption of this guidance did not have a material impact on our financial statements.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. ASU 2015-17 requires that all deferred tax liabilities and tax assets be classified as non-current in a classified balance sheet, rather than separating such deferred taxes into current and non-current amounts, as is required under current guidance. ASU 2015-17 is effective for fiscal years, and for interim periods within those years, beginning after December 15, 2016 and may be applied either prospectively or retrospectively. We do not expect the adoption of this guidance to have a material impact on our financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which provides guidance for the recognition, measurement, presentation and disclosure of financial assets and financial liabilities. ASU 2016-01 is effective for fiscal years, and for interim periods within those years, beginning after December 15, 2017 and, for most provisions, is effective using the cumulative-effect transition approach. Early application is permitted for certain provisions. The Company is currently evaluating the effect the adoption of this amendment will have on the Company’s financial statements.

In August 2016, the FASB issued ASU 2016-15 “Classification of Certain Cash Receipts and Cash Payments”. ASU 2016-15 addresses how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230, “Statement of Cash Flows”, and other Topics. ASU 2016-15 is effective for annual reporting periods, and interim periods therein, beginning after December 15, 2017. We do not expect the adoption of this guidance to have a material impact on our financial statements.

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MANAGEMENT

Board of Directors and Executive Officers

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this Offering Circular. Each director is elected at our annual meeting of shareholders and holds office for three years, or until his successor is elected and qualified. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position/Title
William M. Moore	67	Chairman, Chief Executive Officer, President, Secretary and Director
Jason D. Post	41	Principal Financial Officer
Stephen Krout	59	Executive Vice President, Head of Sales and Marketing
Fredrick Schulman	64	Director
Mark Ethier	56	Director

Biographical information concerning the directors and executive officers listed above is set forth below.

William M. Moore. Since the formation of Ronco Brands on February 16, 2017, Mr. Moore has served as the Chairman of the Board, Chief Executive Officer, President, Secretary and a Director of Ronco Brands. Since January, 2011, Mr. Moore has also served as the President, Secretary, a Director, and more recently as Chief Executive Officer of Ronco Holdings which is the operating subsidiary of Ronco Brands.  Prior to that Mr. Moore, was the President of CD3 Holdings, Inc., a consumer products company, and former owner of Ronco Holdings, Inc. from 2005 to 2014 which developed, manufactured and distributed two specialty retail brands in North America and 80 countries worldwide. Mr. Moore attended University of Texas at Austin from 1967 to 1971 where he studied engineering and finance. Mr. Moore brings knowledge and vast experience in the manufacture, distribution and sale of consumer products. His experience will help Ronco Brands in the efficient and cost effective creation and sale of its products. Mr. Moore does not hold, and has not previously held, any directorships in any reporting companies. In June 2007, Mr. Moore filed for Chapter 7 bankruptcy, which was discharged in November 2007.

Jason D. Post. Since the formation of Ronco Brands on February 16, 2017, Mr. Post has served as the Principal Financial Officer of Ronco Brands and its subsidiary, Ronco Holdings. From January 8, 2016 through February 16, 2017, he served as the Principal Financial Officer and Corporate Secretary of As Seen On TV, Inc. and was a non-officer employee from July 1, 2015 to January 7, 2016 responsible for financial reporting, which was a publicly traded company until September 28, 2016. From September 2014 through June 30, 2015, Mr. Post was a non-officer employee of Infusion Brands, Inc., a subsidiary of As Seen On TV, Inc. where he was responsible for accounting and financial reporting. From July 2012 to September 2014, Mr. Post owned and operated his own financial reporting consulting practice, Jason D. Post, CPA PA. From March 2008 to July 2012, Mr. Post served as Principal Accounting Officer and Corporate Secretary of The Amacore Group, Inc. and served as Chief Financial Officer of Zurvita Holdings, Inc. From January 2004 through March 2008, Mr. Post was an external auditor for Deloitte & Touche, LLP (“Deloitte”). While at Deloitte, he gained specialized knowledge and experience in the area Sarbanes Oxley compliance and developmental stage enterprises. Mr. Post received a B.S. in Accountancy from the University of South Florida and holds an active Florida CPA license and is a member of the American Institute of Certified Fraud Examiners.

Stephen Krout. Since the formation of Ronco Brands on February 16, 2017, Mr. Krout has served as the Executive Vice President responsible for Sales, Marketing and Product Development for Ronco Brands. From July 1, 2015 to February 16, 2017, he was employed by As Seen on TV, Inc. to serve as Ronco Holdings’ Executive Vice President responsible for Sales, Marketing and Product Development.  From June 1, 2014 through June 30, 2015, he served as Senior Vice President of Infusion Brands. Inc. responsible for Sales and Product Development.  From August 2006 through June 2014, Mr. Krout served as President of his own company, Clear Path Marketing where he imported and sold consumer products to a variety of International Retailers.  During that time, he consulted with Infusion Brands, Inc. on product development from September 2013 through June 2014.  From April 1997 to August 2006, he served as Operating Vice President at the Home Shopping Network, responsible for merchandising various product categories including Housewares, Gourmet Foods, Cleaning, Hardware and Textiles. Mr. Krout received a BS in Marketing from Florida Southern College.

Fredrick Schulman. Since the formation of Ronco Brands on February 16, 2017, Mr. Schulman has served as a Director of Ronco Brands and its subsidiary, Ronco Holdings. From February 2015 through February 16, 2017, he served as a Director as well as Chairman of the Audit Committee of As Seen On TV, Inc., which was a publicly traded company until September 28, 2016. Mr. Schulman has been involved in corporate finance for over 35 years, as attorney, investment banker, merchant banker, venture capitalist, and commercial banker. He is currently (i) licensed to practice law in New York, (ii) the Chairman of Rhodium Capital Advisors, LLC, an owner/manager of apartment buildings in the New York City metropolitan area, (iii) the Chairman (and one of the founding shareholders) of NewBank, a New York-based community commercial bank with branch offices in Manhattan, Flushing (Queens), NY, Fort Lee, NJ, and Closter, NJ, (iv) a Director of East Coast Capital Holdings, Ltd., a Specialized Small Business Investment Company and Community Development Entity based in Manhattan and licensed by the U.S. Small Business Administration, and (v) the President of Targeted Capital Funding LLC, with offices in Manhattan and Wall, NJ, specializing in asset-based finance and equipment leasing. Mr. Schulman holds a Bachelor of Arts Degree from Clark University and a Juris Doctor Degree from Boston College School of Law.

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Mark Ethier. Since the formation of Ronco Brands on February 16, 2017, Mr. Ethier has served as a Director of Ronco Brands and its subsidiary, Ronco Holdings. From July 2014 through February 16, 2017, he served as a Director of As Seen On TV, Inc., which was a publicly traded company until September 28, 2016. Mr. Ethier is currently CEO and Director of Amerimark Holdings, LLC. Prior to joining AmeriMark, he held a number of C-level positions in direct retail. Prior to Amerimark, Mr. Ethier was President and Director of Infusion Brands from July 2014 to January 8, 2015, and prior to that was the Chief Executive Officer of Cornerstone Brands Inc., from October 2009 to April 2013. Mr. Ethier served as the COO and Executive Vice President of HSN Inc., from December 2004 to September 30, 2009 and as Executive Vice President of Operations at HSN from July 2001 to 2004. Prior to HSN, Mr. Ethier served as a Senior Vice President of Global Operations at The Walt Disney Company’s Disney Stores business unit from 1997 to 2001, Vice President of Operations at Pacific Linen from 1994 to 1997, Vice President of Operations at Builders Emporium from 1991 to 1994 and prior to that worked at Ames Department Stores and Sage-Allen stores. Mr. Ethier holds a BS in Computer Science and is married with 2 children.

There are no family relationships between any of the executive officers and directors.

Corporate Governance

Director Qualifications

William Moore – Our board believes that Mr. Moore’s qualifications to serve on our board include extensive experience in the manufacture, distribution and sale of consumer products.

Fredrick Schulman – Our board believes that Mr. Schulman’s qualifications to serve on our board include extensive experience in corporate finance and law as well as his experience serving on other boards.

Mark Ethier – Our board believes that Mr. Ethier’s qualifications to serve on our board include extensive experience in direct retail as well as his experience in Live Shopping industry.

Board of Directors and Board Committees

Upon the completion of this offering, we intend to apply to list our common stock on the NYSE MKT or the NASDAQ Capital Market (“NASDAQ”). In order to list our common stock on the NYSE MKT or the NASDAQ (each, an “Exchange”), we are required to comply with the NYSE MKT or the NASDAQ standards, whichever is applicable.

Controlled Company and Director Independence

The “controlled company” exception to the rules of the applicable Exchange provide that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of the Exchange corporate governance rules. Following the completion of this Offering, William Moore, our chief executive officer, will control approximately 96.67% of the voting power of our outstanding capital stock of Ronco Brands through the Series A Super Voting Preferred Stock if all the Common Stock being offered are sold. As a result, we will be a “controlled company” under the Exchange corporate governance standards. As a controlled company, we do not have to comply with certain corporate governance requirements under the applicable Exchange rules, including the following:

•	A majority of our Board of Directors to consist of “independent directors” as defined by the applicable rules and regulations of the applicable Exchange;
•	The compensation of our executive officers to be determined, or recommended to the Board of Directors for determination, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a Compensation Committee comprised solely of independent directors; and
•	That director nominees to be selected, or recommended to the Board of Directors for selection, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a nomination committee comprised solely of independent directors.

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After the consummation of this offering, we intend to avail ourselves of each of these exemptions. More specifically, immediately following this offering a majority of our board of directors will not consist of independent directors and we will not have a compensation committee or a nominating and corporate governance committee. Therefore, for as long as we remain a “controlled company” you will not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. If at any time we cease to be a “controlled company” under the rules of the applicable Exchange, our Board of Directors will take all action necessary to comply with the corporate governance rules of the applicable Exchange, including establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

Notwithstanding our status as a controlled company, we will remain subject to the corporate governance standard of the applicable Exchange that requires us to have an audit committee with at least three independent directors as well as composed entirely of independent directors. As a result, we must have at least one independent director on our audit committee at the time of listing on the Exchange, at least two independent directors within 90 days of listing on the Exchange and at least three independent directors within one year of listing on the Exchange, where at least one of the independent directors qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the applicable Exchange rules.

Our Board of Directors has affirmatively determined that: (i) Mark Ethier is and will continue to be an independent director before and after the Offering; (ii) William Moore is and will continue to be a non-independent director before and after the Offering; and (iii) Fredrick Schulman is a non-independent director before the Offering (as he currently beneficially owns 16.07% of the outstanding shares of common stock of the Company) but may become an independent director upon the completion of the Offering if Mr. Schulman’s beneficial ownership in the outstanding shares common stock of the Company drops below 10% of the issued and outstanding shares of the common stock of the Company. If Mr. Schulman becomes an independent director upon the completion of the Offering, we will add one additional independent director to the Board of Directors. If Mr. Schulman does not become an independent director upon the completion of the Offering, we will add two additional independent directors to the Board of Directors. The newly added independent directors will replace the non-independent directors on the audit committee in order to have three independent directors on the audit committee within one year of listing on the Exchange to comply with the rules of the applicable Exchange.

If we are not approved for listing on either Exchange, we intend to apply for quotation of our common stock on the OTCQX Marketplace of the OTC Markets by having a market maker file an application with FINRA for our common stock to be eligible for trading on the OTCQX Marketplace of the OTC Markets. We are not required to comply with the corporate governance rules an Exchange, and instead may comply with less stringent corporate governance standards while listed on the OTCQX. The OTCQX does not require any of its members to establish any committees comprised of members of our board of directors, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. Instead, the functions of those committees may be undertaken by the board of directors as a whole. Upon quotation of our common stock on the OTCQX, our securities would not be quoted on an exchange that has requirements that a majority of our board members be independent and we would not otherwise be subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we currently required to establish or maintain an Audit Committee or other committee of our board of directors. We intend to avail ourselves of these less stringent standards upon quotation on the OTCQX.

Board Leadership Structure and Board’s Role in Risk Oversight

We have not separated the positions of Chairman of the Board and Chief Executive Officer. Mr. Moore has served as our Chairman of the Board of Directors, Chief Executive Officer and President since February 16, 2017. We believe that combining the positions of Chairman and Chief Executive Officer allows for focused leadership of our organization which benefits us in our relationships with investors, customers, suppliers, employees and other constituencies. We believe that consolidating the leadership of the Company under Mr. Moore is the appropriate leadership structure for our Company and that any risks inherent in that structure are balanced by the oversight of our other independent directors on our Board. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, following the completion of the offering, the Board will hold executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The audit committee oversees management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our business. The Board is also expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

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Committees of the Board of Directors

Audit Committee

We established an audit committee (“Audit Committee”) upon the formation of Ronco Brands, consisting of one member, namely Fredrick Schulman. The Board of Directors has determined that Mr. Schulman is currently not an independent director since Mr. Schulman’s beneficial ownership of the outstanding common stock of the Company exceeds 10%. We anticipate that following completion of this offering, our audit committee will consist of three members. If Mr. Schulman becomes an independent director upon the completion of the Offering (his beneficial ownership of the outstanding common stock of the Company drops below 10%), the audit committee will include two independent directors, including Messrs. Ethier and Schulman and one non-independent director, Mr. Moore. Under such scenario, Mr. Moore would be replaced on the audit committee with a new independent director within one year of listing on the applicable Exchange, so that the audit committee will consist solely of three independent directors. If Mr. Schulman is a non-independent director upon the completion of the Offering, the audit committee would include one independent director, including Mr. Ethier, and two non-independent directors, Messrs. Moore and Schulman. Messrs. Moore and Schulman will be replaced with independent directors within 90 days and one year, respectively, of listing on the applicable Exchange, so that the audit committee will consist solely of independent directors.

SEC rules also require that a public company disclose whether or not its audit committee has an "audit committee financial expert" as a member. An "audit committee financial expert" is defined as a person who, based on his or her experience, possesses the attributes outlined in such rules. The Board of Directors has determined that Mr. Schulman satisfies the definition of an “audit committee financial expert.” If Mr. Schulman becomes an independent director upon completion of the Offering, it is anticipated that Mr. Schulman, who we expect to serve as the chairman of our audit committee, will continue to serve as the"audit committee financial expert". However, if Mr. Schulman does not become an independent director upon completion of the Offering, until Mr. Schulman is replaced with an independent director on the audit committee within one year of listing on the applicable Exchange, we anticipate that Mr. Schulman, who we expect to serve as the chairman of our audit committee, will continue to serve as an "audit committee financial expert". In other words, we anticipate replacing Mr. Schulman as a member on the audit committee with an independent director that is an “audit committee financial expert” within one year of listing on the applicable Exchange. Our Audit Committee adopted a written charter, a copy of which is posted on the Corporate Governance section of our website, at www.ronco.com.

Our Audit Committee is authorized to:

•	approve and retain the independent auditors to conduct the annual audit of our financial statements;
•	review the proposed scope and results of the audit;
•	review and pre-approve audit and non-audit fees and services;
•	review accounting and financial controls with the independent auditors and our financial and accounting staff;
•	review and approve transactions between us and our directors, officers and affiliates;
•	recognize and prevent prohibited non-audit services;
•	establish procedures for complaints received by us regarding accounting matters; and
•	oversee internal audit functions, if any.

Compensation Committee

Because we will be a "controlled company" within the meaning of the corporate governance standards of the applicable Exchange, we will not be required to, and do not currently expect to, have a compensation committee.

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If and when we are no longer a "controlled company" within the meaning of the corporate governance standards of the applicable Exchange, we will be required to establish a compensation committee. We anticipate that such a compensation committee would consist of three directors who will be "independent" under the rules of the SEC, subject to the permitted “phase-in” period pursuant to the rules of the applicable Exchange.

This compensation committee would:

•	review and determine the compensation arrangements for management;
•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;
•	administer our incentive compensation and benefit plans and purchase plans;
•	oversee the evaluation of the Board of Directors and management; and
•	review the independence of any compensation advisers.

Upon formation of a compensation committee, we would expect to adopt a compensation committee charter defining the committee's primary duties in a manner consistent with the rules of the SEC and applicable stock exchange or market standards.

Nominating and Corporate Governance Committee

Because we will be a "controlled company" within the meaning of the corporate governance standards of the applicable Exchange, we will not be required to, and do not currently expect to, have a nominating and corporate governance committee.

If and when we are no longer a "controlled company" within the meaning of the corporate governance standards of the applicable Exchange, we will be required to establish a nominating and corporate governance committee. We anticipate that such a nominating and corporate governance committee would consist of three directors who will be "independent" under the rules of the SEC, subject to the permitted “phase-in” period pursuant to the rules of the applicable Exchange.

The functions of the nominating and corporate governance committee, among other things, would include:

•	identifying individuals qualified to become board members and recommending director;
•	nominees and board members for committee membership;
•	developing and recommending to our board corporate governance guidelines;
•	review and determine the compensation arrangements for directors; and
•	overseeing the evaluation of our board of directors and its committees and management.

Upon formation of a nominating and corporate governance committee, we would expect to adopt a nominating and corporate governance committee charter defining the committee's primary duties in a manner consistent with the rules of the SEC and applicable stock exchange or market standards.

Compensation Committee Interlocks and Insider Participation

Because we will be a "controlled company" within the meaning of the corporate governance standards of the applicable Exchange, we will not be required to, and do not currently expect to, have a compensation committee at the completion of this offering. None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our board or compensation committee. No member of our board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

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Code of Business Conduct and Ethics

Prior to the completion of the offering, we will adopt a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics will be available at our website at www.ronco.com. We expect that any amendments to the code, or any waivers of its requirement, will be disclosed on our website.

Corporate Governance Guidelines

Prior to the completion of this offering, our board of directors will adopt corporate governance guidelines in accordance with the corporate governance rules of the applicable Exchange. The corporate governance guidelines will be available at our website at www.ronco.com.

Shareholder Proposals

Our bylaws establish advance-notice procedures with respect to shareholder proposals and the shareholder nomination of candidates for election as directors. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment. A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Secretary, at the principal executive offices of the Company.

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EXECUTIVE COMPENSATION

The following table provides information regarding the compensation paid by our anticipated subsidiary, Ronco Holdings, during fiscal years ended December 31, 2015 and 2014 to our chief executive officer, the principal financial officer and an executive vice president. We refer to these individuals as our “named executive officers.”

Summary Compensation Table

Name and principal position	Year	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
William Moore, Chief Executive Officer	2015	$174,000	–	–	–	–	–	$3,600(1)	$177,600
	2014	$173,000	–	–	–	–	–	$3,600(2)	$176,600
Jason Post, Principal Financial Officer	2015	–	–	–	–	–	–	–	–
	2014	–	–	–	–	–	–	–	–
Stephen Krout, Executive Vice President	2015	–	–	–	–	–	–	–	–
	2014	–	–	–	–	–	–	–	–

(1)	Represents allowance payable towards health insurance premiums in 2015.

(2)	Represents allowance payable towards health insurance premiums in 2014.

Employment Agreements

The following is a summary of the material terms of the employment agreement with our named executive officers. The summary below does not contain complete descriptions of all provisions of the employment agreements of our named executive officers and is qualified in its entirety by reference to such employment agreements, copies of which will be included as exhibits to this Offering Circular. See “Where You Can Find More Information.”

Ronco Holdings, which is to become the subsidiary of Ronco Brands on April 1, 2017, entered into Employment Agreements, effective as of April 1, 2017, with each of our named executive officers, whereby Messrs. Moore, Post and Krout have agreed to provide services to Ronco Holdings, as Chief Executive Officer, Principal Financial Officer and Executive Vice President, respectively. Each of the Employment Agreements provides that to the extent Messrs. Moore, Post and Krout are asked to serve as an officer or director of Ronco Brands, their duties to Ronco Brands shall be deemed to have been included in the Employment Agreements and shall not be entitled to any additional compensation thereunder. Each of the Employment Agreements has a term of three years, unless terminated earlier due to involuntary termination, disability, death, termination for cause or voluntary termination. Pursuant to the terms of the Employment Agreements, in exchange for the services of Messrs. Moore, Post and Krout (each, an “Executive”), we agreed to pay Messrs. Moore, Post and Krout an annual salary of $200,000, $140,000, and $185,000 per year, respectively, during the term of the employment agreement payable in equal monthly installments and Messrs. Moore, Post and Krout are entitled to various benefits, including, but not limited to, health benefits, paid vacation and reimbursement for all reasonable and necessary expenses incurred in the ordinary course of employment as well as performance-based compensation, if deemed warranted by the Board of Directors. Each Employment Agreement also provides that:

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•	if an Executive’s employment is terminated without cause by approval of the majority of the board members, the Executive shall receive the base salary for the remainder of the term of the agreement, payable at the Company's regular and customary intervals for the payment of salaries as then in effect;

•	if an Executive resigns, death of the Executive or if an Executive’s employment is terminated for cause (as defined in the Employment Agreements), such Executive will not be entitled to severance compensation;

•	upon disability of the Executive (incapacity due to physical or mental illness or injury of the Executive enduring for more than three consecutive months), the Employment Agreement of such executive shall be terminated and the Executive shall receive an additional six months from the Executive’s base salary, if terminated prior to the date one-half of the term of the agreement, or the base salary for the remainder of the term of the agreement, if terminated after the date one-half of the term of the agreement, at the rate then in effect, payable at the Company's regular and customary intervals for the payment of salaries as then in effect;

•	any termination of the Executive's employment by Company hereunder for any reason, with or without cause, within 360 days after the occurrence of a Change of Control (as defined in the Employment Agreement) shall be deemed a termination without cause and, therefore, the Executive shall receive the base salary for the remainder of the term of the agreement, payable at the Company's regular and customary intervals for the payment of salaries as then in effect;

•	if the Executive resigns within 360 days after the occurrence of a Change of Control (as defined in the Employment Agreement), such resignation shall be deemed a termination without cause if such resignation follows one of the following conditions which arises without Executive’s consent and which occurs in connection with or following the Change in Control: (i) a material diminution in the nature or scope of the Executive’s responsibilities, duties, authority or compensation or (ii) the relocation of the Executive’s principal place of business to a location that is in excess of 50 miles from The Executive’s current place of business; provided, however, that the Executive provides the Company (or its acquirer, if such resignation occurs after a Change in Control) with at least 30 days prior written notice of his intent to resign and the alleged violation(s) is not remedied within the 30-day period. In such case, the Executive shall receive the base salary for the remainder of the term of the agreement, payable at the Company's regular and customary intervals for the payment of salaries as then in effect

Upon termination of the Employment Agreements for any reason provided above, the Executive shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination.

In addition, pursuant to the terms of the Employment Agreements, Ronco Holdings has agreed to indemnify the Executives against all expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement, as actually and reasonably incurred by Executive in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by Ronco Holdings against the Executive), by reason of the fact that Executive is or was performing services under the Employment Agreement or as a director of Ronco Holdings or Ronco Brands.

The Employment Agreements also include certain non-competition, non-solicitation and confidentiality provisions.

Elements of Compensation

None of our named executive officers, except for William Moore, our Chief Executive Officer, was compensated by us or our anticipated subsidiary, Ronco Holdings, in 2015 and 2014. Mr. Moore was provided with the following primary elements of compensation in 2015 and 2014:

Base Salary

William Moore received a fixed base salary in an amount determined in accordance with the his then employment agreement with Ronco Holdings, and based on a number of factors, including:

•	The nature, responsibilities and duties of the officer’s position;

•	The officer’s expertise, demonstrated leadership ability and prior performance;

•	The officer’s salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and

•	The competitiveness of the market for the officer’s services.

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Mr. Moore’s base salary for 2015 and 2014 is listed in “—Summary Compensation Table.”

Other Benefits

In 2015 and 2014, our Chief Executive Officer was provided with certain limited fringe benefits that we believe are commonly provided to similarly situated executives in the market in which we compete for talent and therefore are important to our ability to attract and retain top-level executive management. These benefits include a monthly allowance payable towards health insurance premiums. The amounts paid to the Chief Executive Officer in 2015 and 2014 in respect of these benefits is reflected above in the “—Summary Compensation Table” section under the “All Other Compensation” heading.

Compensation Discussion and Analysis

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Compensation Plans

We have not adopted any compensation plan to provide for future compensation of any of our directors or executive officers.

Director Compensation

Historically, our directors have not received compensation for their service. In connection with this offering, we adopted a new director compensation program pursuant to which each of our non-employee directors will receive an annual cash retainer of $15,000 plus $1,000 per full board meeting attended in person. No additional compensation will be provided for attending committee meetings. Our corporate governance committee will review and make recommendations to the board regarding compensation of directors, including equity-based plans. We will reimburse our non-employee directors for reasonable travel expenses incurred in attending board and committee meetings. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock at February 22, 2017, as adjusted to reflect (i) the sale of all 5,000,000 shares of our common stock in this offering and (ii) issue and sale of 1,800,000 shares of our common stock to holders of ASTV Warrants, who we assumed elected to exchange their ASTV Warrants under the Settlement Agreement, for:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of Ronco Brands, Inc., 15505 Long Vista Drive, Suite 250, Austin, Texas 78728. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 5,250,000 shares of our common stock outstanding as of February 22, 2017 plus 1,800,000 shares of our common stock which we assumed were issued to holders of ASTV Warrants prior to the Offering, who we assumed elected to exchange their ASTV Warrants under the Settlement Agreement.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or issuable upon conversion of preferred stock held by that person that are currently exercisable or exercisable within 60 days of February 22, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Number of Shares of Common Stock Beneficially Owned Before and After the Offering	Percentage of Shares of Common Stock Beneficially Owned
		Before Offering (4)	After Offering(4) (5)
Name of Beneficial Owner
5% Stockholders:
RNC Investors, LLC(1)	7,567,000	54.05%	39.83%
Moore Family Investors/RBI LLC(2)	3,500,000	49.65%	29.05%

Directors and Named Executive Officers:
William Moore, CEO and Director(2)(3)	–	0.00%	0.00%
Jason Post, Principal Financial Officer	–	0.00%	0.00%
Stephen Krout, Executive Vice President	–	0.00%	0.00%
Fredrick Schulman, Director	1,133,000	16.07%	9.40%
Mark Ethier, Director	–	0.00%	0.00%
All named executive officers and directors as a group (5 persons)	1,133,000	16.07%	9.40%

(1)	John C. Kleinert, is the sole member and manager of RNC Investors, LLC. As such, Mr. Kleinert may be deemed to have voting and dispositive power of all securities beneficially owned by RNC Investors, LLC reported herein. Includes 617,000 shares of common stock and 6,950,000 shares of common stock underlying 6,950,000 shares of Series B Preferred Stock which is convertible within 60 days.
(2)	Moore Family Investors/RBI LLC’s members are William Moore's adult children, Jeffrey K. Moore (50%) and Matthew R. Moore (50%), and Moore Family LLC’s manager is Jeffrey K. Moore. Jeffrey and Matthew Moore do not reside in the same household as William Moore and therefore William Moore disclaims beneficial ownership of Jeffrey and Matthew Moore's percentage interest of Moore Family Investors/RBI LLC in Ronco Brands.

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(3)	Prior to the Offering, William Moore controls approximately 98% of the voting power of our outstanding capital stock through 3,500,000 shares of Series A Super Voting Preferred Stock (“Series A Preferred Stock” which we issued to Mr. Moore upon the formation of Ronco Brands. Each share of Series A Preferred Stock is entitled to 100 votes per share but has no other rights, including no participation, dividend, conversion, transfer or redemption rights. Following the Offering, Mr. Moore will control approximately 96.67% of the voting power of our outstanding capital stock of Ronco Brands through the Series A Preferred Stock if all the common stock being offered are sold.
(4)	Assumes the issue and sale of 1,800,000 shares of our common stock to holders of ASTV Warrants, who we assumed elected to exchange their ASTV Warrants under the Settlement Agreement.
(5)	Assumes the sale of all 5,000,000 shares of our common stock in this offering.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction since January 1, 2014 and each currently proposed transaction in which:

•	We and any subsidiaries thereof, including Ronco Holdings, have been or will be a participant;

•	the amount involved exceeds the lesser of $120,000 or one percent of the average of the smaller reporting company's total assets at year end for the last two completed fiscal years

•	any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Following the Anticipated RHI Assignment on April 1, 2017, the following related party entities would be considered related parties among Ronco Brands and Ronco Holdings:

Related-Party Entities

CD3 Holdings, Inc. (“CD3”) – From inception to May 31, 2015, CD3 was the parent company and 100% equity owner of Ronco Holdings.

As Seen On TV, Inc. (“ASTV”) – From May 31, 2015 to April 1, 2017, ASTV was the parent company and 100% equity owner of Ronco Holdings. ASTV became the parent company via the Share Purchase Agreement discussed below.

Infusion Brands, Inc. (“Infusion”) – A wholly-owned subsidiary of ASTV that had made certain loans to Ronco Holdings as well as has made capital contributions of working capital. Infusion also was the primary beneficiary of Ronco Holdings from March 7, 2014 through May 31, 2015 as a result of the Debt Participation Agreement discussed below.

RFL Enterprises, LLC (“RFL Enterprises”) – From March 31, 2015 to April 1, 2017, a wholly-owned subsidiary of ASTV that owned certain of Ronco Holdings’ debt and preferred stock.

RNC Investors, LLC – shareholder of Ronco Brands and lender of Ronco Holdings.

Frederick Schulman – director of Ronco Brands and director of ASTV.

William Moore – Chief executive officer, director and controlling shareholder of Ronco Brands and president of Ronco Holdings.

Moore Family Investors/RBI LLC – shareholder of Ronco Brands and members of the entity are related to William Moore.

The following transactions are related-party transactions with respect to Ronco Brands:

Related-party Share Issuances

In connection with the formation of Ronco Brands, certain related parties received common and preferred shares of Ronco Brands. The following are the related party share issuances:

Upon the formation of Ronco Brands on February 16, 2017, Ronco Brands issued:

(1)       3,500,000 shares of common stock to Moore Family Investors/RBI LLC (“Moore Family LLC”) at a purchase price of $0.0001 per share (for an aggregate of $350). Moore Family LLC’s members are William Moore's adult children, Jeffrey K. Moore (50%) and Matthew R. Moore (50%), and Moore Family LLC’s manager is Jeffrey K. Moore. Jeffrey and Matthew Moore do not reside in the same household as William Moore and therefore William Moore disclaims beneficial ownership of Jeffrey and Matthew Moore's percentage interest of Moore Family LLC in Ronco Brands;

(2)       1,133,000 shares of common stock to Fredrick Schulman, a director of Ronco Brands, at a purchase price of $0.0001 per share (for an aggregate of $113);

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(3)       617,000 shares of common stock to RNC Investors, as the principal lender of Ronco Holdings, which is to become our subsidiary upon the Anticipated RHI Assignment on April 1, 2017, at a purchase price of $0.0001 per share (for an aggregate of $62);

(4)       3,500,000 shares of Series A Super Voting Preferred Stock to William Moore, the Chief Executive Officer and a director of Ronco Brands, at a purchase price of $0.0001 per share (for an aggregate of $350); and

(5)       6,950,000 shares of Series B Preferred Stock to RNC Investors, as the principal lender of Ronco Holdings, which is to become our subsidiary upon the Anticipated RHI Assignment on April 1, 2017, at a purchase price of $0.0001 per share (for an aggregate of $695).

Related Party Guaranty and Repayment of Indebtedness to RNC Investors

In connection with the repayment of the indebtedness of Ronco Holdings to RNC Investors under the Laurus Note (which amounted to $12,323,072 as of December 31, 2016), pursuant to the terms of the Settlement Agreement, Ronco Brands entered into the following transactions, which shall not become effective until April 1, 2017, which is when the right of revocation by the parties to the Settlement Agreement will lapse:

(1)	Ronco Brands guaranteeing the repayment of indebtedness of Ronco Holdings under the Laurus Note (as described below) and the RNC Promissory Note (as described below), pursuant to that certain Guaranty Agreement, dated as of February 17, 2017, of Ronco Brands in favor of RNC Investors (“Guaranty Agreement”); and

(2)	notwithstanding repayment terms to the contrary in the Laurus Note, in the event that either Ronco Holdings or Ronco Brands undertake one or more sales or issuances of either of their securities (“Issuances”), pursuant to that certain Repayment Agreement, dated as of February 17, 2017, among Ronco Brands, Ronco Holdings and RNC Investors (“Repayment Agreement”), Ronco Brands and Ronco Holdings agreeing to make partial repayments of the indebtedness under the Laurus Note and contributions to working capital prior to paying off the rest of the outstanding indebtedness of the Laurus Note as follows:

a.	following the payment of all related underwriter/placement agent commissions and reimbursements, offering expenses and credit card fees, the first $4,000,000 received by either of Ronco Holdings or Ronco Brands from such Issuances shall be paid to RNC Investors as partial payment under the Laurus Note (leaving a balance on the Laurus Note of $8,323,072 of principal and accrued interest as of December 31, 2016);

b.	the next $5,000,000 received by Ronco Holdings or Ronco Brands from such Issuances shall be retained by Ronco Holdings and Ronco Brands for working capital and general corporate purposes;

c.	the next $2,500,000 received by either of Ronco Holdings or Ronco Brands from such Issuances shall be paid to RNC Investors as partial payment under the Laurus Note (leaving a balance on the Laurus Note of $5,323,072 of principal and accrued interest as of December 31, 2016); and

d.	the remainder of proceeds received by Ronco Holdings or Ronco Brands from such Issuances shall be retained by Ronco Holdings and Ronco Brands for working capital and general corporate purposes.

The following transactions are related-party transactions with respect to Ronco Holdings:

Debt Participation Agreement

On March 6, 2014, under the terms of an Amended and Restated RFL Enterprises and Infusion Agreement (“Participation Agreement”), Infusion Brands International, Inc. (“IBI”) agreed to the acquisition of all rights with respect to secured debts held by creditors of Ronco Holdings. Concurrent with execution of the merger agreement between ASTV and Infusion, Infusion assumed all assets and obligations of IBI, including all rights held by IBI under the Participation Agreement. These rights included the ability to designate a majority of the members of Ronco Holdings’ board of directors, which became effective in March 2014. The composition of management was the same for both IBI and Infusion on March 6, 2014. The power to direct the activities that most significantly impacted Ronco Holdings’ economic performance was determined to have occurred when the Participation Agreement was signed on March 6, 2014 with Infusion being deemed the primary beneficiary on that date.

Share Purchase Agreement

On May 31, 2015, CD3 and ASTV entered into a stock purchase agreement whereby ASTV acquired 100% of the Ronco Holdings common stock that CD3 held. The effect of this transaction made Ronco Holdings a wholly-owned subsidiary of ASTV as of the transaction date.

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Receivables

Ronco Holdings had an outstanding receivable from CD3 of approximately $488,000 that contained no payment or interest terms. At December 31, 2014, Ronco Holdings determined that the receivable was uncollectible and, therefore, wrote the promissory note off to bad debt expense.

Capital Contributions

During the year ended December 31, 2015, Infusion and ASTV contributed working capital of approximately $441,000 and $526,000, respectively, to Ronco Holdings.

During the year ended December 31, 2014, Infusion contributed working capital of approximately $1,432,000.

Loans

On April 11, 2014, Ronco Holdings and Infusion entered into a loan and security agreement. The balance of this loan owed by Ronco Holdings at June 30, 2016, December 31, 2015 and December 31, 2014 was approximately $651,000. See 18% Loan and Security Agreement within Note 10 to the RHI Audited Financial Statements for further discussion.

On May 5, 2014, Ronco Holdings issued a promissory note for $200,000 to ASTV. The note requires monthly interest payments at an interest rate of 14% per annum. The balance of this loan owed by Ronco Holdings at June 30, 2016, December 31, 2015 and December 31, 2014 was $200,000. See 14% Promissory Note within Note 10 to the RHI Audited Financial Statements for further discussion.

At various times during the six months ended June 30, 2016 and the year ended December 31, 2015, Ronco Holdings had borrowed working capital from a related-party accredited investor via various on demand loans. The loans are payable on demand and require interest ranging from 18% to 24%. See 18% - 24% On Demand Promissory Notes within Note 10 to the RHI Audited Financial Statements for further discussion.

Debt Acquisition Agreement

On March 31, 2015, RFL Enterprises entered into a Debt Acquisition Agreement (“Agreement”) with Ronco Holdings’ third-party secured lender to acquire the 1.5% Secured Promissory Note (also known as the “Laurus Note”), Contingent Promissory Note, and Redeemable Preferred Stock. (See Notes 10 and 13 to the RHI Audited Financial Statements for details of the promissory notes and preferred stock, respectively.) To effectuate the deal, RFL Enterprises made a payment of $1,400,000 and Ronco Holdings agreed to a guaranteed payment of a $950,000 licensing fee (See Note 7 to the RHI Audited Financial Statements) with respect to the use of the Chip-tastic intellectual property. As of June 30, 2016, Ronco Holdings had not made any payments towards the licensing fee payable.

The President of Ronco Holdings held a beneficial ownership in ASTV at the time of the Agreement and continues to hold such as of June 30, 2016; therefore, the promissory notes referred to above are now classified as related-party notes.

Interest

During six months ended June 30, 2016 and the years ended December 31, 2015 and December 31, 2014, Ronco Holdings incurred interest expense of approximately $756,000, $1,172,000 and $91,000, respectively, with respect to the aforementioned related-party loans.

Debt Forgiveness

On March 31, 2015, a related-party accredited investor and Ronco Holdings entered into a debt cancellation agreement whereby the 18% Promissory Note for $445,000, as disclosed in Note 10 to the audited financial statements, was completely cancelled with no further obligation of any kind. As a result of this cancellation, Ronco Holdings recorded an approximate $536,000 capital contribution, which includes forgiven accrued interest of approximately $91,000.

On May 31, 2015, Ronco Holdings and CD3 entered into a debt cancellation agreement whereby the CD3 Note was completely cancelled with no further obligation of any kind. As a result of this cancellation, Ronco Holdings recorded an approximate $3,000,000 capital contribution.

Accrued expenses

With respect to the related-party loans discussed above, accrued interest and fees as of June 30, 2016, December 31, 2015 and December 31, 2014 were approximately $3,744,000, $3,294,000 and $100,000, respectively.

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Legal Fees

During the six months ended June 30, 2016 and the years ended December 31, 2015 and December 31, 2014, Ronco Holdings paid approximately $16,600, $20,000 and $0, respectively, for legal services to the audit committee chairman’s law firm.

Recent Developments

Anticipated Change in Ownership

On February 16, 2017, Ronco Brands was formed by RNC Investors, William Moore, Fredrick Schulman, and Moore Family Investors/RBI LLC to become the holding company of Ronco Holdings, Inc. (“Ronco Holdings”), when Ronco Holdings is assigned (“Anticipated RHI Assignment”) to Ronco Brands by As Seen on TV, Inc. (“ASTV”), as partial consideration for the anticipated settlement of debt on April 1, 2017 (“Anticipated Closing Date”) owed by As Seen on TV, Ronco Holdings and other borrowers to RNC Investors, LLC pursuant to that certain Settlement and General Release Agreement, dated as of February 17, 2017, among such parties (“Settlement Agreement”).

More specifically, on April 1, 2017 (when the right of revocation by the parties to the Settlement Agreement will lapse), ASTV will assign to Ronco Brands 800 shares of common stock, par value $0.0001 per share, of Ronco Holdings (“RHI Common Shares”), and RFL Enterprises (a wholly owned subsidiary of ASTV) will assign to Ronco Brands 100 shares of Series A Preferred Stock, with a stated value of $27,000 per share, of Ronco Holdings (“RHI Redeemable Preferred Shares”), representing all of the outstanding equity interest in Ronco Holdings (“ASTV/RFL-RBI Assignment”), as evidenced by (i) that certain ASTV-Ronco Brands Assignment of Common Shares, dated as of February 17, 2017, from ASTV to Ronco Brands (“ASTV-Ronco Brands Assignment of Common Shares”) and (ii) that certain RFL-Ronco Brands Assignment of Preferred Shares, dated as of February 17, 2017, from RFL to Ronco Brands (“RFL-Ronco Brands Assignment of Preferred Shares”).

Loans

Subsequent to June 30, 2016, Ronco Holdings has sold a series of promissory notes in total of approximately $510,000 to John Kleinert.

On December 23, 2016, RNC Investors loaned $1,500,000 to Ronco Holdings, memorialized by that certain Promissory Note, dated as of December 23, 2016 of Ronco Holdings to RNC Investors (the “RNC Promissory Note”). The RNC Promissory Note accrues interest at the rate of 18% per year and matures on June 30, 2018.

On January 1, 2017, the $1,100,000 promissory note between Fredrick Schulman as agent for Balbo Management, LLC (See Current notes payable – current within Note 10 of RHI Audited Financial Statements for further information) and Ronco Holdings was amended and restated and reissued in the principal amount of $1,663,236 which includes accrued interest of $563,236 rolled into principal (the “Balbo Promissory Note”). The maturity date is June 30, 2018 and the interest rate remained the same at 18%;

On January 1, 2017, the outstanding loans of John Kleinert and his IRA (Pensco Trust Company, LLC, Custodian, FBO John Kleinert dated April 19, 2016) (See Note 10 of RHI Audited Financial Statements for further information) were evidenced in writing by (i) a certain promissory note, dated January 1, 2017, from Ronco Holdings to John Kleinert with a principal amount of $1,495,000 which accrues interest at 20.16% per year and (ii) a certain promissory note, dated as of January 1, 2017, from Ronco Holdings to Pensco Trust Company, LLC, Custodian, FBO John Kleinert dated April 19, 2016 with a principal amount of $300,000 which accrues interest at the rate of 24% per year (collectively, the “Kleinert Promissory Notes”).

In connection with the settlement discussed above in the “Change of Control” section, the following Ronco Holdings loans will be impacted on April 1, 2017 when the right of revocation by the parties to the Settlement Agreement will lapse (the “Anticipated Closing Date”):

(1)       RNC Investors will be assigned the secured debt of Ronco Holdings (See 1.5% Secured Promissory Note within Note 10 of audited financial statements for further information) (the “Laurus Note”);

(2)       The Loan and Security Agreement between Ronco Holdings and Infusion (See 18% Loan and Security Agreement within Note 10 of the RHI Audited Financial Statements) will be terminated resulting in a capital contribution of approximately $651,000;

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(3)       The promissory note between Ronco Holdings and ASTV dated May 5, 2014 (See 14% Promissory Note within Note 10 of RHI Audited Financial Statements for further information) will be terminated resulting in a capital contribution of $200,000; and

(4)       The Contingent Promissory Note, net of discount, owned by RFL Enterprises (See Contingent Promissory Note within Note 10 of RHI Audited Financial Statements for further information) will be terminated resulting in a capital contribution of $3,248,485.

Policies and Procedures for Related Party Transactions

Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all related party transactions and potential conflict of interest situations involving:

•	any of our directors, director nominees or executive officers;

•	any beneficial owner of more than 5% of our outstanding stock;

•	any immediate family member of any of the foregoing.

Our Audit Committee reviews any financial transaction, arrangement or relationship that:

•	involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $0;

•	would cast doubt on the independence of a director;

•	would present the appearance of a conflict of interest between us and the related party; or

•	is otherwise prohibited by law, rule or regulation.

The Audit Committee reviews each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the Audit Committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, canceling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with us. Any member of the Audit Committee who is a related party with respect to a transaction under review will not be permitted to participate in the discussions or evaluations of the transaction; however, the Audit Committee member will provide all material information concerning the transaction to the Audit Committee. The Audit Committee will report its action with respect to any related party transaction to the board of directors.

Indemnification Obligations

Pursuant to the terms of employment agreements, dated as of April 1, 2017, entered into between our subsidiary, Ronco Holdings and our executive officers (“Executives”), Ronco Holdings has agreed to indemnify the Executives against all expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement, as actually and reasonably incurred by Executive in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by Ronco Holdings against the Executive), by reason of the fact that Executive is or was performing services under the Employment Agreement or as a director of Ronco Holdings or Ronco Brands, the holding company of Ronco Holdings. We intend to enter into indemnification agreements with or have contractual obligations to provide similar indemnification to each of our directors to the maximum extent allowed under Delaware law.

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DESCRIPTION OF CAPITAL STOCK

We are offering 5,000,000 shares of Common Stock pursuant to this Offering Circular. The following description of our capital stock is based upon our certificate of incorporation, our bylaws, and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and our bylaws, copies of which are filed with the SEC as exhibits to this Offering Circular.

Pursuant to our certificate of incorporation filed with the Delaware Secretary of State on February 16, 2017, our authorized capital stock consists of 120,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share. As of February 16, 2017, we had 5,250,000, 3,500,000, and 6,950,000 shares of common stock, Series A Preferred Stock and Series B Preferred Stock, respectively, issued and outstanding. We had 3, 1 and 1 holders of record of our common stock, Series A Preferred Stock, and Series B Preferred Stock, respectively, as of February 16, 2017.

The Board may from time to time authorize by resolution the issuance of any or all shares of the common stock and the preferred stock authorized in accordance with the terms and conditions set forth in the certificate of incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

COMMON STOCK

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.

Holders of the Company’s common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

PREFERRED STOCK

The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof. For each series, the Board of directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

(a) The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b) The voting powers, if any, of the shares of such series and whether such voting powers are full or limited;

(c) The redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(d) Whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series;

(e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

(f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

(g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

(h) the provisions, if any, of a sinking fund applicable to such series; and

(i) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof, of such series.

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The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Delaware as may be required by law.

Series A Super Voting Preferred Stock

The rights, preferences, restrictions and other matters relating to the Series A Super Voting Preferred Stock are as follows:

•	There is authorized to be issued out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series A Super Voting Preferred Stock” (“Series A Preferred Stock”) and the number of shares constituting such class shall be 3,500,000.
•	The Series A Preferred Stock shall not participate in any distribution to the shareholders of the Company, whether in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, a merger or consolidation of the Company, or a sale of all or substantially all of the assets of the Company, or otherwise, in any distributions or payments to the holders of the Common Stock in any form.
•	The Series A Preferred Stock shall have no dividend rights.
•	Holders of the Series A Preferred Stock shall be entitled to cast one hundred (100) votes for each share held of the Series A Preferred Stock on all matters presented to the stockholders of the Company for stockholder vote which shall vote along with holders of the Company’s Common Stock on such matters.
•	The Series A Preferred Stock shall not be convertible into any other equity or debt securities of the Company.
•	A Series A Holder who received shares of Series A Preferred Stock from the Company may not sell, transfer, assign, convey, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value (each, a “Transfer”), any shares of Series A Preferred Stock, and any such Transfer or attempted Transfer shall be null and void. In the event that a Series A Holder attempts to Transfer any shares of Series A Preferred Stock, the Company shall have the right, at the Company's option at any time following such attempted Transfer, to redeem all or a portion of the Series A Preferred Stock held by such Series A Holder, at a price equal to $0.0001 per share of Series A Preferred Stock.
•	Except as otherwise stated herein, there are no other rights, privileges, or preferences attendant or relating to in any way the Series A Preferred Stock, including by way of illustration but not limitation, those concerning dividend, ranking, other redemption, participation, or anti-dilution rights or preferences.

Series B Preferred Stock

The rights, preferences, restrictions and other matters relating to the Series B Preferred Stock are as follows:

•	There is authorized to be issued out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Series B Preferred Stock” (“Series B Preferred Stock”) and the number of shares constituting such class shall be 6,950,000.
•	The Series B Preferred Stock shall participate, whether in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, a merger or consolidation of the Company, or a sale of all or substantially all of the assets of the Company, on a pro rata basis as though the Series B Preferred Stock had been converted to Common Stock.
•	The Series B Preferred Stock shall have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose.
•	Holders of the Series B Preferred Stock shall not be entitled to vote on matters presented to the stockholders of the Company for stockholder vote.
•	Each share of Series B Preferred Stock is convertible at any time into one share of Common Stock, subject to adjustment in a forward or reverse stock split and subject to beneficial ownership limited to 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series B Preferred Stock held by the applicable Holders of Series B Preferred Stock.
•	Except as otherwise stated herein, there are no other rights, privileges, or preferences attendant or relating to in any way the Series B Preferred Stock, including by way of illustration but not limitation, those concerning dividend, ranking, other redemption, participation, or anti-dilution rights or preferences.

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Common Stock Purchase Warrants

Exchange Warrants

Under the terms of the Settlement Agreement, Ronco Brands is offering, during a period of 45 days following the first business day following the date of the Settlement Agreement, to each holder of certain warrants to acquire shares of ASTV (the “ASTV Warrants”) the right to exchange such ASTV Warrants for (i) an aggregate of 1,800,000 shares of RBI Common Stock at a purchase price per share of $0.0001 (an aggregate of $180), and (ii) warrants (“RBI Warrants”) to acquire an equal number of shares of common stock, par value of $0.0001 per share of Ronco Brands (the “RBI Common Stock”) (warrants to acquire up to 1,800,000 shares of RBI Common Stock), for a one (1) year term and at an exercise price of $6.00 per share, subject to equitable and anti-dilution adjustments (the “Warrant and Share Exchange”).

Placement Agent Warrants

We have agreed to issue to the Placement Agent warrants to purchase a number of shares of our common stock equal to three percent (3%) of the total shares of our common stock sold in such closing (“Placement Agent’s Warrants”). The Placement Agent’s Warrants are exercisable commencing 180 days after the qualification date of the offering statement related to this offering, and will be exercisable until the fifth anniversary of the qualification date. The Placement Agent’s Warrants are not redeemable by us. The exercise price for the Placement Agent’s Warrants will be at purchase price equal to $6.60 per share (110% of the implied price per share of the Offering). See “Plan of Distribution — Placement Agent” of this Offering Circular for further information.

Anti-Takeover Effects of Our Charter and Bylaws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and bylaws could make the following transactions more difficult:

•	acquisition of our company by means of a tender offer, a proxy contest or otherwise; and

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board of directors determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Election and Removal of Directors. Our certificate of incorporation and bylaws contain provisions that establish specific procedures for appointing and removing members of our board of directors. Under our certificate of incorporation and bylaws, each director will serve a three-year term and will stand for election upon the third anniversary of the annual meeting at which such director was elected. In addition, our certificate of incorporation and bylaws provide that vacancies and newly created directorships on our board of directors may be filled only by a majority of the directors then serving on our board of directors, except as otherwise required by law or by resolution of our board of directors. Under our certificate of incorporation and bylaws, directors may be removed by the stockholders only for cause and only by the affirmative vote of the holders of at least 2/3 of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

Bylaws. Our certificate of incorporation and bylaws authorizes the board of directors to adopt, repeal, rescind, alter or amend our bylaws without shareholder approval.

Special Stockholder Meetings.  Under our certificate of incorporation and bylaws, only the board of directors, the chairman of the board, our president and our chief executive officer may call special meetings of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

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Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our Company.

Cumulative Voting. Delaware General Corporation Law provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors unless its certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Delaware Anti-Takeover Law. If and when we become a publicly traded company, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the date of the transaction, the business combination is approved by our board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in the payment of a premium over the market price for the shares of common stock held by our stockholders.

Indemnification of Directors and Officers

The only statue, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

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Pursuant to the terms of employment agreements, dated January 1, 2017, entered into between our subsidiary, Ronco Holdings and our executive officers (“Executives”), Ronco Holdings has agreed to indemnify the Executives against all expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement, as actually and reasonably incurred by Executive in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by Ronco Holdings against the Executive), by reason of the fact that Executive is or was performing services under the Employment Agreement or as a director of Ronco Holdings or Ronco Brands, the holding company of Ronco Holdings. We intend to enter into indemnification agreements with or have contractual obligations to provide similar indemnification to each of our directors to the maximum extent allowed under Delaware law.

Our certificate of incorporation limits the liability of our directors and officers to the maximum extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law (as well as our certificate of incorporation) provides in relevant parts as follows:

(1)       A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2)        A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3)        To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in (1) or (2) of this subsection, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4)        The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the Delaware General Corporation Law (as well as our certificate of incorporation).

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. At present, the Company does not maintain any officers’ and directors’ liability insurance coverage.

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Insofar as indemnification for liabilities may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy and is, therefore, unenforceable.

Transfer Agent

The transfer agent and registrar, for our common stock is Direct Transfer, LLC, a wholly owned subsidiary of Issuer Direct Corp.

The transfer agent and registrar’s address is at 500 Perimeter Park Dr., Suite D, Morrisville, North Carolina 27560. The transfer agent’s telephone (919) 481-4000.

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SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

Prior to this offering, there has been no public market for our common stock, and we cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding options or warrants, or the perception that these sales could occur in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Based on the number of shares of common stock outstanding as of February 22, 2017, upon the closing of this offering, 12,050,000 shares of common stock will be outstanding. Included in the number of shares of common stock outstanding are 1,800,000 shares of our common stock which we assume will be issued to holders of ASTV Warrants who elect to exchange their ASTV Warrants under the terms of the Settlement Agreement.

All of the shares sold in this offering will be freely tradable unless purchased by our affiliates. The remaining 7,050,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws or lock-up agreements as described below. Following the expiration of the lock-up period, all shares will be eligible for resale in compliance with Rule 144 or Rule 701 to the extent these shares have been released from any repurchase option that we may hold.

Rule 144

In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

•	1% of the then-outstanding shares of common stock, which will equal approximately 120,500 shares immediately after this offering; and

•	the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

A person who is not deemed to have been an affiliate of ours at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least six months is entitled to sell his or her shares under Rule 144 without regard to the limitations described above, subject only to the availability of current public information about us during the six months after the initial six-month holding period is met. After a non-affiliate has beneficially owned his or her shares for one year or more, he or she may freely sell his or her shares under Rule 144 without complying with any Rule 144 requirements.

We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our common stock, the personal circumstances of the sellers and other factors. Prior to the offering, there has been no public market for the common stock, and there can be no assurance that a significant public market for the common stock will develop or be sustained after the offering. Any future sale of substantial amounts of the common stock in the open market may adversely affect the market price of the common stock offered by this Offering Circular.

Rule 701

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants or advisors who purchased shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701, is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with the various restrictions, including the holding period, contained in Rule 144.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income tax consequences generally applicable to the ownership and disposition of our common stock by a non-U.S. holder (as defined below) that purchases our common stock pursuant to this offering and holds such common stock as a “capital asset” within the meaning of the Code. This discussion is based on currently existing provisions of the Code, applicable United States Treasury regulations promulgated thereunder, judicial decisions, and rulings and pronouncements of the United States Internal Revenue Service (the “IRS”) all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or subject to different interpretation. This discussion does not address all the tax consequences that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under United States federal income tax laws (such as financial institutions, insurance companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, retirement plans, partnerships and their partners, dealers in securities, brokers, United States expatriates, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, or persons who have acquired our common stock as part of a straddle, hedge, conversion transaction or other integrated investment). This discussion does not address the state, local, or foreign tax or United States federal estate or alternative minimum tax consequences relating to the ownership and disposition of our common stock. Prospective investors should consult their tax advisors regarding the United States federal tax consequences of owning and disposing of our common stock, as well as the applicability and effect of any state, local or foreign tax laws.

As used in this discussion, the term “non-U.S. holder” refers to a beneficial owner of our common stock that is not, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity or arrangement taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	any entity or arrangement treated as a partnership for United States federal income tax purposes;

•	an estate the income of which is subject to United States federal income tax regardless of its source; or

•	a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership that holds our common stock and any partner who owns an interest in such a partnership should consult their tax advisors regarding the United States federal income tax consequences of an investment in our common stock.

You should consult your tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership, and disposition of our common stock as well as the consequences to you arising under the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Distributions on Common Stock

As discussed under “Dividend Policy” above, we do not currently expect to make distributions on our stock. If we do make a distribution of cash or other property (other than certain distributions of our stock or rights to acquire our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of the non-U.S. holder’s tax basis in our common stock, and, to the extent such portion exceeds the non-U.S. holder’s tax basis in our common stock, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under “—Sale, Exchange or Other Taxable Disposition.”

The gross amount of dividends paid to a non-U.S. holder with respect to our common stock generally will be subject to United States federal withholding tax at a rate of 30%, unless (i) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder certifies that it is eligible for the benefits of such treaty in the manner described below, or (ii) the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) and the non-U.S. holder satisfies certain certification and disclosure requirements. In the latter case, generally, a non-U.S. holder will be subject to United States federal income tax with respect to such dividends on a net income basis at regular graduated United States federal income tax rates in the same manner as a United States person (as defined under the Code). Additionally, a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

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A non-U.S. holder that wishes to claim the benefit of an applicable income tax treaty with respect to dividends on our common stock will be required to provide the applicable withholding agent with a valid IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalties of perjury that such holder (i) is not a United States person (as defined under the Code) and (ii) is eligible for the benefits of such treaty, and the withholding agent must not have actual knowledge or reason to know that the certification is incorrect. This certification must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically. If our common stock is held through a non-United States partnership or non-United States intermediary, such partnership or intermediary will also be required to comply with additional certification requirements under applicable Treasury regulations. A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Prospective investors, and in particular prospective investors engaged in a United States trade or business, are urged to consult their tax advisors regarding the United States federal income tax consequences of owning our common stock.

Sale, Exchange, or Other Taxable Disposition

Generally, a non-U.S. holder will not be subject to United States federal income tax on gain realized upon the sale, exchange, or other taxable disposition of our common stock unless (i) the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), (ii) such non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, or other taxable disposition and certain other conditions are satisfied, or (iii) we are or become a “United States real property holding corporation” (as defined in Section 897(c) of the Code) at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for our common stock and either (a) our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale, exchange or other taxable disposition occurs, or (b) the non-U.S. holder owns (actually or constructively) more than five percent of our common stock at some time during the shorter of the five-year period ending on the date of disposition or such holder’s holding period for our common stock. Although there can be no assurances in this regard, we believe that we are not a United States real property holding corporation, and we do not expect to become a United States real property holding corporation.

Generally, gain described in clause (i) of the immediately preceding paragraph will be subject to tax on a net income basis at regular graduated United States federal income tax rates in the same manner as if the non-U.S. holder were a United States person (as defined under the Code). A non-U.S. holder that is a corporation may also be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. An individual non-U.S. holder described in clause (ii) of the immediately preceding paragraph will be required to pay (subject to applicable income tax treaties) a flat 30% tax on the gain derived from the sale, exchange, or other taxable disposition, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% is required on dividends in respect of our common stock, and, after December 31, 2016 will be required on gross proceeds from the sale or other disposition of our common stock, in each case, held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the United States Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain United States persons and by certain non-United States entities that are wholly or partially owned by United States persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale or other disposition of, our common stock held by an investor that is a non-financial non-United States entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any substantial United States owners or (ii) provides certain information regarding the entity’s substantial United States owners. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in our common stock.

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ADDITIONAL REQUIREMENTS AND RESTRICTIONS

Broker-Dealer Requirements

Each of the participating broker-dealers, authorized registered representatives or any other person selling Offered Shares on our behalf is required to:

•	make every reasonable effort to determine that the purchase of Offered Shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and
•	maintain, for at least six (6) years, records of the information used to determine that an investment in our Offered Shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized registered representative or other person selling Offered Shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum suitability standards established by us and the investment limitations established under Regulation A;
•	can reasonably benefit from an investment in our Offered Shares based on your overall investment objectives and portfolio structure;
•	are able to bear the economic risk of the investment based on your overall financial situation; and
•	have an apparent understanding of:
•	the fundamental risks of an investment in the Offered Shares;
•	the risk that you may lose your entire investment;
•	the lack of liquidity of the Offered Shares;
•	the restrictions on transferability of the Offered Shares;
•	the background and qualifications of our management; and
•	our business.

Stock Certificates. Ownership of the Offered Shares will be “book-entry” only form, meaning that ownership interests shall be recorded by Direct Transfer, our transfer agent and registrar (the “Transfer Agent”), and kept only on the books and records of Transfer Agent. No physical certificates shall be issued, nor received, by Transfer Agent or any other person. The Transfer Agent records and maintains securities of Company in in book-entry form only. Book-entry form means the Transfer Agent maintains shares on an investor’s behalf without issuing or receiving physical certificates. Securities that are held in un-certificated book-entry form have the same rights and privileges as those held in certificate form, but the added convenience of electronic transactions (e.g. transferring ownership positions between a broker-dealer and the Transfer Agent), as well as reducing risks and costs required to store, manage, process and replace lost or stolen securities certificates. Transfer Agent shall send out email confirmations of positions and notifications of changes “from” Company upon each and every event affecting any person’s ownership interest, with a footer referencing Transfer Agent.

Transfer Agent may email holders a “ceremonial certificate” in .pdf form, per our standard template, which will be clearly marked as such. All parties recognize and agree that these are not legal securities instruments but simply decorative, informal, commemorative, non-binding marketing confirmations of an ownership position. They are not legal tender of any form.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;
•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;
•	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or
•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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ERISA CONSIDERATIONS

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;
•	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and
•	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Offered Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

(1) the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

(2) the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(3) there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”. If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our common stock.

Plan fiduciaries contemplating a purchase of Offered Shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

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LEGAL MATTERS

The validity of the securities offered by this Offering Circular will be passed upon for us by Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401.

EXPERTS

Ronco Brands’ balance sheet as of February 22, 2017 and the related statement of operations, changes in stockholders’ deficit and cash flows for the period from February 16 (inception) through February 22, 2017 included in this Offering Circular have been audited by Marcum LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

Ronco Holdings’ balance sheets as of December 31, 2015 and 2014 and the related statement of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2015 and 2014 included in this Offering Circular have been audited by Marcum LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

APPOINTMENT OF AUDITOR

Ronco Brands’ board of directors appointed Marcum LLP as Ronco Brands’ independent registered public accounting firm. Marcum LLP audited Ronco Brands’ financial statements for the period from February 16 (inception) through February 22, 2017 which have been included in this Offering Circular and Marcum LLP has been engaged as Ronco Brands’ independent registered public accounting firm for Ronco Brands’ fiscal year ended December 31, 2017. Prior to engaging Marcum LLP as Ronco Brands’ independent registered public accounting firm, Ronco Brands’ did not have an independent registered public accounting firm to audit Ronco Brands’ financial statements.

Ronco Holdings’ board of directors appointed Marcum LLP as Ronco Holdings’ independent registered public accounting firm. Marcum LLP audited Ronco Holdings’ financial statements for the fiscal years ended December 31, 2015 and 2014 which have been included in this Offering Circular and Marcum LLP has been engaged as Ronco Holdings’ independent registered public accounting firm for Ronco Holdings’ fiscal year ended December 31, 2016. Prior to engaging Marcum LLP as Ronco Holdings’ independent registered public accounting firm, Ronco Holdings’ did not have an independent registered public accounting firm to audit Ronco Holdings’ financial statements.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

We also maintain a website at www.ronco.com. After the completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each stockholder:

1.	Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the stockholders.

3.	Tax Information. On or before January 31st of the year immediately following our fiscal year, which is currently January 1st through December 31st, we will send to each stockholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

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RONCO BRANDS, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Stockholders

of Ronco Brands, Inc.

We have audited the accompanying balance sheet of Ronco Brands, Inc. (the “Company”) as of February 22, 2017, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from February 16, 2017 (date of inception) through February 22, 2017, and the related notes to the financial statements. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ronco Brands, Inc., as of February 22, 2017, and the results of its operations and its cash flows for the period from February 16, 2017 (date of inception) through February 22, 2017 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, under existing circumstances there is substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum llp

Marcum llp

Ft. Lauderdale, FL
February 28, 2017

F-2

Ronco Brands, Inc.

Balance Sheet as of February 22, 2017

ASSETS
Cash	$1,540

Total assets	1,540

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	453

Total liabilities	453

Commitment and contingencies (Note 3)	–

Stockholders' equity:
Common stock, $0.0001 par value; 100,000,000 shares authorized and 5,250,000 shares issued and outstanding	525
Preferred stock, $0.0001 par value; 20,000,000 shares authorized and 10,450,000 shares issued and outstanding	1,045
Additional paid-in capital	–
Accumulated deficit	(483)
Total stockholders' equity	1,087
Total liabilities and stockholders' equity	$1,540

See accompanying notes to financial statements.

F-3

Ronco Brands, Inc.

Statement of Operations

For the Period February 16 (inception) through February 22, 2017

Start-up expenses	483

Net loss	$(483)

Basic and diluted loss per share	$(0.00)

Basic and diluted weighted-average number of common shares outstanding	5,250,000

See accompanying notes to financial statements.

F-4

Ronco Brands Inc.

Statement of Stockholders' Equity

For the Period February 16 (inception) through February 22, 2017

	Number of Common Shares	Common Stock	Number of Preferred Shares	Preferred Stock	Additional Paid in Capital	Accumulated Deficit	Total Stockholders' Equity
Balance, February 16, 2017 (inception)	–	$–	–	$–	$–	$–	$–
Common stock purchase	5,250,000	525	–	–	–	–	525
Preferred stock purchase	–	–	10,450,000	1,045	–	–	1,045
Net loss	–	–	–	–	–	(483)	(483)
Balance, February 22, 2017	5,250,000	$525	10,450,000	$1,045	$–	$(483)	$1,087

See accompanying notes to financial statements.

F-5

Ronco Brands, Inc.

Statement of Cash Flows

For the Period February 16 (inception) through February 22, 2017

Cash flows from operating activities
Net loss	$(483)

Changes in operating assets and liabilities
Accounts payable	453
Net cash used in operating activities	(30)

Cash flows from financing activities
Proceeds from sale of common stock	525
Proceeds from sale of preferred stock	1,045
Net cash provided by financing activities	1,570

Net increase in cash	1,540
Cash at February 16, 2017 (inception)	–
Cash at February 22, 2017	$1,540

See accompanying notes to financial statements.

F-6

RONCO BRANDS, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1. Description of Our Business, Liquidity and Going Concern

Description of Our Business

Ronco Brands, Inc. (“Ronco Brands”) was incorporated in Delaware on February 16, 2017. Ronco Brands was formed by RNC Investors, LLC (“RNC Investors”), William Moore, Moore Family Investors/RBI LLC (“Moore Family LLC”) and Fredrick Schulman (collectively, “Founders”) to become the holding company of Ronco Holdings, Inc., a Delaware corporation (“Ronco Holdings”), when Ronco Holdings is assigned (“Anticipated RHI Assignment”) to Ronco Brands by As Seen on TV, Inc. (“ASTV”), as partial consideration for the anticipated settlement of debt on April 1, 2017 (“Anticipated Closing Date”) owed by As Seen on TV, Ronco Holdings and other borrowers to RNC Investors.

On February 16, 2017, William Moore became the Chairman of the Board, Chief Executive Officer, Secretary and a Director of Ronco Brands.

On February 16, 2017, Fredrick Schulman was named a Director of Ronco Brands.

Results of Operations

For the period February 16, 2017 (inception) through February 22, 2017, Ronco Brands did not have operations. During the aforementioned period, Ronco Brands sold and issued common and preferred stock to its founders in the aggregate amount of $1,570 and incurred a state incorporation fee and bank fee of $453 and $30, respectively.

Subsequent to the assignment of Ronco Holdings to Ronco Brands, Ronco Brands will consolidate Ronco Holdings as a wholly-owned subsidiary. Ronco Holdings will be the main operating entity of the consolidated group.

Liquidity and Going Concern

At February 22, 2017, we had a cash balance of approximately $1,540, working capital of approximately $1,087 and an accumulated deficit of approximately $483.

We will file a Form 1-A registration statement for the sale of 5,000,000 shares of common stock to raise $30,000,000 to fund certain debt guarantees that become effective on April 1, 2017 and to provide working capital to Ronco Brands.

There can be no assurance that our Form 1-A registration statement will be qualified nor can there be any assurance that we will be able to sell the securities to procure the funding needed to operate Ronco Brands subsequent to the acquisition of Ronco Holdings, Inc. If our efforts to do so are unsuccessful, we will be required to reduce or eliminate our operations and/or seek relief through a filing under the U.S. Bankruptcy Code. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

Note 2. Related-Party Transactions

Upon incorporation, the following related parties purchased capital stock:

•	William Moore, Chief Executive Officer and a director, purchased 3,500,000 shares of Series A Super Voting Preferred Stock at a purchase price of $0.0001 per share (for an aggregate of $350);

•	Fredrick Schulman, a director, purchased 1,133,000 shares of common stock at a purchase price of $0.0001 per share (for an aggregate of $113);

•	Moore Family LLC purchased 3,500,000 shares of common stock at a purchase price of $0.0001 per share (for an aggregate of $350). Moore Family LLC’s members are William Moore's adult children, Jeffrey K. Moore (50%) and Matthew R. Moore (50%), and Moore Family LLC’s manager is Jeffrey K. Moore. Jeffrey and Matthew Moore do not reside in the same household as William Moore and therefore William Moore disclaims beneficial ownership of Jeffrey and Matthew Moore's percentage interest of Moore Family LLC in Ronco Brands;

F-7

•	RNC Investors, as the principal lender of Ronco Holdings, which is to become our subsidiary upon the Anticipated RHI Assignment on April 1, 2017, purchased 617,000 shares of common stock at a purchase price of $0.0001 per share (for an aggregate of $62); and

•	RNC Investors purchased 6,950,000 shares of Series B Preferred Stock at a purchase price of $0.0001 per share (for an aggregate of $695).

The foregoing securities were issued by Ronco Brands pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering.

Note 3. Commitments and Contingencies

Litigation

As of the date of this report, we are not aware of any proceeding, threatened or pending, against us which, if determined adversely, would have a material effect on our business, results of operations, cash flows or financial position.

Guaranty and Repayment of Loans

Ronco Brands entered into that certain Settlement and General Release Agreement, dated as of February 17, 2017 (“Settlement Agreement”), with ASTV, Infusion Brands, Inc., Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc., RFL Enterprises, LLC (“RFL Enterprises”) and Ronco Funding, LLC (“Credit Parties”) and RNC Investors, pursuant to which, the following transactions shall not become effective until April 1, 2017, which is when the right of revocation by the parties to the Settlement Agreement will lapse (the “Anticipated Closing Date”)

(1)	ASTV will assign to Ronco Brands 800 shares of common stock, par value $0.0001 per share, of Ronco Holdings (“RHI Common Shares”), and RFL Enterprises (a wholly owned subsidiary of ASTV) will assign to Ronco Brands 100 shares of Series A Preferred Stock, with a stated value of $27,000 per share, of Ronco Holdings (“RHI Redeemable Preferred Shares”), representing all of the outstanding equity interest in Ronco Holdings (“ASTV/RFL-RBI Assignment”), as evidenced by (i) that certain ASTV-Ronco Brands Assignment of Common Shares, dated as of February 17, 2017, from ASTV to Ronco Brands (“ASTV-Ronco Brands Assignment of Common Shares”) and (ii) that certain RFL-Ronco Brands Assignment of Preferred Shares, dated as of February 17, 2017, from RFL to Ronco Brands (“RFL-Ronco Brands Assignment of Preferred Shares”);

(2)	Ronco Brands guaranteeing the repayment of indebtedness of Ronco Holdings under the Laurus Note (as described below) and the RNC Promissory Note (as described below), pursuant to that certain Guaranty Agreement, dated as of February 17, 2017, of Ronco Brands in favor of RNC Investors (“Guaranty Agreement”); and

(3)	notwithstanding repayment terms to the contrary in the Laurus Note, in the event that either Ronco Holdings or Ronco Brands undertake one or more sales or issuances of either of their securities (“Issuances”), pursuant to that certain Repayment Agreement, dated as of February 17, 2017, among Ronco Brands, Ronco Holdings and RNC Investors (“Repayment Agreement”), Ronco Brands and Ronco Holdings agreeing to make partial repayments of the indebtedness under the Laurus Note and contributions to working capital prior to paying off the rest of the outstanding indebtedness of the Laurus Note as follows

a.	following the payment of all related underwriter/placement agent commissions and reimbursements, offering expenses and credit card fees, the first $4,000,000 received by either of Ronco Holdings or Ronco Brands from such Issuances shall be paid to RNC Investors as partial payment under the Laurus Note (leaving a balance on the Laurus Note of $8,323,072 of principal and accrued interest as of December 31, 2016);

b.	the next $5,000,000 received by Ronco Holdings or Ronco Brands from such Issuances shall be retained by Ronco Holdings and Ronco Brands for working capital and general corporate purposes;

F-8

c.	the next $2,500,000 received by either of Ronco Holdings or Ronco Brands from such Issuances shall be paid to RNC Investors as partial payment under the Laurus Note (leaving a balance on the Laurus Note of $5,323,072 of principal and accrued interest as of December 31, 2016); and

d.	the remainder of proceeds received by Ronco Holdings or Ronco Brands from such Issuances shall be retained by Ronco Holdings and Ronco Brands for working capital and general corporate purposes.

Pursuant to the terms of the Settlement Agreement, any party to the Settlement Agreement has the right to revoke the Settlement Agreement in his, her or its sole discretion until April 1, 2017, which is when the Settlement Agreement becomes irrevocable.  In the event that any such revocation occurs, each of the Settlement Agreement and each of the transaction documents referred to in the Settlement Agreement shall immediately be terminated and shall each be of no further force or effect.

Pursuant to the terms of the Settlement Agreement, Credit Parties (i) will assign to RNC Investors the secured debt of Ronco Holdings in the amount of $12,323,072 (as of December 31, 2016, the “Laurus Debt”) owed by Ronco Holdings to Credit Parties under that certain Amended and Restated Secured Promissory Note, dated September 30, 2011, between Ronco Holdings, as borrower, and LV Administrative Services, as prior lender, collateral assignee and endorsee of Ronco Acquisition, LLC (“Laurus Note”), which note and related indebtedness was acquired by the Credit Parties and (ii) will amend the maturity date of the Laurus Note to be June 30, 2018, which assignment and amendment shall not become effective until April 1, 2017, which is when the right of revocation by the parties to the Settlement Agreement will lapse, as both evidenced by that certain Amendment, Assignment and Assumption Agreement, dated as of February 17, 2017, between the Credit Parties and RNC Investors.

On December 23, 2016, RNC Investors loaned $1,500,000 to Ronco Holdings, as evidenced by that Promissory Note, dated as of December 23, 2016 of Ronco Holdings to RNC Investors (the “RNC Promissory Note”). The outstanding principal amount and accrued interest on the RNC Promissory Note amounted to $1,505,902 as of December 31, 2016.

In addition, pursuant to the terms of the Settlement Agreement, Ronco Brands will offer, during a period of 45 days following the first business day following February 17, 2017, to each holder of certain warrants to acquire shares of ASTV (the “ASTV Warrants”) the right to exchange such ASTV Warrants for (i) an aggregate of 1,800,000 shares of RBI Common Stock at a purchase price per share of $0.0001 (an aggregate of $180), and (ii) warrants (“RBI Warrants”) to acquire an equal number of shares of common stock, par value of $0.0001 per share of Ronco Brands (the “RBI Common Stock”) (warrants to acquire up to 1,800,000 shares of RBI Common Stock), for a one (1) year term and at an exercise price of $6.00 per share (the “Warrant and Share Exchange”).

Note 4. Stockholders’ Equity

Capital Stock

In connection with the formation of Ronco Brands, Ronco Brands authorized 100,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share, as its capital stock. As of February 22, 2017, Ronco Brands had 5,250,000 and 10,450,000 shares of common and preferred stock, respectively, issued and outstanding. Of the 10,450,000 shares of preferred stock issued, 3,500,000 and 6,950,000 shares are designated Series A Super Voting Preferred Stock and Series B Preferred Stock, respectively.

Series A Super Voting Preferred Stock (“Series A Preferred Stock”)

The number of authorized shares of the Series A Preferred Stock is 3,500,000 shares. The following are terms of the Series A Preferred Stock:

•	The Series A Preferred Stock shall not participate in any distribution to the shareholders of Ronco Brands, whether in the event of a voluntary or involuntary liquidation, dissolution or winding up of Ronco Brands, a merger or consolidation of Ronco Brands, or a sale of all or substantially all of the assets of the Ronco Brands or otherwise, in any distributions or payments to the holders of the Common Stock in any form;

•	The Series A Preferred Stock shall have no dividend rights;

•	The holders of shares of Series A Preferred Stock (each, a “Series A Holder” and collectively, the “Series A Holders”) shall be entitled to vote on all matters requiring a shareholder vote of Ronco Brands and each Series A Holder of record shall have one hundred (100) votes for each share of Series A Preferred Stock outstanding in his, her or its name on the books of Ronco Holdings relative to each Common Stock share, in addition to any other voting rights such Series A Holder may have as the result of such Series A Holder’s ownership of other securities of Ronco Brands.
•	The Series A Preferred Stock shall not be convertible into any other equity or debt securities of Ronco Brands;

•	The number of authorized shares of Series A Preferred Stock shall not be subject to increase without the consent of all of the Series A Series A Holders;

F-9

•	A Series A Holder who received shares of Series A Preferred Stock from Ronco Brands may not sell, transfer, assign, convey, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value (each, a “Transfer”), any shares of Series A Preferred Stock, and any such Transfer or attempted Transfer shall be null and void. In the event that a Series A Holder attempts to Transfer any shares of Series A Preferred Stock, Ronco Brands shall have the right, at Ronco Brands's option at any time following such attempted Transfer, to redeem all or a portion of the Series A Preferred Stock held by such Series A Holder, at a price equal to $0.0001 per share of Series A Preferred Stock (the “Redemption Price”). In the event that the Transfer referenced herein in successful or is completed for any reason, (i) the transferee of the applicable shares of Series A Preferred Stock shall take such shares subject to the redemption right of Ronco Brands as set forth herein (and Ronco Brands shall have the right to acquire such shares from the transferee at any time for the Redemption Price); and (ii) following such Transfer, the Transferred shares of Series A Preferred Stock shall not be entitled to vote on any matter submitted to any shareholders of Ronco Brands or the other Series A Holders;

Series B Preferred

The number of authorized shares of the Series B Preferred Stock is 6,950,000 shares. The following are terms of Series B Preferred Stock;

•	The Series B Preferred Stock shall participate, whether in the event of a voluntary or involuntary liquidation, dissolution or winding up of Ronco Brands, a merger or consolidation of Ronco Brands, or a sale of all or substantially all of the assets of Ronco Brands, or otherwise, in any and all distributions or payments to the holders of the Common Stock in any form and without prejudice to the fact that the Series B Preferred Stock is Preferred Stock of Ronco Brands, on a pro rata basis as though the Series B Preferred Stock had been converted to Common Stock;

•	The Series B Preferred Stock shall have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose;

•	The holders of shares of Series B Preferred Stock (each, a “Series B Holder” and collectively, the “Series B Holders”) shall not be entitled to vote, as a Series B Holder, on any matters requiring a shareholder vote of Ronco Brands;

•	At the option of the applicable Series B Holder each share of Series B Preferred Stock shall be convertible into (i) one share of Common Stock, subject to adjustment as set forth below;

•	In the event of any forward or reverse split of the Common Stock, the conversion ratio of the Series B Preferred Stock shall be proportionately and equitably adjusted automatically;

•	After the date that Ronco Brands becomes a publicly reporting company with the Securities and Exchange Commission (through an initial public filing, reverse merger into a shell, or otherwise), Ronco Brands shall not effect any conversion of the Series B Preferred Stock, and a Series B Holder shall not have the right to convert any portion of the Series B Preferred Stock held by such Series B Holder, to the extent that, after giving effect to the conversion such Series B Holder (together with such Series B Holder’s Affiliates, and any Persons acting as a group together with such Series B Holder or any of such Series B Holder’s Affiliates) would beneficially own in excess of 9.9%. For purposes of calculating beneficial ownership, the calculation shall be in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

•	The number of authorized shares of Series B Preferred Stock shall not be subject to increase without the consent of all of the Series B Series B Holders.

Dividends

The Company is subject to Delaware law with respect to the payment of dividends. No dividends were declared or paid during the period February 16, 2017 (inception) through February 22, 2017, and we have no present intention to pay any cash dividends in the foreseeable future.

Note 5. Income Taxes

Ronco Brands will be taxed as a C corporation. Ronco Brands is a calendar year filer and is required to file its initial federal income tax return for the period February 16, 2017 (inception) through December 31, 2017 by April 15, 2018.

F-10

RONCO HOLDINGS, INC.

F-11

report of Independent registered public accounting firm

To the Audit Committee of the

Board of Directors and Stockholders

of Ronco Holdings, Inc.

We have audited the accompanying balance sheets of Ronco Holdings, Inc. (the “Company”) as of December 31, 2015 and 2014, and the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended, and the related notes to the financial statements. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ronco Holdings, Inc., as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, under existing circumstances there is substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum llp

Marcum llp

Ft. Lauderdale, FL

February 28, 2017

F-12

Ronco Holdings, Inc.

Balance Sheets as of December 31,

	2015	2014
ASSETS
Current Assets:
Cash	$392,174	$502,661
Accounts receivable, net	2,495,612	1,776,130
Inventories, net	3,235,396	4,518,693
Deferred financing costs - related party	–	8,750
Prepaid expenses and other current assets	260,334	170,521
Total current assets	6,383,516	6,976,755

Property and equipment, net	144,055	260,090
Intangibles	907,094	907,094
Total Assets	$7,434,665	$8,143,939

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDER'S DEFICIT
Current Liabilities:
Accounts payable	$5,789,138	$7,199,755
Accrued expenses and other current liabilities	1,747,652	3,719,129
Accrued expenses - related party	3,294,363	100,030
Revolving loan	2,902,414	1,709,586
Purchase order financing loan	62,047	–
Notes payable - related party	10,056,237	3,851,381
Notes payable - current portion	1,100,000	10,165,040
Total current liabilities	24,951,851	26,744,921

License fee payable	692,024	–
Notes payable - related party	2,676,840	2,238,875
Total liabilities	28,320,715	28,983,796

Commitments and contingencies (Note 12)	–	–

Redeemable preferred stock (Note 13)	2,700,000	2,700,000

Stockholder's deficit:
Common stock, $.0001 par value; 800 shares authorized, issued and outstanding at December 31, 2015 and 2014	–	–
Additional paid-in capital	5,937,267	1,433,954
Accumulated deficit	(29,523,317)	(24,973,811)

Total stockholder's deficit	(23,586,050)	(23,539,857)

Total liabilities, redeemable preferred stock and stockholder's deficit	$7,434,665	$8,143,939

See accompanying notes to financial statements.

F-13

Ronco Holdings, Inc.

Statements of Operations

For the Years Ended December 31,

	2015	2014

Revenues	$9,020,761	$6,618,222
Cost of revenues	6,219,514	5,165,884
Gross profit	2,801,247	1,452,338

Operating expenses:
Selling and marketing expenses	1,467,241	3,204,485
General and administrative expenses	3,733,897	3,395,111
Impairment of goodwill	–	983,304
Impairment of other intangible assets	–	1,631,223
Loss on related party receivable	–	488,453
Loss from operations	(2,399,891)	(8,250,238)

Other (income) expenses:
Interest expense	984,979	1,488,549
Interest expense - related party	1,172,035	91,280
Other income	(7,399)	–
Net other (income) expense	2,149,615	1,579,829

Loss before provision for income taxes	(4,549,506)	(9,830,067)

Income tax provision	–	–

Net loss	$(4,549,506)	$(9,830,067)

Basic and diluted loss per share	$(5,687)	$(12,288)

Basic and diluted weighted-average number of common shares outstanding	800	800

See accompanying notes to financial statements.

F-14

Ronco Holdings, Inc.

Statements of Stockholder's Deficit

For the Years Ended December 31, 2015 and 2014

	Shares of Common Stock	Common Stock	Additional Paid in Capital	Accumulated Deficit	Total Stockholder's Deficit
Balance, December 31, 2013	800	$–	$2,000	$(15,143,744)	$(15,141,744)

Affiliate capital contribution	–	–	1,431,954	–	1,431,954
Net loss	–	–	–	(9,830,067)	(9,830,067)

Balance, December 31, 2014	800	$–	$1,433,954	$(24,973,811)	$(23,539,857)

Affiliate capital contribution	–	–	967,313	–	967,313
Debt extinguishment - related party	–	–	3,536,000	–	3,536,000
Net loss	–	–	–	(4,549,506)	(4,549,506)

Balance, December 31, 2015	800	$–	$5,937,267	$(29,523,317)	$(23,586,050)

See accompanying notes to financial statements

F-15

Ronco Holdings, Inc.

Statements of Cash Flows

	Year Ended December 31,
	2015	2014
Cash flows from operating activities
Net loss	$(4,549,506)	$(9,830,067)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of debt issuance costs	8,750	21,250
Amortization of discount on notes payable	437,965	370,326
Change in present value of licensing fee payable	112,970	–
Depreciation and amortization	117,408	346,078
Impairment of goodwill	–	983,304
Impairment of other intangible assets	–	1,631,223
Loss on disposal of property, plant and equipment	4,216	–
Loss on related party receivable	–	488,453
Provision for allowance for sales refunds, discounts and allowances	566,776	337,493
Provision for allowance for uncollectible accounts	87,327	292,643
Provision for inventory obsolescence	152,262	194,664
Recognition of licensing fee payable	579,054	–
Changes in operating assets and liabilities
Accounts receivable	(1,373,585)	(914,218)
Inventories	1,596,653	(3,703,692)
Prepaid expenses and other current assets	(89,813)	163,248
Accounts payable	(1,410,618)	4,826,947
Accrued expenses and other current liabilities	1,313,673	1,377,145
Net cash used in operating activities	(2,446,468)	(3,415,203)

Cash flows from investing activities
Purchase of property and equipment	(5,589)	(261,259)
Net cash used in investing activities	(5,589)	(261,259)

Cash flows from financing activities
Capital contribution from related party	967,313	1,431,954
Proceeds from promissory notes - related parties	987,102	851,237
Net borrowings on purchase order financing agreement	40,812	–
Net borrowings on revolving loan	748,445	1,709,586
Principal payments on notes payable - related parties	(402,102)	(16,083)
Net cash provided by financing activities	2,341,570	3,976,694

Net (decrease) increase in cash	(110,487)	300,232
Cash at beginning of year	502,661	202,429
Cash at end of year	$392,174	$502,661

Supplemental Cash Flow Information
Cash paid for interest	$719,762	$205,332
Cash paid for income taxes	$–	$–
Non Cash Investing and Financing Activities
Debt issuance costs related to related party note payable	$–	$30,000
Inventory obtained through purchase order financing agent	$465,618	$–
Payments to purchase order financing agent made directly from revolving loan lender	$444,383	$–
Related parties debt forgiveness	$3,536,000	$–
Balance transfer between revolving loan lenders	$207,000	$–

*See additional disclosure of non cash activity in Notes 5, 10 and 11.

See accompanying notes to financial statements

F-16

RONCO HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1. Description of Our Business, Liquidity and Going Concern

Description of Our Business

Ronco Holdings, Inc. (the “Company”) was organized as a Corporation under the laws of the State of Delaware on January 11, 2011. Ronco Holdings is located in Austin, Texas and is engaged in the development and wholesale and retail sale of consumer products throughout the United States and internationally. Ronco is a provider of proprietary consumer products for the kitchen and home. Ronco’s product line sells throughout the year through infomercials, online sales, wholesale distributors and direct retailers.

Liquidity and Going Concern

At December 31, 2015, we had a cash balance of approximately $392,000, a working capital deficit of approximately $18,568,000 and an accumulated deficit of approximately $29,523,000. We have experienced losses from operations since our inception and defaulted on our debt, and we have relied on a series of private placements of unsecured promissory notes and revolving loans to fund operations. The Company cannot predict how long it will continue to incur losses or whether it will ever become profitable.

We have undertaken, and will continue to implement, various measures to address our financial condition, including:

•	Significantly curtailing costs and consolidating operations, where feasible.
•	Seeking debt, equity and other forms of financing, including funding through strategic partnerships.
•	Reducing operations to conserve cash.
•	Deferring certain marketing activities.
•	Investigating and pursuing transactions with third parties, including strategic transactions and relationships.

There can be no assurance that we will be able to secure the additional funding we need. If our efforts to do so are unsuccessful, we will be required to further reduce or eliminate our operations and/or seek relief through a filing under the U.S. Bankruptcy Code. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

Note 2. Summary of Significant Accounting Policies

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reported periods. The significant estimates included in the Company’s financial statements include the allowance for doubtful accounts, allowance for sales returns and discounts, intangible asset impairment loses, inventory reserves, the estimated lives and carrying value of property and equipment, intangible assets, and impairment lsses. Our management believes the estimates utilized in preparing our financial statements are reasonable. Actual results could differ significantly from these estimates.

Revenue Recognition

We recognize revenue from product sales in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) ASC 605 — Revenue Recognition. Revenue from product sales is recognized when substantially all the risks and rewards of ownership have transferred to our customers, the selling price is fixed and collection is reasonably assured. Typically, these criteria are met when our customer’s order is received and we receive acknowledgment of receipt by a third party shipper and collection is reasonably assured. Taxes assessed by governmental authorities on revenue producing transactions are excluded from revenue. Taxes collected are recorded as liabilities until their remittance.

F-17

The Company provides an allowance for returns and discounts based upon specific customer agreements, past experience and industry knowledge. All significant returns for the periods presented have been offset against gross sales. The Company also provides a reserve for warranties which is included as an accrued expense. The allowance for returns and discounts was approximately $402,000 and $464,000 as of December 31, 2015 and 2014, respectively. The reserve for warranties was approximately $125,000 and $78,000 as of December 31, 2015 and 2014, respectively.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consists of amounts due from the sale of our various consumer products, less an allowance for uncollectible accounts. The allowance for doubtful accounts is based on an evaluation of our outstanding accounts receivable, including the age of amounts due, the financial condition of our specific customers, knowledge of our industry and historical bad debt experience. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based upon management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. The allowance for doubtful accounts was approximately $453,000 and $387,000 as of December 31, 2015 and 2014, respectively.

Inventories and Advances on Inventory Purchases

Inventories, which are substantially all finished goods, are stated at the lower of cost or market. Cost is determined using an average cost method. The Company's inventories are acquired and carried for wholesale and retail sale and, accordingly, the carrying value is susceptible to, among other things, market trends and conditions and overall customer demand. The Company uses its best estimates of all available information to establish reasonable inventory quantities. However, these conditions may cause our inventories to become obsolete and/or excessive. We review our inventory for excess or obsolete inventory and write-down obsolete or otherwise unmarketable inventory to its estimated net realizable value. As of December 31, 2015 and 2014, the Company has an inventory allowance of approximately $255,000 and $195,000 for inventory deemed defective, obsolete or slow-moving. For the year ended December 31, 2015 and 2014, the Company recognized a provision for inventory obsolescence within cost of sales of approximately $152,000 and $195,000, respectively.

In-bound freight-related costs from our vendors are included as part of the net cost of merchandise inventories. Other costs associated with acquiring, storing and transporting merchandise inventories are expensed as incurred and included in cost of goods sold.

Advances on inventory purchases represent payments made to our product suppliers in advance of delivery to the Company and are included in prepaid expenses and other current assets. It is common industry practice to require a substantial deposit against products ordered before commencement of manufacturing, particularly with off-shore suppliers. Additional advance payments may also be required upon achievement of certain agreed upon manufacturing or shipment benchmarks. As of December 31, 2015 and 2014, advances on inventory were approximately $235,000 and $89,000, respectively.

Shipping and handling costs are included within selling and marketing expenses.

Property and Equipment, net

We record property, equipment and leasehold improvements at historical cost less accumulated depreciation. Expenditures for maintenance and repairs are recorded to expense as incurred; additions and improvements are capitalized. We provide for depreciation using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the remaining term of the lease. Major classes of depreciable assets at December 31, 2015 were furniture and equipment, manufacturing equipment and tooling, and computer software and equipment with estimated useful lives of 3 years.

We review our long-lived assets, such as property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the excess, if any, of the carrying value over the fair value of the long-lived assets.

Goodwill and Intangible Assets

Goodwill is not amortized but is subject to periodic testing for impairment in accordance with ASC Topic 350 Intangibles - Goodwill and Other. The test for impairment is conducted annually or more frequently if events occur or circumstances change indicating that the fair value of the goodwill may be below its carrying amount.

F-18

The quantitative goodwill impairment test is a two-step process with step one requiring the comparison of the reporting unit's estimated fair value with the carrying amount of its net assets. If necessary, step two of the impairment test determines the amount of goodwill impairment to be recorded when the reporting unit's recorded net assets exceed its fair value. The Company estimates the fair value of the reporting unit using a market approach in combination with a discounted operating cash flow approach. Impairment is assessed by applying a fair value-based test to the Company’s total recorded goodwill. The estimates and judgments that most significantly affect the fair value calculations are assumptions, consisting of level three inputs, related to revenue and operating profit growth, discount rates and exit multiples.

The Company determined the goodwill was fully impaired at December 31, 2014. See Note 5.

Intangible assets include acquired patents, trade names and trademarks. Intangible assets with finite lives are amortized using the straight-line method over the estimated economic lives of the assets in accordance with ASC Topic 350 "Intangibles - Goodwill and Other”. Long-lived assets, including intangible assets with indefinite lives, are reviewed for impairment on an annual basis or sooner if events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable.

During the year ended December 31, 2014, the Company determined certain of its intangible assets were wholly or partially impaired and, accordingly, recognized an impairment loss. See Note 5.

Concentrations

Credit Risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and trade accounts receivable. Cash is held with financial institutions in the United States and from time to time we may have balances that exceed the amount of insurance provided by the Federal Deposit Insurance Corporation on such deposits. Credit is extended to our customers, based on an evaluation of a customer’s financial condition and collateral is not required.

Inventory Suppliers

Substantially all of the Company products are manufactured by multiple non-related companies in China. During the year ended December 31, 2015 and 2014, the Company had two and one major manufacturers, respectively, which accounted for approximately 48% and 50%, respectively, of total inventory purchases. Although management believes it could obtain its inventory from other manufacturers at competitive prices and with competitive payment terms, if its relationship with a major manufacturer were terminated, there can be no assurance that the termination of such relationship would not adversely affect the Company.

Customers

During the years ended December 31, 2015 and 2014, the Company had three customers that each exceeded 10% of total revenue. The three customers for the year ended December 31, 2015 represented approximately 50% of total revenue and 31% of accounts receivable. The three customers for the year ended December 31, 2014 represented approximately 39% of total revenue and 51% of accounts receivable.

Direct Response Advertising and Infomercial Production Costs

Direct response advertising costs are expensed and classified as selling and marketing when the advertising first airs. Advertising cost expensed for the years ended December 31, 2015 and 2014 was approximately $80,500 and $1,679,000, respectively.

Direct response production costs consist of infomercial production costs. Such costs are deferred until the infomercial airs for the first time. These costs are classified as selling and marketing expenses when expensed. For the years ended December 31, 2015 and 2014, approximately $20,000 and $109,000, respectively, of such costs were expensed.

Product Development Costs

Costs of research, new product development and product redesign are charged to general and administrative expense as incurred.

F-19

Patent Renewal Costs

The Company's intellectual property portfolio consists mainly of patents with respect to the technology and use of its products. Patent renewal and maintenance fees are due at various times over the life of the patent to keep patent in force. The Company expenses these costs as incurred.

Operating Leases

The Company records rent payments from operating leases, which generally call for escalating payments over the term of the leases, on a straight-line basis over the lease term, as required in FASB ASC Topic 840 - Leases. The difference between the rent payments and the straight-line basis of such rent is recorded as a deferred rent obligation and is included in accrued expenses and other current liabilities in the balance sheet.

Fair Value Measurements

FASB ASC 820 — Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to us on December 31, 2015 and 2014, respectively. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments.

FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 includes financial instruments that are valued using models or other valuation methodologies. These models consider various assumptions, including volatility factors, current market prices and contractual prices for the underlying financial instruments. Substantially all of these assumptions are observable in the marketplace, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3 — Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet for cash, accounts receivable, notes receivable, accounts payable and accrued expenses approximate their fair value based on the short-term maturity of these instruments. The fair value of notes payable are based on borrowing rates that are available to the Company for loans with similar terms, collateral and maturity. The estimated fair value of notes payable approximates the carrying value. Determination of fair value of related party payables and receivables is not practicable due to their related party nature.

Segment Information

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions on how to allocate resources and assess performance. The Company's chief operating decision maker is its President. The President views the Company's operations and manages its business as one operating segment. All revenues are earned domestically and internationally. Assets of the Company reside in the United States.

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The following table breaks out domestic and international revenues as a percentage of the Company’s revenues for the years ended December 31, 2015 and 2014.

	For the Year Ended December 31,
	2015		2014
Revenue from external customers:
United States	$8,034,566	89%	$6,282,546	95%
Foreign	986,195	11%	335,676	5%
Total	$9,020,761		$6,618,222

Accounting Standards Updates

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenues from Contracts with Customers (Topic 606). The guidance in this update supersedes the revenue recognition requirements in Topic 605, Revenue Recognition. In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer (for example, assets within the scope of Topic 360, Property, Plant, and Equipment, and intangible assets within the scope of Topic 350, Intangibles-Goodwill and Other, are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this Update. Under the new guidance, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In May 2015, the FASB has issued ASU 2015-14, Revenues from Contracts with Customers (Topic 606), which deferred the effective date for annual and interim periods. This standard is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact that this ASU will have on its financial statements.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. Specifically, ASU 2014-15 provides a definition of the term substantial doubt and requires an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). It also requires certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans and requires an express statement and other disclosures when substantial doubt is not alleviated. The new standard will be effective for reporting periods beginning after December 15, 2016, with early adoption permitted. Management has not early adopted this standard. We do not expect the adoption of this guidance to have a material impact on our financial statements.

In November 2014, the FASB issued ASU 2014-17, Business Combinations (Topic 805) – Pushdown Accounting. The amendments in this update apply to the separate financial statements of an acquired entity and its subsidiaries that are a business or nonprofit activity (either public or nonpublic) upon the occurrence of an event in which an acquirer (an individual or an entity) obtains control of the acquired entity. The amendments are effective on November 18, 2014 and provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The Company has not elected to apply pushdown accounting with respect to its years ended December 31, 2015 and 2014 financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. ASU 2015-11 applies to all inventory that is measured using first-in, first-out or average cost. The guidance requires an entity to measure inventory at the lower of cost or net realizable value. ASU 2015-11 is effective prospectively for fiscal years, and for interim periods within those years, beginning after December 15, 2016. Early application is permitted. We do not expect the adoption of this guidance to have a material impact on our financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which provides guidance for accounting for leases. The new guidance requires companies to recognize the assets and liabilities for the rights and obligations created by leased assets. The accounting guidance for lessors will remain relatively largely unchanged. ASU 2016-02 is effective for annual and interim periods beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the effect the adoption of this amendment will have on the Company’s financial statements.

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In April 2015, the FASB issued ASU 2015-03, Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 provides authoritative guidance related to the presentation of debt issuance costs on the balance sheet, requiring companies to present debt issuance costs as a direct deduction from the carrying value of debt. The amendments in this update are effective for public business entities in fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. The new guidance must be applied retrospectively to each prior period presented. The adoption of this guidance did not have a material impact on our financial statements.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. ASU 2015-17 requires that all deferred tax liabilities and tax assets be classified as non-current in a classified balance sheet, rather than separating such deferred taxes into current and non-current amounts, as is required under current guidance. ASU 2015-17 is effective for fiscal years, and for interim periods within those years, beginning after December 15, 2016 and may be applied either prospectively or retrospectively. We do not expect the adoption of this guidance to have a material impact on our financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which provides guidance for the recognition, measurement, presentation and disclosure of financial assets and financial liabilities. ASU 2016-01 is effective for fiscal years, and for interim periods within those years, beginning after December 15, 2017 and, for most provisions, is effective using the cumulative-effect transition approach. Early application is permitted for certain provisions. We do not expect the adoption of this guidance to have a material impact on our financial statements.

In August 2016, the FASB issued ASU 2016-15 Statement of Cash Flows (Topic 320): “Classification of Certain Cash Receipts and Cash Payments”. ASU 2016-15 addresses how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230, “Statement of Cash Flows”, and other Topics. ASU 2016-15 is effective for annual reporting periods, and interim periods therein, beginning after December 15, 2017. We do not expect the adoption of this guidance to have a material impact on our financial statements.

Note 3. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

	December 31,	December 31,
	2015	2014

Advances on inventory	$235,465	$88,749
Prepaid insurance	11,936	11,371
Prepaid media	–	40,084
Prepaid tradeshow	–	17,200
Prepaid expenses - other	12,933	13,117
Total	$260,334	$170,521

Note 4. Property and Equipment

The following table summarizes our property and equipment at December 31, 2015 and 2014:

Description	December 31, 2014	Additions	Disposals	December 31, 2015
Furniture and equipment	$56,800	$696	$–	$57,496
Manufacturing equipment and tooling	306,928	–	(4,216)	302,712
Computer software and equipment	44,191	4,893	–	49,084
Leasehold improvements	713	–	–	713
Total property and equipment	408,632	5,589	(4,216)	410,005
Accumulated depreciation	(148,542)	(117,408)	–	(265,950)
Property and equipment, net	$260,090	$(111,819)	$(4,216)	$144,055

Depreciation expense for the year ended December 31, 2015 and 2014 was approximately $117,000 and $149,000, respectively. Depreciation expense associated with tooling equipment of approximately $79,000 and $122,000 was included within cost of revenues for the years ended December 31, 2015 and 2014, respectively.

F-22

Note 5. Intangible Assets and Goodwill

The following table summarizes our goodwill and other intangible assets for the year ended December 31, 2015:

Intangible Asset	Gross Carrying Amount	Accumulated Amortization	Impairment Loss	Carrying Value
Trademarks and trade names	$907,094	$–	$–	$907,094

Management performed a qualitative assessment at December 31, 2015 and determined that it is not more likely than not that the indefinite-lived intangible assets are impaired; and, therefore, Ronco need not calculate the fair value of the intangible assets and perform the quantitative impairment test. The following conditions led to that determination:

•	Growth of revenue
•	Improvement in gross profit
•	Substantial reductions in operating expenses
•	Actual revenues and gross profit are in line with prior projections

For the year ended December 31, 2014, the Company recognized an impairment loss on goodwill and other intangible assets of $983,304 and $1,631,223, respectively. The Company determined that significant qualitative conditions existed at December 31, 2014 to warrant an impairment test. The following are the conditions that led to that determination:

•	Poor overall financial performance
•	Default on various debt agreements
•	Insufficient working capital

Goodwill was fully impaired and other intangible assets were partially impaired based on management’s assessment. See the following table for the impairment loss recognized on goodwill and the other intangible assets for the year ended December 31, 2014:

Intangible Asset	Gross Carrying Amount	Accumulated Amortization	Impairment Loss	Carrying Value
Patents	$1,326,054	$197,536	$1,128,518	$–
Trademarks and trade names	1,409,799	–	502,705	907,094
Goodwill	983,304	–	983,304	–
Total	$3,719,157	$197,536	$2,614,527	$907,094

Trademarks and trade names are indefinite-lived intangible assets and, accordingly, not subject to amortization.

Note 6. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	December 31,	December 31,
	2015	2014
Compensation	$91,048	$61,325
Customs fees	45,817	48,003
Excise taxes	155,156	99,740
Interest	364,753	2,559,800
Product warranty	124,969	78,338
Professional fees	239,000	112,000
Property taxes	172,825	125,103
Sales refunds	–	57,439
Sales taxes	389,329	393,718
Customer deposits	87,320	28,630
Deferred lease obligation	77,435	135,033
Other accrued expenses	–	20,000
	$1,747,652	$3,719,129

F-23

On March 31, 2015, the Company reclassified its 1.5% Secured Promissory Note from a third-party note payable to a related-party note payable and, consequently, reclassified the associated accrued interest to “Accrued Expenses – related party” on the balance sheet at December 31, 2015. Approximately $2,300,000 of the accrued interest balance at December 31, 2014 was reclassified. The reclassification had no impact on cash. See Notes 8 and 10 for further information of the circumstances that resulted in the classification change.

Note 7. Licensing Payable

On March 31, 2015, in connection with the Debt Acquisition Agreement discussed in Note 8, Ronco granted a lien on its Chip-tastic intellectual property to its former third-party lender and simultaneously entered into a licensing agreement for the use of said intellectual property. The guaranteed licensing fee is $950,000. Payments are to be made quarterly from the net profits realized by Ronco from the commercialization of Chip-tasticTM . The President of Ronco, entered into a personal guarantee agreement with the former third-party lender with respect to this licensing payable. On March 31, 2017, any outstanding portion of the licensing payable is immediately due and payable from Ronco’s sources or from Mr. Moore’s guarantee. Once the guaranteed licensing fee has been paid in its entirety the lien on the Chip-tastic intellectual property will be removed. No payments have been made as of December 31, 2015.

The Company recorded this guaranteed obligation as a long-term liability. Using the Company’s current borrowing rate of 24%, the Company discounted the guaranteed licensing fee and will accrete the licensing payable to the guaranteed licensing fee of $950,000 due on March 31, 2017. The periodic accretion is recorded as interest expense. The recorded amount of the guarantee licensing fee expense and payable on March 31, 2015 was approximately $579,000. At December 31, 2015, the licensing payable was approximately $692,000, and the accretion for the year ended December 31, 2015 was approximately $113,000.

Note 8. Related-Party Transactions

Related-Party Entities

CD3 Holdings, Inc. (“CD3”) – From inception to May 31, 2015, CD3 was the parent company and 100% equity owner of Ronco.

As Seen On TV, Inc. (“ASTV”) – As of May 31, 2015 and presently, ASTV is the parent company and 100% equity owner of Ronco. ASTV became the parent company via the Share Purchase Agreement discussed below.

Infusion Brands, Inc. (“Infusion”) – A wholly-owned subsidiary of ASTV that has made certain loans to Ronco as well as has made capital contributions of working capital. Infusion also was the primary beneficiary of Ronco from March 7, 2014 through May 31, 2015 as a result of the Debt Participation Agreement discussed below.

RFL Enterprises, LLC (“RFL”) – A wholly-owned subsidiary of ASTV that as of March 31, 2015 owns certain of Ronco’s debt and preferred stock.

Debt Participation Agreement

On March 6, 2014, under the terms of an Amended and Restated RFL Enterprises and Infusion Agreement (“Participation Agreement”), Infusion Brands International, Inc. (“IBI”) agreed to the acquisition of all rights with respect to secured debts held by creditors of Ronco. Concurrent with execution of the merger agreement between ASTV and Infusion, Infusion assumed all assets and obligations of IBI, including all rights held by IBI under the Participation Agreement. These rights included the ability to designate a majority of the members of Ronco’s board of directors, which became effective in March 2014. The composition of management was the same for both IBI and Infusion on March 6, 2014. The power to direct the activities that most significantly impacted Ronco’s economic performance was determined to have occurred when the Participation Agreement was signed on March 6, 2014 with Infusion being deemed the primary beneficiary on that date.

Share Purchase Agreement

On May 31, 2015, CD3 and ASTV entered into a stock purchase agreement whereby ASTV acquired 100% of the Ronco common stock that CD3 held. The effect of this transaction made Ronco a wholly-owned subsidiary of ASTV as of the transaction date.

Receivables

Ronco had an outstanding receivable from CD3 of approximately $488,000 that contained no payment or interest terms. At December 31, 2014, the Company determined that receivable was uncollectible and, therefore, wrote the promissory note off to bad debt expense.

F-24

Capital Contributions

During the year ended December 31, 2015, Infusion and ASTV contributed working capital of approximately $441,000 and $526,000, respectively, to the Company.

During the year ended December 31, 2014, Infusion contributed working capital of approximately $1,432,000.

Loans

On April 11, 2014, Ronco and Infusion entered into a loan and security agreement. The balance of this loan owed by the Company at December 31, 2015 and 2014 was approximately $651,000. See 18% Loan and Security Agreement within Note 10 for further discussion.

On May 5, 2014, Ronco issued a promissory note for $200,000 to ASTV. The note requires monthly interest payments at an interest rate of 14% per annum. The balance of this loan owed by the Company at December 31, 2015 and 2014 was $200,000. See 14% Promissory Note within Note 10 for further discussion.

At various times during the year ended December 31, 2015, Ronco has borrowed working capital from a related-party accredited investor via various on demand loans. The loans are payable on demand and require interest ranging from 18% to 24%.

Debt Acquisition Agreement

On March 31, 2015, RFL entered into a Debt Acquisition Agreement (“Agreement”) with Ronco’s third-party secured lender to acquire the 1.5% Secured Promissory Note, Contingent Promissory Note, and Redeemable Preferred Stock. (See Note 10 and 13 for details of the promissory notes and preferred stock, respectively.) To effectuate the deal, RFL made a payment of $1,400,000 and Ronco agreed to a guaranteed payment of a $950,000 licensing fee (See Note 7) with respect to the use of the Chip-tastic intellectual property.

The President of Ronco held a beneficial ownership in ASTV at the time of the Agreement and continues to hold such as of December 31, 2015; therefore, the promissory notes referred to above are now classified as related-party notes.

Interest

During the year ended December 31, 2015 and 2014, Ronco incurred interest expense of approximately $1,172,000 and $91,000, respectively, with respect to the aforementioned related-party loans.

Debt Forgiveness

On March 31, 2015, John Kleinert, a related-party accredited investor and Ronco entered into a debt cancellation agreement whereby the 18% Promissory Note for $445,000, as disclosed in Note 10, was completely cancelled with no further obligation of any kind. As a result of this cancellation, the Company recorded an approximate $536,000 capital contribution, which includes forgiven accrued interest of approximately $91,000.

On May 31, 2015, Ronco and CD3 entered into a debt cancellation agreement whereby the CD3 Note was completely cancelled with no further obligation of any kind. As a result of this cancellation, the Company recorded an approximate $3,000,000 capital contribution.

Accrued expenses

With respect to the related-party loans discussed above, accrued interest and fees as of December 31, 2015 and 2014 were approximately $3,294,000 and $100,000, respectively.

Legal Fees

During the years ended December 31, 2015 and 2014, Ronco paid approximately $20,000 and $0, respectively, for legal services to the audit committee chairman’s law firm.

F-25

Note 9. Revolving Loans

As of December 31, 2015 and 2014, the outstanding revolving loan balances were approximately $2,902,000 and $1,710,000, respectively. The various revolving loans that Ronco utilized for working capital purposes are discussed below. Finance fees incurred with revolving loan balances for the years ended December 31, 2015 and 2014 were approximately $463,000 and $87,000, respectively, and classified as interest expense in the statement of operations.

P2bi Loan

On or about May 14, 2015 Ronco entered into a Financing and Security Agreement with P2Binvestor (“P2bi Loan Agreement”) with the purpose of facilitating a working capital line of credit (“P2bi Loan”). The term of the P2bi Loan Agreement is through May 14, 2017.

Borrowing Limits

In accordance with the P2bi Loan Agreement, P2bInvestor shall from time to time make advances to Ronco against the P2bi Loan so long as the total of all advances outstanding and applicable reserves do not exceed $3,000,000. Advances may be repaid and re-borrowed at any time during the term of the P2bi Loan Agreement. The P2bi Loan available to Ronco is established based on a borrowing base including 80% of accounts receivable sold to P2BInvestor and 30% of the landed cost value of finished goods inventory, but only up to an amount equal to 50% of the borrowing base value of the accounts receivable.

Fees

•	Financing charge equal to 0.054% daily on the outstanding balance of Advances against the P2bi Loan. The minimum monthly finance charge is $20,000.
•	A one-time origination fee in the amount of $45,000.
•	Reasonable fees incurred in connection with periodic inventory appraisal, auditing and monitoring conducted by P2Bi in its sole discretion.

Security Interest

The Company granted P2Binvestor as collateral a security interest in all presently existing or hereafter arising, now owned or hereafter acquired property including, but not limited to, cash or cash equivalents, accounts, general intangibles including but not limited to patent rights, trademark rights and copyrights in all countries, payment intangibles and software, and all rights in and to domain names in whatever form, and all derivative URLs, contract rights, equipment, investment property, deposit accounts, the collected reserve established hereunder, and accounts or funds in P2BInvestor’s possession for any reason, inventory, instruments, chattel paper, documents, insurance proceeds, and all books and records pertaining to accounts and all proceeds and products of the foregoing property.

Negative and Affirmative Covenants

The P2bi Loan Agreement contains a variety of negative and affirmative covenants. As of December 31, 2015, the Company believes it was in compliance with the agreement’s covenants. No communications of noncompliance were received by the Company from P2bInvestor.

Guarantees

The President of Ronco and certain of ASTV’s stakeholders have personally guaranteed the P2bi Loan.

FWC Loan

On or about September 30, 2014, Ronco entered into a Loan and Security Agreement with Far West Captial (“FWC Loan”). The FWC Loan is based upon a borrowing base comprising of eligible accounts receivable and inventory balances. The maximum amount that can be outstanding is $3,000,000. The loan’s interest rate is Prime plus 4%, which is accrued daily and is payable monthly. The FWC Loan matured on or about October 10, 2015.

F-26

The following are the major provisions of the FWC Loan:

Fees

•	A monthly collateral monitoring fee equal to 1.25% of the accounts receivable submitted on the borrowing base submitted on the borrowing base certificates.
•	A collateral monitoring fee equal to 1.50% of the eligible inventory submitted on the borrowing base certificates.

Security interest

To secure the payment and performance of all of the obligations when due, Ronco granted to the lender a security interest in all of the following: all right, title and interest of Ronco in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: all accounts receivable; all inventory; all equipment; all deposit accounts; all general intangibles (including without limitation all payment intangibles and intellectual property); all investment property; all other property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Ronco’s books relating to any and all of the above.

Financial covenants

Ronco shall comply with each of the following covenants. Compliance shall be determined as of the end of each fiscal quarter, except as otherwise specifically provided below:

•	As of the last day of each fiscal quarter, a ratio of net income plus depreciation and amortization expenses plus interest plus lease expenses (to the extent included in debt service), in each case for the four (4) consecutive fiscal quarters then-ended, to debt service and non-financed capital expenditures calculated for the four (4) consecutive fiscal quarters then-ended of at least 1.0 to 1.0.
•	Ronco shall not make capital expenditures exceeding $100,000, in the aggregate in any fiscal year, without the prior written consent of Lender.

The Company does not believe it was in compliance with these covenants as of December 31, 2014 or thereafter. No notice of noncompliance was ever received by the Company. However, on or about June 3, 2015, the Company paid off the outstanding balance of approximately $207,000 and terminated the agreement.

Note 10. Notes Payable

The following table summarizes the debt-related activity for the year ended December 31, 2015:

	December 31,						December 31,
	2014	Issuances	Accretion	Payments	Extinguishment	Reclass	2015
Current notes payable - related party
16% Promissory Note, maturing on January 14, 2015	$3,000,144	$–	$–	$–	$(3,000,144)	$–	$–
18% Loan and Security Agreement, maturing April, 11, 2014	651,237	–	–	–	–	–	651,237
14% Promissory Note, matured on December 31, 2014	200,000	–	–	–	–	–	200,000
1.5% Secured Promissory Note, matured on June 14, 2012	–	–	–	–	–	8,620,000	8,620,000
18% - 24% Promissory Notes, on demand	–	987,102	–	(402,102)	–	–	585,000
Total current notes payable related party	3,851,381	987,102	–	(402,102)	(3,000,144)	8,620,000	10,056,237
Current notes payable - third party
1.5% Secured Promissory Note, matured on June 14, 2012	8,620,000	–	–	–	–	(8,620,000)	–
18% Promissory Note, matured on June 30, 2014	1,100,000	–	–	–	–	–	1,100,000
18% Promissory Note, matured on March 14, 2014*	445,040	–	–	–	(445,040)	–	–
Total third party current notes payable	10,165,040	–	–	–	(445,040)	(8,620,000)	1,100,000
Total current notes payable	14,016,421	987,102	–	(402,102)	(3,445,184)	–	11,156,237
Non current notes payable - related party
0% contingent promissory note, maturing on December 5, 2017	3,770,000	–	–	–	–	–	3,770,000
Less: discount on Contingent Promissory Note	(1,531,125)	–	437,965	–	–	–	(1,093,160)
Total non current related party notes payable	2,238,875	–	437,965	–	–	–	2,676,840
Total non current notes payable	2,238,875	–	437,965	–	–	–	2,676,840
Total notes payable	$16,255,296	$987,102	$437,965	$(402,102)	$(3,445,184)	$–	$13,833,077

*This note became a related-party during 2015 prior to its extinguishment

F-27

The following is a consolidated schedule of the future payments, based on a period end of December 31, required under notes payable:

2016	$11,156,237
2017	3,770,000
Total	$14,926,237

The following table summarizes the debt-related activity for the year ended December 31, 2014:

	December 31,						December 31,
	2013	Issuances	Accretion	Payments	Extinguishment	Reclass	2014
Current notes payable - related party
16% Promissory Note, maturing on January 14, 2015	$3,016,227	$–	$–	$(16,083)	$–	$–	$3,000,144
18% Loan and Security Agreement, maturing April, 11, 2014	–	651,237	–	–	–	–	651,237
14% Promissory Note, matured on December 31, 2014	–	200,000	–	–	–	–	200,000
Total current notes payable related party	3,016,227	851,237	–	(16,083)	–	–	3,851,381
Current notes payable - third party
1.5% Secured Promissory Note, matured on June 14, 2012	8,620,000	–	–	–	–	–	8,620,000
18% Promissory Note, matured on June 30, 2014	1,100,000	–	–	–	–	–	1,100,000
18% Promissory Note, matured on March 14, 2014	445,040	–	–	–	–	–	445,040
Total third party current notes payable	10,165,040	–	–	–	–	–	10,165,040
Total current notes payable	13,181,267	851,237	–	(16,083)	–	–	14,016,421
Non current notes payable - third party
0% contingent promissory note, maturing on December 5, 2017	3,770,000	–	–	–	–	–	3,770,000
Less: discount on Contingent Promissory Note	(1,901,451)	–	370,326	–	–	–	(1,531,125)
Total non current third party notes payable	1,868,549	–	370,326	–	–	–	2,238,875
Total non current notes payable	1,868,549	–	370,326	–	–	–	2,238,875
Total notes payable	$15,049,816	$851,237	$370,326	$(16,083)	$–	$–	$16,255,296

Current notes payable – related party

16% Promissory Note – Related Party

On January 14, 2011, Ronco issued a promissory note to CD3 (“CD3 Note”), Ronco’s 100% shareholder and major creditor, in the amount of $3,000,000. The CD3 Note’s interest rate is 16% per annum and is payable quarterly in arrears. The note initially matured on January 14, 2014. On December 31, 2012, the CD3 Note was modified so that beginning January 1, 2012 no interest shall accrue and any accrued and unpaid interest shall be added to principal. The original maturity date of January 14, 2014 was extended to January 14, 2015. At the date of modification, $16,228 of accrued and unpaid interest was added to the principal balance. This modification was considered a troubled debt restructuring. In accordance with ASC 470, Debt, no gain was recognized and no future interest expense will be recognized as the total of the future payments required under the modified terms is equal to the carrying value of the CD3 Note. Subsequent to January 14, 2015, the Company was in default. However, on May 31, 2015, Ronco and CD3 entered into a debt cancellation agreement whereby the CD3 Note was completely cancelled with no further obligation of any kind. As a result of this cancellation, Ronco recorded an approximate $3,000,000 capital contribution reflected as additional paid-in capital.

18% Loan and Security Agreement

On April 11, 2014, Ronco and Infusion Brands, Inc. entered into a Loan and Security Agreement ("Loan Agreement"). Ronco may borrow up to $3,000,000 for working capital subject to an Accounts Receivable and Inventory Borrowing Base calculation. Borrowings made are subject to an interest rate of Prime plus 4% (7.25% at December 31, 2015 and 2014) per annum that shall accrue daily and be payable monthly. The Loan Agreement's maturity date is April 11, 2015. As part of the Agreement, Ronco has secured the payment of all borrowings by granting Infusion a security interest in the assets of the Company. At December 31, 2015 and 2014, the outstanding balance of the Loan Agreement was approximately $651,000. On April 11, 2015, Ronco defaulted on this Loan Agreement for nonpayment. At December 31, 2015, the Loan Agreement was in default.

14% Promissory Note

On May 5, 2014, Ronco issued a promissory note for $200,000 to ASTV. The note requires monthly interest payments at an interest rate of 14% per annum. Ronco defaulted on this note on December 31, 2014 due to non-payment of principal and interest. All principal and interest with respect to this note is outstanding as of December 31, 2015. At December 31, 2015, the promissory note was in default.

F-28

1.5% Secured Promissory Note

On January 14, 2011, Ronco issued a secured promissory note in the amount of $11,000,000 and issued a $10,000,000 promissory note (“Contingent Promissory Note”) to finance the acquisition of certain of Ronco Acquisition, LLC’s assets pursuant to an asset purchase agreement. The secured note required interest at 1.5% per annum paid quarterly in arrears and matured on June 14, 2012. Ronco defaulted on the secured note on June 14, 2012 due to non payment. As a result of the default, the interest rate increased to 8%. The collateral for the secured note is substantially all of Ronco’s assets. The outstanding principal balance as of December 31, 2015 and 2014 is $8,620,000. This secured note became a related party note on March 31, 2015 as a result of the RFL Enterprises debt acquisition as discussed in Note 8.

The Contingent Promissory Note is discussed below.

18% - 24% On Demand Promissory Notes

At various times during the year ended December 31, 2015, Ronco has borrowed working capital from John Kleinert and his IRA, a related-party accredited investor, via various on demand loans. The loans are uncollateralized and payable on demand and require interest ranging from 18% to 24%. This accredited investor became a related-party during 2015. At December 31, 2015, accrued interest was approximately $26,000.

18% Promissory Notes

On March 15, 2013, Ronco entered into a uncollateralized promissory note for $200,000 with John Kleinert who also holds the above on demand promissory notes. The note’s interest rate is 18% per annum and is payable monthly in arrears. On September 26, 2013, the note was amended to provide for additional loan proceeds of $250,000. The note's principal amount was amended to $450,000 and all other terms and conditions remained unchanged. The Company defaulted, for nonpayment, on the note when the note matured on March 14, 2014 with an outstanding principal balance of approximately $445,000. On March 31, 2015, Ronco and the note holder entered into a cancellation agreement which completely cancelled the note, including accrued interest, with no further obligation of any kind. The note holder is a related-party and as a result of this cancellation, Ronco recorded a capital contribution of approximately $536,000, which included accrued interest of approximately $91,000.

Current notes payable – third party

On June 30, 2013, Ronco entered into a uncollateralized promissory note for $1,100,000 with Fredrick Schulman as agent for Balbo Management, LLC. The promissory note's interest rate is 18% per annum and is payable monthly in arrears. The note matured on June 30, 2014 and is currently in default due to non-payment. At December 31, 2015 and 2014, accrued interest on the note was approximately $365,000 and $167,000, respectively.

Non-current notes payable – related party

Contingent Promissory Note

The contingent promissory note is non-interest bearing and was issued in a conditional amount not to exceed $10,000,000 with contingent payments. On December 5, 2013, Ronco amended and restated the contingent promissory note’s contingent principal amount from $10,000,000 to $3,770,000 and modified the payment timing to the earlier of December 5, 2017 or the 3 year anniversary of the purchase of the secured note by any third party approved by Ronco from the holder of the secured note. As of December 5, 2013, this obligation became probable and estimable and, therefore, Ronco recorded the contingent promissory note as additional purchase price consideration as it was originally issued in connection with the acquisition of certain of Ronco Acquisition, LLC’s assets. Since the contingent promissory note is a zero interest loan, Ronco imputed interest at the Company’s borrowing rate of 18% at the time and calculated a discount in the amount of approximately $1,925,000. Ronco accretes this discount to interest expense using the effective interest method. This note became a related party note on March 31, 2015 as a result of the RFL Enterprises debt acquisition as discussed in Note 8. As of December 31, 2015, the carrying value of this contingent promissory note is $2,676,840.

F-29

Note 11. Assets and Liabilities Measured at Fair Value

Nonrecurring Fair Value Measurements

The following tables present the assets carried on the balance sheet by level within the hierarchy as of December 31, 2015 and 2014, including any nonrecurring change in fair value recorded.

Description	December 31, 2014	Level 1	Level 2	Level 3	December 31, 2015	Total Losses
Trademarks and tradenames	$907,094	$–	$–	$907,094	$907,094	$–

Description	December 31, 2013	Level 1	Level 2	Level 3	December 31, 2014	Total Losses
Goodwill	$983,304	$–	$–	$–	$–	$983,304
Patents	1,476,664	–	–	–	–	1,128,518
Trademarks and tradenames	1,409,799	–	–	907,094	907,094	502,705
	$3,869,767	$–	$–	$907,094	$907,094	$2,614,527

F-30

Goodwill and other intangible assets were impaired for a total impairment of approximately $2,615,000 during the year ended December 31, 2014. Income approaches were used to estimate fair value of goodwill and other intangible assets. These valuation techniques utilized a significant number of nonobservable inputs. The main nonobservable inputs used were growth rates, royalty rates and present value rates. The impairments are presented within the operating expense section of the statement of operations. No such impairments were recognized during the year ended December 31, 2015.

See Note 5 for additional information related to goodwill and intangible assets as well as the 2014 impairment losses recognized.

Note 12. Commitments and Contingencies

Lease Agreements

Ronco, as lessee, entered into an operating lease agreement for office and warehouse space (Original Lease”) on February 1, 2014. Rent expense for the year ended December 31, 2015 and 2014 was approximately $365,000 and $300,000, respectively.

Future minimum gross rental payments relating to the Original Lease subsequent to December 31, 2015 are as follows:

2016	$341,618
Total	$341,618

On July 20, 2016, the Company and its landlord entered into a First Amendment to Lease Agreement (“First Amendment”) with respect to the Original Lease. The First Amendment extends the lease term to December 31, 2021, reduces the leased space by approximately 22,000 square feet, and reduces the Original Lease base rent. The reduced lease space will take effect on January 1, 2017 (“Reduction Date”). Base rent will remain the same through December 31, 2016.

Future minimum gross rental payments required as a result of the First Amendment subsequent to December 31, 2015 are as follows:

2016	$341,618
2017	148,800
2018	153,264
2019	157,860
2020	162,598
Thereafter	167,476
Total	$1,131,616

On October 28, 2016, the Company and its landlord entered into a second amendment to the Original Lease to adjust the Reduction Date of the First Amendment to be effective November 30, 2016.

On November 1, 2016, the Company entered into a month-to-month lease agreement for approximately 16,000 square feet of temporary warehouse space. The rent for this lease agreement is $10,000 per month.

Litigation

From time to time, we are periodically a party to or otherwise involved in legal proceedings arising in the normal and ordinary course of business. As of the date of this report, except as otherwise disclosed below, we are not aware of any proceeding, threatened or pending, against us which, if determined adversely, would have a material effect on our business, results of operations, cash flows or financial position.

On July 17, 2014, Ronco settled a pending lawsuit relating to a claim for breach of contract arising from the failure of Ronco to pay for goods tendered. The amount sought in the lawsuit was approximately $258,000, and Ronco had asserted various counterclaims. However, Ronco agreed to make an immediate $70,000 settlement payment to avoid potential lengthy and costly litigation.

Sales Tax

Included in “accrued expenses and other current liabilities” in our balance sheet are sales taxes collected from customers that have not yet been remitted to taxing authorities. Accrued sales taxes at December, 31, 2015 are approximately $389,000. This accrual as of December 31, 2015 includes estimates for interest and penalties for non-payments.

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Note 13. Redeemable Preferred Stock

Ronco has 200 authorized shares of Preferred Stock, $0.0001 par value. Ronco has designated 100 of such shares as Series A Preferred Stock with a stated value of $27,000 per share. On January 14, 2011, Ronco issued 100 shares of the Series A Preferred Stock as part of the consideration for its purchase of certain assets of Ronco Acquisition, LLC.

Redemption

Ronco had the option to redeem all or part of the outstanding shares of Series A Preferred Stock at any time by paying the holders consideration per share equal to the Stated Value as follows: (1) A cash payment in the amount of $13,500 per share; and (2) the balance by issuing and delivering a non-interest bearing promissory note acceptable to the holders in an amount of $13,500 per share maturing on the first anniversary of the date in which the Series A Preferred Stock was redeemed. In the event Ronco did not redeem the Series A Preferred Stock by January 14, 2013, the holders of the Series A Preferred Stock shall have the right to cause Ronco to redeem all or part of the Series A Preferred Stock then outstanding. The redemption price is payable by Ronco by the issuance and delivery of a non-interest bearing promissory note in the amount of $27,000 per share redeemed, maturing as to 1/3 of the principal amount on the 13th day after the redemption date, as to the next 1/3 of the principal amount 210 days after the redemption date, and as to the balance thereafter 395 days after the redemption date. The holders of the Series A Preferred Stock must provide at least 15 days written notice to Ronco in order to redeem all or a part of the Series A Preferred Stock shares and the holder may exercise their rights on one occasion in any twelve month period. Therefore since none of these conditions occurred during the year ended December 31, 2015 and December 31, 2014 these shares do not reach the level of being considered mandatorily redeemable and are classified as mezzanine equity.

Other material features of the Series A Preferred Stock are as follows:

Dividends

The holders of Series A Preferred Stock shall be entitled to payment of dividends on their shares at such time that Ronco may declare, order, pay or make a dividend or other distribution on shares of the Common Stock, or other capital stock of Ronco, in such amount as equals 10% of the aggregate amount of such dividends or other distributions inclusive of the dividends and/or other distributions paid or made to the holders of Common Stock, other capital stock and/or Series A Preferred Stock with respect to such dividends or other distributions. No dividends have been declared.

Liquidation Preference

In the event of a liquidation or dissolution and winding up of Ronco, whether voluntary or involuntary, the assets of Ronco shall be distributed first to the holders of record of the Series A Preferred Stock, who shall be entitled to receive ratably in full, out of the remaining and lawfully available assets of any nature of Ronco, whether such assets are stated capital or surplus, an amount in cash per outstanding share of Series A Preferred Stock equal to its Stated Value.

Voting Rights

The holders of Series A Preferred Stock shall have no right to vote on any matter affecting Ronco, except the affirmative vote of the holders of a majority of the Series A Preferred Stock shall be necessary for Ronco to authorize or effect any of the following:

•	Any amendment or repeal of any provision of Ronco’s Certificate of Incorporation or Bylaws, if such action would adversely affect the rights, preferences or privileges of the Series A Preferred Stock;
•	Creation of any new class or series of stock, or other security convertible into or exercisable or exchangeable for any class or series of stock, having rights, preferences or privileges senior to or pari passu with the Series A Preferred Stock;
•	Redemption of any stock or series of Preferred Stock (other than the Series A Preferred Stock), except for the repurchase of stock from employees at fair market value;
•	Payment of a cash dividend or other distribution to holders of any class or series of capital stock unless immediately after giving effect to each such payment the Company shall have a reserve of not less than the full amount of the Redemption Price (as defined below);
•	Any merger or sale of all or substantially all of the assets or other corporate reorganization or acquisition unless the Series A Preferred Stock is redeemed in full in cash for the Stated Value in connection with such transaction;
•	A liquidation or dissolution unless holders of the Series A Preferred Stock shall receive the Stated Value for all of their outstanding shares.

F-32

Transfer Restriction

No transfer or other disposition of any shares of the Series A Preferred Stock, whether voluntary or involuntary, shall be valid unless such transfer or disposition is approved by Ronco at the Company’s sole discretion.

As part of the Debt Acquisition Agreement discussed in Note 8, the Series A Preferred stock was acquired by RFL, a related party. As of December 31, 2015 the Series A Preferred Stock remains outstanding.

Note 14. Stockholders’ Equity

Common Stock

At December 31, 2015 and December 31, 2014, the Company was authorized to issue up to 800 shares of common stock, $.0001 par value per share.

At December 31, 2015 and December 31, 2014, the Company had 800 shares issued and outstanding. Holders are entitled to one vote for each share of common stock (or its equivalent).

Change of Control

On May 31, 2015, CD3 transferred 100% of its ownership of Ronco’s common stock to ASTV. As a result, Ronco became a wholly-owned subsidiary of ASTV.

Dividends

The Company is subject to Delaware law with respect to the payment of dividends. No dividends were declared or paid during the years ended December 31, 2015 and 2014, and we have no present intention to pay any cash dividends in the foreseeable future.

Note 15. Purchase Order Financing Loan

On August 17, 2015, Ronco and Capital 2 Thrive, LLC (“C2T”) entered into a Purchase Order Finance Agreement whereby from time to time Ronco may request C2T to purchase product or provide financing necessary to fulfill Ronco purchase orders. The approximate fee for each transaction is 6.5%. At December 31, 2015 and 2014, the outstanding purchase order financing loan was approximately $62,000 and $0, respectively.

Financing fees incurred for the year ended December 31, 2015 and 2014 were approximately $30,000 and $0, respectively.

F-33

Note 16. Income Taxes

The below tables present the Company’s current year income tax provision and the temporary differences that result from the differences in recognition criteria of certain income and expense items for financial reporting purposes and income tax purposes.

For the Year Ended December 31,
	2015	2014
Current:
Federal income tax	–	–
State income tax	–	–
Deferred:
Federal income tax	–	–
State income tax	–	–
Total provision for income taxes	–	–

Temporary differences that give rise to deferred tax assets and liabilities are summarized as follows:

	For the Year Ended December 31,
	2015	2014
Deferred tax assets:
Allowance for uncollectible accounts receivable	154,003	131,586
Intangibles & goodwill	730,234	824,824
Inventory capitalization	491,913	636,833
Inventory valuation reserve	86,700	66,186
Accrued sales returns	98,889	51,204
Accrued legal	–	6,800
Accrued paid time off	22,440	14,314
Accrued wages	6,392	5,610
Warranty reserve	42,490	26,635
Net operating loss carryforward	1,328,280	4,281,389
Gross deferred tax asset	2,961,341	6,045,381
Less deferred tax asset valuation allowance	(2,941,257)	(6,026,602)
Deferred tax asset-net	20,084	18,779

Deferred tax liabilities:
Fixed assets	(20,084)	(18,779)
Gross deferred tax liability	(20,084)	(18,779)

Net deferred tax asset	–	–

F-34

As of December 31, 2015, realization of the Company’s net deferred tax assets of approximately $2,941,257 was not considered more likely than not, and accordingly, a valuation allowance of an equal amount was provided. A schedule of net operating loss carry forwards by year follows:

Year of Expiration	Year Generated	U.S. Losses
12/31/2031	12/31/2011	*
12/31/2032	12/31/2012	*
12/31/2033	12/31/2013	*
12/31/2034	12/31/2014	*
12/31/2035	12/31/2015	3,906,709
	Total:	3,906,709

* Fully Limited by Internal Revenue Code Sec. 382

When there is an ownership change, as defined under Internal Revenue Code section 382, the use of net operating loss and credit carry-forwards may be subject to limitations. On May 31, 2015, Ronco underwent such an ownership change. Accordingly, Ronco’s historical net operating losses are subject to full limitation. As a result of this limitation, Ronco expects to lose approximately $13,316,000 of historical net operating losses.

If additional ownership changes occur in the future, the use of the net operating losses listed above could be subject to further limitations.

The Company determined that there were no uncertain tax positions, and accordingly no associated interest and penalties were required to be accrued at December 31, 2015 and 2014, respectively. The Company does not believe that there are any tax positions for which a material change in unrecognized tax benefit or liability is reasonably possible in the next twelve months. The Company believes that there are no uncertain tax positions which, if recognized, would impact the effective tax rate.

The Company has evaluated its open years by major jurisdiction and concluded that the tax years 2012, 2013, 2014 and 2015 remain open to examination by federal and state tax authorities.

Ronco is delinquent in filing its tax returns for the tax years 2014 and 2015.

Below is a reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the years ended December 31, 2015 and 2014.

	12/31/2015		12/31/2014
Tax provision at U.S. federal income tax rate	(1,546,832)	34.00%	(3,342,223)	34.00%
State income tax provision net of federal	–	0.00%	–	0.00%
Meals and entertainment	3,012	-0.07%	2,336	-0.02%
Net Operating Loss 382 Adj.	4,629,166	-100%	–	0.00%
Change in valuation allowance	(3,085,346)	65.58%	3,339,887	-33.98%
Provision for income taxes	–	0.00%	–	0.00%

Note 17. Subsequent Events

Change in Ownership

On February 16, 2017, Ronco Brands was formed by RNC Investors, William Moore, Fredrick Schulman, and Moore Family Investors/RBI LLC to become the holding company of Ronco Holdings, Inc. (“Ronco Holdings”), when Ronco Holdings is assigned (“Anticipated RHI Assignment”) to Ronco Brands by As Seen on TV, Inc. (“ASTV”), as partial consideration for the anticipated settlement of debt on April 1, 2017 (“Anticipated Closing Date”) owed by As Seen on TV, Ronco Holdings and other borrowers to RNC Investors, LLC pursuant to that certain Settlement and General Release Agreement, dated as of February 17, 2017, among such parties (“Settlement Agreement”).

F-35

Pursuant to the terms of the Settlement Agreement, any party to the Settlement Agreement has the right to revoke the Settlement Agreement in his, her or its sole discretion until April 1, 2017, which is when the Settlement Agreement becomes irrevocable.  In the event that any such revocation occurs, each of the Settlement Agreement and each of the transaction documents referred to in the Settlement Agreement shall immediately be terminated and shall each be of no further force or effect.

More specifically, on April 1, 2017 (when the right of revocation by the parties to the Settlement Agreement will lapse), ASTV will assign to Ronco Brands 800 shares of common stock, par value $0.0001 per share, of Ronco Holdings (“RHI Common Shares”), and RFL Enterprises (a wholly owned subsidiary of ASTV) will assign to Ronco Brands 100 shares of Series A Preferred Stock, with a stated value of $27,000 per share, of Ronco Holdings (“RHI Redeemable Preferred Shares”), representing all of the outstanding equity interest in Ronco Holdings (“ASTV/RFL-RBI Assignment”), as evidenced by (i) that certain ASTV-Ronco Brands Assignment of Common Shares, dated as of February 17, 2017, from ASTV to Ronco Brands (“ASTV-Ronco Brands Assignment of Common Shares”) and (ii) that certain RFL-Ronco Brands Assignment of Preferred Shares, dated as of February 17, 2017, from RFL to Ronco Brands (“RFL-Ronco Brands Assignment of Preferred Shares”).

On April 1, 2017, Ronco Holdings will redeem and cancel the RHI Redeemable Preferred Shares (See Note 13 for further information) which resulted in a capital contribution of approximately $2,700,000.

Loans

Subsequent to December 31, 2015, Ronco Holdings has sold a series of promissory notes in total of approximately $1,460,000 to John Kleinert and his IRA. The promissory notes were memorialized in the Kleinert Note and the Kleinert IRA Note referred to below.

On December 23, 2016, RNC Investors loaned $1,500,000 to Ronco Holdings, memorialized by that certain Promissory Note, dated as of December 23, 2016 of Ronco Holdings to RNC Investors (the “RNC Promissory Note”). The RNC Promissory Note accrues interest at the rate of 18% per year and matures on June 30, 2018.

On January 1, 2017, the $1,100,000 promissory note between Fredrick Schulman as agent for Balbo Management, LLC (See Current notes payable – current within Note 10 for further information) and Ronco Holdings was amended and restated and reissued in the principal amount of $1,663,236 which includes accrued interest of $563,236 rolled into principal (the “Balbo Promissory Note”). The maturity date is June 30, 2018 and the interest rate remained the same at 18%;

On January 1, 2017, the outstanding loans of John Kleinert and his IRA (Pensco Trust Company, LLC, Custodian, FBO John Kleinert dated April 19, 2016) (See Note 10 for further information) were evidenced in writing by (i) a certain promissory note, dated January 1, 2017, from Ronco Holdings to John Kleinert with a principal amount of $1,495,000 which accrues interest at 20.16% per year (“Kleinert Note”) and (ii) a certain promissory note, dated as of January 1, 2017, from Ronco Holdings to Pensco Trust Company, LLC, Custodian, FBO John Kleinert dated April 19, 2016 with a principal amount of $300,000 which accrues interest at the rate of 24% per year (“Kleinert IRA Note”; together with Kleinert Note, referred to as the “Kleinert Promissory Notes”).

In connection with the settlement discussed above in the “Change of Control” section, the following Ronco Holdings loans will be impacted on April 1, 2017:

(1)       RNC Investors will be assigned the secured debt of Ronco Holdings (See 1.5% Secured Promissory Note within Note 10 for further information) (the “Laurus Note”);

(2)       The Loan and Security Agreement between Ronco Holdings and Infusion (See 18% Loan and Security Agreement within Note 10) will be terminated resulting in a capital contribution of approximately $651,000;

(3)       The promissory note between Ronco Holdings and ASTV dated May 5, 2014 (See 14% Promissory Note within Note 10 for further information) will be terminated resulting in a capital contribution of $200,000; and

(4)       The Contingent Promissory Note, net of discount, owned by RFL Enterprises (See Contingent Promissory Note within Note 10 for further information) will be terminated resulting in a capital contribution of $3,248,485.

Guaranty and Repayment of Indebtedness to RNC Investors

In connection with the repayment of the indebtedness of Ronco Holdings to RNC Investors under the Laurus Note (which amounted to $12,323,072 as of December 31, 2016), pursuant to the terms of the Settlement Agreement, Ronco Brands entered into the following transactions, which shall not become effective until April 1, 2017, which is when the right of revocation by the parties to the Settlement Agreement will lapse:

(1)	Ronco Brands guaranteeing the repayment of indebtedness of Ronco Holdings under the Laurus Note and the RNC Promissory Note, pursuant to that certain Guaranty Agreement, dated as of February 17, 2017, of Ronco Brands in favor of RNC Investors (“Guaranty Agreement”); and
(2)	notwithstanding repayment terms to the contrary in the Laurus Note, in the event that either Ronco Holdings or Ronco Brands undertake one or more sales or issuances of either of their securities (“Issuances”), pursuant to that certain Repayment Agreement, dated as of February 17, 2017, among Ronco Brands, Ronco Holdings and RNC Investors (“Repayment Agreement”), Ronco Brands and Ronco Holdings agreeing to make partial repayments of the indebtedness under the Laurus Note and contributions to working capital prior to paying off the rest of the outstanding indebtedness of the Laurus Note as follows:

F-36

a.	following the payment of all related underwriter/placement agent commissions and reimbursements, offering expenses and credit card fees, the first $4,000,000 received by either of Ronco Holdings or Ronco Brands from such Issuances shall be paid to RNC Investors as partial payment under the Laurus Note (leaving a balance on the Laurus Note of $8,323,072 of principal and accrued interest as of December 31, 2016);

b.	the next $5,000,000 received by Ronco Holdings or Ronco Brands from such Issuances shall be retained by Ronco Holdings and Ronco Brands for working capital and general corporate purposes;

c.	the next $2,500,000 received by either of Ronco Holdings or Ronco Brands from such Issuances shall be paid to RNC Investors as partial payment under the Laurus Note (leaving a balance on the Laurus Note of $5,323,072 of principal and accrued interest as of December 31, 2016); and

d.	the remainder of proceeds received by Ronco Holdings or Ronco Brands from such Issuances shall be retained by Ronco Holdings and Ronco Brands for working capital and general corporate purposes.

F-37

Unaudited Financial Statements for the Six Months Ended June 30, 2016 and 2015

Ronco Holdings, Inc.

Balance Sheets

	(Unaudited) June 30, 2016	December 31, 2015
ASSETS
Current Assets:
Cash	$176,750	$392,174
Accounts receivable, net	1,520,527	2,495,612
Inventories, net	2,353,788	3,235,396
Prepaid expenses and other current assets	412,311	260,334
Total current assets	4,463,376	6,383,516

Property and equipment, net	239,937	144,055
Intangibles	907,094	907,094
Total Assets	$5,610,407	$7,434,665

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDER'S DEFICIT
Current Liabilities:
Accounts payable	$5,096,443	$5,789,138
Accrued expenses and other current liabilities	1,934,226	1,747,652
Accrued expenses - related party	3,744,063	3,294,363
Revolving loan	2,455,668	2,902,414
Purchase order financing loan	393,126	62,047
Notes payable - related party	10,756,237	10,056,237
Notes payable - current portion	1,100,000	1,100,000
Total current liabilities	25,479,763	24,951,851

Licensing payable	779,331	692,024
Notes payable -related party	2,926,973	2,676,840
Total liabilities	29,186,067	28,320,715

Commitments and contingencies (Note 11)	–	–

Redeemable preferred stock (Note 12)	2,700,000	2,700,000

Stockholder's deficit:
Common stock, $.0001 par value; 800 shares authorized, issued and outstanding at June 30, 2016 and December 31, 2015	–	–
Additional paid-in capital	5,937,267	5,937,267
Accumulated deficit	(32,212,927)	(29,523,317)

Total stockholder's deficit	(26,275,660)	(23,586,050)

Total liabilities, redeemable preferred stock and stockholder's deficit	$5,610,407	$7,434,665

See accompanying notes to condensed financial statements.

F-38

Ronco Holdings, Inc.

Statements of Operations

(Unaudited)

	Six Months Ended June 30,
	2016	2015
Revenues	$3,562,503	$3,407,010
Cost of revenues	2,556,509	2,253,185
Gross profit	1,005,994	1,153,825

Operating expenses:
Selling and marketing expenses	571,866	836,534
General and administrative expenses	1,960,218	2,096,322
Loss from operations	(1,526,090)	(1,779,031)

Other (income) expenses:
Interest expense	407,450	597,003
Interest expense - related party	756,504	457,008
Other	(434)	–
Net other (income) expense	1,163,520	1,054,011

Loss before provision for income taxes	(2,689,610)	(2,833,042)

Income tax provision	–	–

Net loss	$(2,689,610)	$(2,833,042)

Basic and diluted loss per share	$(3,362)	$(3,541)

Basic and diluted weighted-average number of common shares outstanding	800	800

See accompanying notes to condensed financial statements.

F-39

Ronco Holdings, Inc.

Statements of Stockholder's Deficit

For the Six Months Ended June 30, 2016 and 2015

(Unaudited)

	Shares of Common Stock	Common Stock	Additional Paid in Capital	Accumulated Deficit	Total Stockholder's Deficit
Balance, December 31, 2015	800	$–	$5,937,267	$(29,523,317)	$(23,586,050)

Net loss	–	–	–	(2,689,610)	(2,689,610)

Balance, June 30, 2016	800	$–	$5,937,267	$(32,212,927)	$(26,275,660)

See accompanying notes to condensed financial statements.

F-40

Ronco Holdings, Inc.

Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities
Net loss	$(2,689,610)	$(2,833,042)
Adjustments to reconcile net loss to net cash used in
operating activities
Amortization of debt issuance costs	–	8,750
Amortization of discount on notes payable	250,133	209,207
Change in present value of license fee payable	87,308	35,443
Depreciation and amortization	68,704	58,739
Provision for allowance for sales refunds, discounts and allowances	–	87,054
Provision for allowance for uncollectible accounts	7,166	20,600
Provision for inventory obsolescence	–	113,422
Recognition of licensing fee payable	–	579,054
Write off of related-party receivable	164,288	–
Changes in operating assets and liabilities
Accounts receivable	803,632	1,210,329
Inventories	1,309,596	28,344
Prepaid expenses and other current assets	(151,977)	93,173
Accounts payable	(692,697)	(893,571)
Accrued expenses and other current liabilities	636,273	1,036,228
Net cash used in operating activities	(207,184)	(246,270)

Cash flows from investing activities
Purchase of property and equipment	(164,586)	(4,361)
Net cash used in investing activities	(164,586)	(4,361)

Cash flows from financing activities
Capital contribution from related party	–	967,313
Proceeds from demand notes	950,000	–
Net repayments on revolving loan	(543,654)	(1,200,070)
Principal payments on demand notes	(250,000)	–
Net cash provided by financing activities	156,346	(232,757)

Net decrease in cash	(215,424)	(483,388)
Cash at beginning of period	392,174	502,661
Cash at end of period	$176,750	$19,273

Supplemental Cash Flow Information
Cash paid for interest	$365,391	$408,591
Cash paid for income taxes	$–	$–
Non Cash Investing and Financing Activities
Inventory obtained through purchase order financing agent	$427,987	$–
Payments to purchase order financing agent made directly from revolving loan lender	$96,908	$–
Related parties debt forgiveness	$–	$3,536,000
Repayment of a revolving loan with new revolving loan	$–	$207,000

*See additional disclosure of non cash activity in Note 9.

See accompanying notes to condensed financial statements

F-41

RONCO HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Note 1. Description of Our Business, Liquidity and Going Concern

Description of Our Business

Ronco Holdings Inc. (the “Company”) was organized as a Corporation under the laws of the State of Delaware on January 11, 2011. Ronco is located in Austin, Texas and is engaged in the development and wholesale and retail sale of consumer products throughout the United States and internationally. Ronco is a provider of proprietary consumer products for the kitchen and home. Ronco’s product line sells throughout the year through infomercials, online sales, wholesale distributors and direct retailers.

Liquidity and Going Concern

At June 30, 2016, we had a cash balance of approximately $177,000, a working capital deficit of approximately $21,016,000 and an accumulated deficit of approximately $32,213,000. We have experienced losses from operations since our inception and defaulted on our debt, and we have relied on a series of private placements of secured and unsecured promissory notes to fund operations. The Company cannot predict how long it will continue to incur losses or whether it will ever become profitable.

We have undertaken, and will continue to implement, various measures to address our financial condition, including:

•	Significantly curtailing costs and consolidating operations, where feasible.
•	Seeking debt, equity and other forms of financing, including funding through strategic partnerships.
•	Reducing operations to conserve cash.
•	Deferring certain marketing activities.
•	Investigating and pursuing transactions with third parties, including strategic transactions and relationships.

There can be no assurance that we will be able to secure the additional funding we need. If our efforts to do so are unsuccessful, we will be required to further reduce or eliminate our operations and/or seek relief through a filing under the U.S. Bankruptcy Code. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements of Ronco have been prepared in accordance with Accounting Principles Generally Accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with Rule 8-03 of Regulation S-X per Regulation A requirements. Certain information and disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments, consisting of normal recurring adjustments considered necessary for a fair presentation, have been included. These interim financial statements should be read in conjunction with the audited annual financial statements of Ronco for the years ended December 31, 2015 and 2014. The results of operations for the six months ended June 30, 2016 are not necessary indicative of the results that may be expected for the full year.

Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reported periods. The significant estimates included in the Company’s financial statements include the allowance for doubtful accounts, allowance for sales returns and discounts, inventory reserves, the estimated lives and carrying value of property and equipment and intangible asset impairment losses. Our management believes the estimates utilized in preparing our financial statements are reasonable. Actual results could differ significantly from these estimates.

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Revenue Recognition

We recognize revenue from product sales in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605 — Revenue Recognition. Revenue from product sales is recognized when substantially all the risks and rewards of ownership have transferred to our customers, the selling price is fixed and collection is reasonably assured. Typically, these criteria are met when our customer’s order is received and we receive acknowledgment of receipt by a third party shipper and collection is reasonably assured. Taxes assessed by governmental authorities on revenue producing transactions are excluded from revenue. Taxes collected are recorded as liabilities until their remittance.

The Company provides an allowance for returns and discounts based upon specific customer agreements, past experience and industry knowledge. All significant returns for the periods presented have been offset against gross sales. The Company also provides a reserve for warranties which is included as an accrued expense. The allowance for returns and discounts was approximately $255,000 and $402,000 as of June 30, 2016 and December 31, 2015, respectively. The reserve for warranties was approximately $125,000 as of June 30, 2016 and December 31, 2015.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consists of amounts due from the sale of our various consumer products, less an allowance for uncollectible accounts. The allowance for doubtful accounts is based on an evaluation of our outstanding accounts receivable, including the age of amounts due, the financial condition of our specific customers, knowledge of our industry and historical bad debt experience. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based upon management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. The allowance for doubtful accounts was approximately $441,000 and $453,000 as of June 30, 2016 and December 31, 2015, respectively.

Inventories and Advances on Inventory Purchases

Inventories, which are substantially all finished goods, are stated at the lower of cost or market. Cost is determined using an average cost method. We review our inventory for excess or obsolete inventory and write-down obsolete or otherwise unmarketable inventory to its estimated net realizable value. As of June 30, 2016 and December 31, 2015, the Company has an inventory allowance of approximately $255,000 for inventory deemed defective, obsolete or slow-moving. For the six months ended June 30, 2016 and June 30, 2015, the Company recognized a provision for inventory obsolescence within cost of sales of approximately $0 and $113,000, respectively.

In-bound freight-related costs from our vendors are included as part of the net cost of merchandise inventories. Other costs associated with acquiring, storing and transporting merchandise inventories are expensed as incurred and included in cost of goods sold.

Advances on inventory purchases represent payments made to our product suppliers in advance of delivery to the Company and are included in prepaid expenses and other current assets. It is common industry practice to require a substantial deposit against products ordered before commencement of manufacturing, particularly with off-shore suppliers. Additional advance payments may also be required upon achievement of certain agreed upon manufacturing or shipment benchmarks. As of June 30, 2016 and December 31, 2015, advances on inventory were approximately $395,000 and $235,000, respectively.

Shipping and handling costs are included within selling and marketing expenses.

Property and Equipment, net

We record property, equipment and leasehold improvements at historical cost less accumulated depreciation. Expenditures for maintenance and repairs are recorded to expense as incurred; additions and improvements are capitalized. We provide for depreciation using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the remaining term of the lease. Major classes of depreciable assets at June 30, 2016 were furniture and equipment, manufacturing equipment and tooling, and computer software and equipment with estimated useful lives of 3 years.

We review our long-lived assets, such as property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the excess, if any, of the carrying value over the fair value of the long-lived assets.

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Intangible Assets

Intangible assets include acquired trade names and trademarks. In accordance with ASC Topic 350 Intangibles - Goodwill and Other, long-lived assets, including intangible assets with indefinite lives, are reviewed on an annual basis for impairment or sooner whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable.

Concentrations

Credit Risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and trade accounts receivable. Cash is held with financial institutions in the United States and from time to time we may have balances that exceed the amount of insurance provided by the Federal Deposit Insurance Corporation on such deposits. Credit is extended to our customers, based on an evaluation of a customer’s financial condition and collateral is not required.

Inventory Suppliers

Substantially all of the Company products are manufactured by multiple non-related companies in China. During the six months ended June 30, 2016 and 2015, the Company had two and one major manufacturers, respectively, which accounted for approximately 58% and 48%, respectively, of total inventory purchases. Although management believes it could obtain its inventory from other manufacturers at competitive prices and with competitive payment terms, if its relationship with a major manufacturer were terminated, there can be no assurance that the termination of such relationship would not adversely affect the Company.

Customers

During the six months ended June 30, 2016 and 2015, the Company had four and one customers, respectively, that each exceeded 10% of total revenue. The four customers for the six months ended June 30, 2016 represented approximately 59% of total revenue and 76% of accounts receivable. The one customer for the six months ended June 30, 2015 represented approximately 42% of total revenue and 3% of accounts receivable.

Direct Response Advertising and Infomercial Production Costs

Direct response advertising costs are expensed and classified as selling and marketing when the advertising first airs. Advertising cost expensed for the six months ended June 30, 2016 and June 30, 2015 was approximately $18,000 and $58,000, respectively.

Direct response production costs consist of infomercial production costs. Such costs are deferred until the infomercial airs for the first time. These costs are classified as selling and marketing expenses when expensed and were not significant during the six months ended June 30, 2016 and 2015.

Product Development Costs

Costs of research, new product development and product redesign are charged to general and administrative expense as incurred.

Operating Leases

The Company records rent payments from operating leases, which generally call for escalating payments over the term of the leases, on a straight-line basis over the lease term, as required in FASB ASC Topic 840 - Leases.  The difference between the rent payments and straight-line basis of such rent is recorded as deferred rent obligation and is included in accrued expenses and other current liabilities in the balance sheet.

Fair Value Measurements

FASB ASC 820 — Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to us on June 30, 2016 and December 31, 2015, respectively. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments.

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FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 includes financial instruments that are valued using models or other valuation methodologies. These models consider various assumptions, including volatility factors, current market prices and contractual prices for the underlying financial instruments. Substantially all of these assumptions are observable in the marketplace, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3 — Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the condensed balance sheet for cash, accounts receivable, notes receivable, accounts payable and accrued expenses approximate their fair value based on the short-term maturity of these instruments. The fair value of notes payable are based on borrowing rates that are available to the Company for loans with similar terms, collateral and maturity. The estimated fair value of notes payable approximates the carrying value. Determination of fair value of related party payables is not practicable due to their related party nature.

Segment Information

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions on how to allocate resources and assess performance. The Company's chief operating decision maker is its President. The President manages the business as one operating segment. All revenues are earned domestically and internationally. Assets of the Company reside in the United States.

The following table breaks out domestic and international revenues as a percentage of the Company’s revenues.

	For the Six Months Ended June 30,
	2016		2015
Revenue from external customers:
United States	$3,191,586	90%	$3,082,708	90%
Foreign	370,917	10%	324,302	10%
Total	$3,562,503		$3,407,010

Accounting Standards Updates

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenues from Contracts with Customers (Topic 606). The guidance in this update supersedes the revenue recognition requirements in Topic 605, Revenue Recognition. In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer (for example, assets within the scope of Topic 360, Property, Plant, and Equipment, and intangible assets within the scope of Topic 350, Intangibles-Goodwill and Other, are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this Update. Under the new guidance, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In May 2015, the FASB has issued ASU 2015-14, Revenues from Contracts with Customers (Topic 606), which deferred the effective date for annual and interim periods. This standard is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact that this ASU will have on its financial statements.

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In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. Specifically, ASU 2014-15 provides a definition of the term substantial doubt and requires an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). It also requires certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans and requires an express statement and other disclosures when substantial doubt is not alleviated. The new standard will be effective for reporting periods beginning after December 15, 2016, with early adoption permitted. Management has not early adopted this standard. We do not expect the adoption of this guidance to have a material impact on our financial statements.

In November 2014, the FASB issued ASU 2014-17, Business Combinations (Topic 805) – Pushdown Accounting. The amendments in this update apply to the separate financial statements of an acquired entity and its subsidiaries that are a business or nonprofit activity (either public or nonpublic) upon the occurrence of an event in which an acquirer (an individual or an entity) obtains control of the acquired entity. The amendments are effective on November 18, 2014 and provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The Company has not elected to apply pushdown accounting.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. ASU 2015-11 applies to all inventory that is measured using first-in, first-out or average cost. The guidance requires an entity to measure inventory at the lower of cost or net realizable value. ASU 2015-11 is effective prospectively for fiscal years, and for interim periods within those years, beginning after December 15, 2016. Early application is permitted. We do not expect the adoption of this guidance to have a material impact on our financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which provides guidance for accounting for leases. The new guidance requires companies to recognize the assets and liabilities for the rights and obligations created by leased assets. The accounting guidance for lessors will remain relatively largely unchanged. ASU 2016-02 is effective for annual and interim periods beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the effect the adoption of this amendment will have on the Company’s financial statements.

In April 2015, the FASB issued ASU 2015-03, Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 provides authoritative guidance related to the presentation of debt issuance costs on the balance sheet, requiring companies to present debt issuance costs as a direct deduction from the carrying value of debt. The amendments in this update are effective for public business entities in fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. The new guidance must be applied retrospectively to each prior period presented. The adoption of this guidance did not have a material impact on our financial statements.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. ASU 2015-17 requires that all deferred tax liabilities and tax assets be classified as non-current in a classified balance sheet, rather than separating such deferred taxes into current and non-current amounts, as is required under current guidance. ASU 2015-17 is effective for fiscal years, and for interim periods within those years, beginning after December 15, 2016 and may be applied either prospectively or retrospectively. We do not expect the adoption of this guidance to have a material impact on our financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which provides guidance for the recognition, measurement, presentation and disclosure of financial assets and financial liabilities. ASU 2016-01 is effective for fiscal years, and for interim periods within those years, beginning after December 15, 2017 and, for most provisions, is effective using the cumulative-effect transition approach. Early application is permitted for certain provisions. The Company is currently evaluating the effect the adoption of this amendment will have on the Company’s financial statements.

In August 2016, the FASB issued ASU 2016-15 “Classification of Certain Cash Receipts and Cash Payments”. ASU 2016-15 addresses how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230, “Statement of Cash Flows”, and other Topics. ASU 2016-15 is effective for annual reporting periods, and interim periods therein, beginning after December 15, 2017. We do not expect the adoption of this guidance to have a material impact on our financial statements.

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Note 3. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

	June 30, 2016	December 31, 2015
Advances on inventory	$395,200	$235,465
Prepaid insurance	12,590	11,936
Prepaid expenses - other	4,521	12,933
Total	$412,311	$260,334

Note 4. Property and Equipment

The following table summarizes our property and equipment at June 30, 2016 and December 31, 2015:

	December 31, 2015	Additions	Disposals	June 30, 2016
Furniture and equipment	$57,496	$7,036	$–	$64,532
Manufacturing equipment and tooling	302,712	156,150	–	458,862
Computer software and equipment	49,084	1,400	–	50,484
Leasehold improvements	713	–	–	713
Total property and equipment	410,005	164,586	–	574,591
Accumulated depreciation	(265,950)	(68,704)	–	(334,654)
Property and equipment, net	$144,055	$95,882	$–	$239,937

Depreciation expense for the six months ended June 30, 2016 and 2015 was approximately $69,000 and $59,000, respectively. Depreciation expense associated with tooling equipment of approximately $51,000 and $40,000 was included within cost of revenues for the six months ended June 30, 2016 and 2015, respectively.

Note 5. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following at June 30, 2016 and December 31, 2015:

	June 30, 2016	December 31, 2015
Compensation	$128,850	$91,048
Customs fees	46,581	45,817
Excise taxes	165,373	155,156
Interest	463,483	364,753
Product warranty	124,969	124,969
Professional fees	329,000	239,000
Property taxes	196,687	172,825
Sales refunds	13,104	–
Sales taxes	405,598	389,329
Customer deposits	19,971	87,320
Deferred lease obligation	40,610	77,435
Total	$1,934,226	$1,747,652

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Note 6. Related-Party Transactions

Related-Party Entities

CD3 Holdings, Inc. (“CD3”) – From inception to May 31, 2015, CD3 was the parent company and 100% equity owner of Ronco.

As Seen On TV, Inc. (“ASTV”) – As of May 31, 2015 and presently, ASTV is the parent company and 100% equity owner of Ronco. ASTV became the parent company via the Share Purchase Agreement discussed below.

Infusion Brands, Inc. (“Infusion”) – A wholly-owned subsidiary of ASTV that has made certain loans to Ronco as well as has made capital contributions of working capital. Infusion also was the primary beneficiary of Ronco from March 7, 2014 through May 31, 2015 as a result of the Debt Participation Agreement discussed below.

RFL Enterprises, LLC (“RFL”) – A wholly-owned subsidiary of ASTV that as of March 31, 2015 owns certain of Ronco’s debt and preferred stock.

Debt Participation Agreement

On March 6, 2014, under the terms of an Amended and Restated RFL Enterprises and Infusion Agreement (“Participation Agreement”), Infusion Brands International, Inc. (“IBI”) agreed to the acquisition of all rights with respect to secured debts held by creditors of Ronco. Concurrent with execution of the merger agreement between ASTV and Infusion, Infusion assumed all assets and obligations of IBI, including all rights held by IBI under the Participation Agreement. These rights included the ability to designate a majority of the members of Ronco’s board of directors, which became effective in March 2014. The composition of management was the same for both IBI and Infusion on March 6, 2014. The power to direct the activities that most significantly impacted Ronco’s economic performance was determined to have occurred when the Participation Agreement was signed on March 6, 2014 with Infusion being deemed the primary beneficiary on that date.

Share Purchase Agreement

On May 31, 2015, CD3 and ASTV entered into a stock purchase agreement whereby ASTV acquired 100% of the Ronco common stock that CD3 held. The effect of this transaction made Ronco a wholly-owned subsidiary of ASTV as of the transaction date.

Capital Contributions

During the six months ended June 30, 2015, Ronco received capital contributions from ASTV and Infusion in the amounts of approximately $526,000 and $441,000, respectively.

Loans

On April 11, 2014, Ronco and Infusion entered into a loan and security agreement. The balance of this loan owed by the Company at June 30, 2016 and December 31, 2015 was approximately $651,000. See 18% Loan and Security Agreement within Note 9 for further discussion.

On May 5, 2014, Ronco issued an uncollateralized promissory note for $200,000 to ASTV. The balance of this loan owed by the Company at June 30, 2016 and December 31, 2015 was $200,000. The note requires monthly interest payments at an interest rate of 14% per annum. See 14% Promissory Note within Note 9 for further discussion.

At various times during the six months ended June 30, 2016, Ronco has borrowed working capital from a related-party accredited investor via various uncollateralized on demand loans. The loans are payable on demand and require interest payments at an interest rate of 24% per annum.

Debt Acquisition Agreement

On March 31, 2015, RFL entered into a Debt Acquisition Agreement (“Agreement”) with Ronco’s third-party secured lender to acquire the 1.5% Secured Promissory Note, Contingent Promissory Note, and Redeemable Preferred Stock. (See Note 9 and 12 for details of the promissory notes and preferred stock, respectively.) To effectuate the deal, RFL made a payment of $1,400,000 and Ronco agreed to guarantee the payment of a $950,000 licensing fee with respect to the use of the Chip-tastic intellectual property. As of June 30, 2016, the Company had not made any payments towards the licensing fee payable.

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The President of Ronco held a beneficial ownership in ASTV at the time of the Agreement and continues to hold such as of June 30, 2016; therefore, the promissory notes referred to above are classified as related-party notes.

Interest

For the year ended June 30, 2016 and 2015, Ronco incurred interest expense of approximately $756,000 and $457,000, respectively, with respect to the aforementioned related-party loans.

Debt Forgiveness

On March 31, 2015, a related-party accredited investor and Ronco entered into a debt cancellation agreement whereby the 18% Promissory Note for $445,000, as disclosed in Note 9, was completely cancelled with no further obligation of any kind. As a result of this cancellation, the Company recorded an approximate $536,000 capital contribution, which includes forgiven accrued interest of approximately $91,000.

On May 31, 2015, Ronco and CD3 entered into a debt cancellation agreement whereby the CD3 Note was completely cancelled with no further obligation of any kind. As a result of this cancellation, the Company recorded an approximate $3,000,000 capital contribution.

Receivables

Ronco had outstanding receivables from ASTV and Infusion of approximately $164,000 as of June 30, 2016 for payments made on behalf of the related parties. The Company determined that the receivable was uncollectable and therefore wrote the receivable off to bad debt expense.

Accrued expenses

With respect to the related-party loans discussed above, accrued interest and fees as of June 30, 2016 and December 31, 2015, were approximately $3,744,000 and $3,294,000, respectively.

Legal Fees

During the six months ended June 30, 2016 and 2015, Ronco paid approximately $16,600 and $0, respectively, for legal services to the audit committee chairman’s law firm.

Note 7. Revolving Loans

As of June 30, 2016 and December 31, 2015, the outstanding revolving loan balances were approximately $2,456,000 and $2,902,000, respectively. The various revolving loans that Ronco utilized for working capital purposes are discussed below. Finance fees incurred with revolving loan balances for the six months ended June 30, 2016 and 2015 were approximately $200,000 and $267,000, respectively, and classified as interest expense in the statement of operations.

P2bi Loan

On or about May 14, 2015 Ronco entered into a Financing and Security Agreement with P2Binvestor (“P2bi Loan Agreement”) with the purpose of facilitating a working capital line of credit (“P2bi Loan”). The term of the P2bi Loan Agreement is through May 14, 2017.

Borrowing Limits

In accordance with the P2bi Loan Agreement, P2bInvestor shall from time to time make advances to Ronco against the P2bi Loan so long as the total of all advances outstanding and applicable reserves do not exceed $3,000,000. Advances may be repaid and re-borrowed at any time during the term of the P2bi Loan Agreement. The P2bi Loan available to Ronco is established based on a borrowing base including 80% of accounts receivable sold to P2BInvestor and 30% of the landed cost value of finished goods inventory, but only up to an amount equal to 50% of the borrowing base value of the accounts receivable.

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Fees

•	Financing charge equal to 0.054% daily on the outstanding balance of Advances against the P2bi Loan. The minimum monthly finance charge is $20,000.
•	A one-time origination fee in the amount of $45,000.
•	Reasonable fees incurred in connection with periodic inventory appraisal, auditing and monitoring conducted by P2Bi in its sole discretion.

Security Interest

The Company granted P2Binvestor as collateral a security interest in all presently existing or hereafter arising, now owned or hereafter acquired property including, but not limited to, cash or cash equivalents, accounts, general intangibles including but not limited to patent rights, trademark rights and copyrights in all countries, payment intangibles and software, and all rights in and to domain names in whatever form, and all derivative URLs, contract rights, equipment, investment property, deposit accounts, the collected reserve established hereunder, and accounts or funds in P2BInvestor’s possession for any reason, inventory, instruments, chattel paper, documents, insurance proceeds, and all books and records pertaining to accounts and all proceeds and products of the foregoing property.

Negative and Affirmative Covenants

The P2bi Loan Agreement contains a variety of negative and affirmative covenants. As of June 30, 2016 and December 31, 2015, the Company believes it was in compliance with the agreement’s covenants. No communications of noncompliance were received by the Company from P2bInvestor.

Guarantees

The President of Ronco and certain of ASTV’s stakeholders have personally guaranteed the P2bi Loan.

FWC Loan

On or about October 10, 2014, Ronco entered into a Loan and Security Agreement with Far West Captial (“FWC Loan”). The FWC Loan is based upon a borrowing base comprising of eligible accounts receivable and inventory balances. The maximum amount that can be outstanding is $4,000,000. The loan’s interest rate is Prime plus 4%, which is accrued daily and is payable monthly. The FWC Loan matures on or about October 10, 2015.

The following are the major provisions of the FWC Loan:

Fees

•	A monthly collateral monitoring fee equal to 1.25% of the accounts receivable submitted on the borrowing base submitted on the borrowing base certificates.
•	A collateral monitoring fee equal to 1.50% of the eligible inventory submitted on the borrowing base certificates.

Security interest

To secure the payment and performance of all of the obligations when due, Ronco granted to the lender a security interest in all of the following: all right, title and interest of Ronco in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: all accounts receivable; all inventory; all equipment; all deposit accounts; all general intangibles (including without limitation all payment intangibles and intellectual property); all investment property; all other property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Ronco’s books relating to any and all of the above.

Financial covenants

Ronco shall comply with each of the following covenants. Compliance shall be determined as of the end of each fiscal quarter, except as otherwise specifically provided below:

•	As of the last day of each fiscal quarter, a ratio of net income plus depreciation and amortization expenses plus interest plus lease expenses (to the extent included in debt service), in each case for the four (4) consecutive fiscal quarters then-ended, to debt service and non-financed capital expenditures calculated for the four (4) consecutive fiscal quarters then-ended of at least 1.0 to 1.0.
•	Ronco shall not make capital expenditures exceeding $100,000, in the aggregate in any fiscal year, without the prior written consent of Lender.

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The Company does not believe it was in compliance with these covenants during the six months ended June 30, 2015. No notice of noncompliance was ever received by the Company. However, on or about June 3, 2015, the Company paid off the outstanding balance of approximately $207,000 and terminated the agreement.

Note 8. Purchase Order Financing Loan

On August 17, 2015, Ronco and Capital 2 Thrive, LLC (“C2T”) entered into a Purchase Order Finance Agreement whereby from time to time Ronco may request C2T to purchase product or provide financing necessary to fulfill Ronco purchase orders. The approximate fee for each transaction is 6.5%. At June 30, 2016 and December 31, 2015, the outstanding purchase order financing loan was approximately $393,000 and $62,000, respectively.

Financing fees incurred for the six months ended June 30, 2016 and June 30, 2015 were approximately $28,000 and $0, respectively.

Note 9. Notes Payable

The following table summarizes the outstanding debt as of June 30, 2016 and December 31, 2015:

	December 31, 2015	Issuances	Accretion	Payments	June 30, 2016
Current notes payable related party
18% Loan and Security Agreement, maturing April, 11, 2014	$651,237	$–	$–	$–	$651,237
14% Promissory Note, matured on December 31, 2014	200,000	–	–	–	200,000
1.5% Secured Promissory Note, matured on June 14, 2012	8,620,000	–	–	–	8,620,000
24% Promissory Notes, on demand	585,000	950,000	–	(250,000)	1,285,000
Total current notes payable related party	10,056,237	950,000	–	(250,000)	10,756,237
Current notes payable - third party
18% Promissory Note, matured on June 30, 2014	1,100,000	–	–	–	1,100,000
Total third party current notes payable	1,100,000	–	–	–	1,100,000
Total current notes payable	11,156,237	950,000	–	(250,000)	11,856,237
Non current notes payable - related party
0% contingent promissory note, maturing on December 5, 2017	3,770,000	–	–	–	3,770,000
Less: discount on Contingent Promissory Note	(1,093,160)	–	250,133	–	(843,027)
Total non current related party notes payable	2,676,840	–	250,133	–	2,926,973
Total non current notes payable	2,676,840	–	250,133	–	2,926,973
Total notes payable	$13,833,077	$950,000	$250,133	$(250,000)	$14,783,210

The following is a consolidated schedule of the future payments required under notes payable:

2016 Remaining	$11,856,237
2017	3,770,000
Total	$15,626,237

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Current notes payable – related party

18% Loan and Security Agreement

On April 11, 2014, Ronco and Infusion Brands, Inc. entered into a Loan and Security Agreement ("Loan Agreement"). Ronco may borrow up to $3,000,000 for working capital subject to an Accounts Receivable and Inventory Borrowing Base calculation. Borrowings made are subject to an interest rate of Prime plus 4% (7.5% at June 30, 2016 and December 31, 2015 per annum that shall accrue daily and be payable monthly. The Loan Agreement's maturity date is April 11, 2015. As part of the Agreement, Ronco has secured the payment of all borrowings by granting Infusion a security interest in the assets of the Company. At June 30, 2016 and December 31, 2015, the outstanding balance of the Loan Agreement was approximately $651,000. On April 11, 2015, Ronco defaulted on this Loan Agreement for nonpayment. At June 30, 2016, the Loan Agreement was in default.

14% Promissory Note

On May 5, 2014, Ronco issued a uncollateralized promissory note for $200,000 to ASTV. The note requires monthly interest payments at an interest rate of 14% per annum. Ronco defaulted on this note on December 31, 2014 due to non-payment of principal and interest. All principal and interest with respect to this note is outstanding as of June 30, 2016 and December 31, 2015. At June 30, 2016, the promissory note was in default.

1.5% Secured Promissory Note

On January 14, 2011, Ronco issued a secured promissory note in the amount of $11,000,000 and issued a $10,000,000 promissory note (“Contingent Promissory Note”) to finance the acquisition of certain of Ronco Acquisition, LLC’s assets pursuant to an asset purchase agreement. The secured note required interest at 1.5% per annum paid quarterly in arrears and matured on June 14, 2012. Ronco defaulted on the secured note on June 14, 2012 due to non payment. As a result of the default, the interest rate increased to 8%. The collateral for the secured note is substantially all of Ronco’s assets. The outstanding principal balance as of June 30, 2016 and December 31, 2015 is $8,620,000. This secured note became a related party note on March 31, 2015 as a result of the RFL Enterprises debt acquisition as discussed in Note 6. This relationship change caused a non-cash reclassification entry within the “Notes Payable –Related Party” and Notes Payable – Current Portion” financial statement lines of the balance sheet in the amount of $8,620,000.

The Contingent Promissory Note is discussed below.

18% Promissory Note

On March 15, 2013, Ronco entered into an uncollateralized promissory note for $200,000 from a related-party accredited investor. The note’s interest rate is 18% per annum and is payable monthly in arrears. On September 26, 2013, the note was amended to provide for additional loan proceeds of $250,000. The note's principal amount was amended to $450,000 and all other terms and conditions remained unchanged. The Company defaulted, for nonpayment, on the note when the note matured on March 14, 2014 with an outstanding principal balance of approximately $445,000. On March 31, 2015, Ronco and the note holder entered into a cancellation agreement which completely cancelled the note, including accrued interest, with no further obligation of any kind. The note holder is a related-party and as a result of this cancellation, Ronco recorded a capital contribution of approximately $536,000, which included accrued interest of approximately $91,000.

24% On Demand Promissory Notes

At various times, Ronco has borrowed working capital through a series of various uncollateralized demand loans from the same related-party that held the above 18% Promissory Note. The loans are payable on demand and require interest at 24%. As of June 30, 2016 and December 31, 2015, the aggregate balance of these loans was $1,285,000 and $585,000, respectively. During the six months ended June 30, 2016 and 2015, an aggregate principal of $950,000 and $0, respectively, was borrowed. During the six months ended June 30, 2016, approximately $250,000 of principal has been repaid. As of June 30, 2016 and December 31, 2015 accrued interest was approximately $44,000 and $26,000, respectively.

Current notes payable – third party

On June 30, 2013, Ronco entered into an uncollateralized promissory note for $1,100,000. The promissory note's interest rate is 18% per annum and is payable monthly in arrears. The note matured on June 30, 2014 and is currently in default due to non payment. At June 30, 2016 and December 31, 2015 accrued interest was approximately $464,000 and $365,000, respectively.

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Non-current notes payable – related party

Contingent Promissory Note

The contingent promissory note is non-interest bearing and was issued in a conditional amount not to exceed $10,000,000 with contingent payments. On December 5, 2013, Ronco amended and restated the contingent promissory note’s contingent principal amount from $10,000,000 to $3,770,000 and modified the payment timing to the earlier of December 5, 2017 or the 3 year anniversary of the purchase of the secured note by any third party approved by Ronco from the holder of the secured note. As of December 5, 2013, this obligation became probable and estimable and, therefore, Ronco recorded the contingent promissory note as additional purchase price consideration as it was originally issued in connection with the acquisition of certain of Ronco Acquisition, LLC’s assets. Since the contingent promissory note is a zero interest loan, Ronco imputed interest at the Company’s borrowing rate of 18% at the time and calculated a discount in the amount of approximately $1,925,000. Ronco accretes this discount to interest expense using the effective interest method. This note became a related party note on March 31, 2015 as a result of the RFL Enterprises debt acquisition as discussed in Note 6. The balance of this note at June 30, 2016 and December 31, 2015 was approximately $2,927,000 and $2,677,000, respectively.

Note 10. Licensing Payable

On March 31, 2015, in connection with the Debt Acquisition Agreement discussed in Note 6, Ronco granted a lien on its Chip-tastic intellectual property to its former third-party lender and simultaneously entered into a licensing agreement for the use of said intellectual property. The guaranteed licensing fee is $950,000. Payments are to be made quarterly from the net profits realized by Ronco from the commercialization of Chip-tasticTM . The President of Ronco, entered into a personal guarantee agreement with the former third-party lender with respect to this licensing payable. On March 31, 2017, any outstanding portion of the licensing payable is immediately due and payable from Ronco’s sources or from Mr. Moore’s guarantee. Once the guaranteed licensing fee has been paid in its entirety the lien on the Chip-tastic intellectual property will be removed. No payments have been made as of June 30, 2016.

The Company recorded this guaranteed obligation as a long-term liability. Using the Company’s current borrowing rate of 24%, the Company discounted the guaranteed licensing fee and will accrete the licensing payable to the guaranteed licensing fee of $950,000 due on March 31, 2017. The periodic accretion is recorded as interest expense. The recorded amount of the guarantee licensing fee expense and payable on March 31, 2015 was approximately $579,000. At June 30, 2016 and December 31, 2015, the licensing payable was approximately $779,000 and $692,000, respectively, and the accretion for the six months ended June 30, 2016 and 2015 was approximately $87,000 and $35,000, respectively.

Note 11. Commitments and Contingencies

Lease Agreements

Ronco, as lessee, has entered into an operating lease agreement for office and warehouse space (“Original Agreement”) on February 1, 2014. Rent expense for the six months ended June 30, 2016 and 2015 was $181,000 and $182,000, respectively.

On July 20, 2016, the Company and its landlord entered into a First Amendment to Lease Agreement (“First Amendment”) with respect to the Original Lease. The First Amendment extends the lease term to December 31, 2021, reduces the leased space by approximately 22,000 square feet, and reduces the Original Lease base rent. The reduced lease space will take effect on January 1, 2017 (“Reduction Date”). Base rent will remain the same through December 31, 2016.

Future minimum gross rental payments required as a result of the First Amendment subsequent to June 30, 2016 are as follows:

2016 Remaining	$172,699
2017	148,800
2018	153,264
2019	157,860
2020	162,598
Thereafter	167,476
Total	$962,697

On October 28, 2016, the Company and its landlord entered into a second amendment to the Original Lease to adjust the Reduction Date of the First Amendment to be effective November 30, 2016.

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On November 1, 2016, the Company entered into a month-to-month lease agreement for approximately 16,000 square feet of temporary warehouse space. The rent for this lease agreement is $10,000 per month.

Litigation

From time to time, we are periodically a party to or otherwise involved in legal proceedings arising in the normal and ordinary course of business. As of the date of this report, we are not aware of any proceeding, threatened or pending, against us which, if determined adversely, would have a material effect on our business, results of operations, cash flows or financial position.

Sales Tax

Included in “accrued expenses and other current liabilities” in our balance sheet are sales taxes collected from customers that have not yet been remitted to taxing authorities. Accrued sales taxes at June 30, 2016 and December, 31, 2015 are approximately $406,000 and $389,000, respectively. This accrual as of June 30, 2016 and December 31, 2015 includes estimates for interest and penalties for non-payments.

Note 12. Redeemable Preferred Stock

Ronco has 200 authorized shares of Preferred Stock, $0.0001 par value. Ronco has designated 100 of such shares as Series A Preferred Stock with a stated value of $27,000 per share. On January 14, 2011, Ronco issued 100 shares of the Series A Preferred Stock as part of the consideration for its purchase of certain assets of Ronco Acquisition, LLC.

Redemption

Ronco had the option to redeem all or part of the outstanding shares of Series A Preferred Stock at any time by paying the holders consideration per share equal to the Stated Value as follows: (1) A cash payment in the amount of $13,500 per share; and (2) the balance by issuing and delivering a non-interest bearing promissory note acceptable to the holders in an amount of $13,500 per share maturing on the first anniversary of the date in which the Series A Preferred Stock was redeemed. In the event Ronco did not redeem the Series A Preferred Stock by January 14, 2013, the holders of the Series A Preferred Stock shall have the right to cause Ronco to redeem all or part of the Series A Preferred Stock then outstanding. The redemption price is payable by Ronco by the issuance and delivery of a non-interest bearing promissory note in the amount of $27,000 per share redeemed, maturing as to 1/3 of the principal amount on the 13th day after the redemption date, as to the next 1/3 of the principal amount 210 days after the redemption date, and as to the balance thereafter 395 days after the redemption date. The holders of the Series A Preferred Stock must provide at least 15 days written notice to Ronco in order to redeem all or a part of the Series A Preferred Stock shares and the holder may exercise their rights on one occasion in any twelve month period. Therefore since none of these conditions occurred during the six months ended June 30, 2016 and previous periods these shares do not reach the level of being considered mandatorily redeemable and are classified as mezzanine equity.

Other material features of the Series A Preferred Stock are as follows:

Dividends

The holders of Series A Preferred Stock shall be entitled to payment of dividends on their shares at such time that Ronco may declare, order, pay or make a dividend or other distribution on shares of the Common Stock, or other capital stock of Ronco, in such amount as equals 10% of the aggregate amount of such dividends or other distributions inclusive of the dividends and/or other distributions paid or made to the holders of Common Stock, other capital stock and/or Series A Preferred Stock with respect to such dividends or other distributions. No dividends have been declared.

Liquidation Preference

In the event of a liquidation or dissolution and winding up of Ronco, whether voluntary or involuntary, the assets of Ronco shall be distributed first to the holders of record of the Series A Preferred Stock, who shall be entitled to receive ratably in full, out of the remaining and lawfully available assets of any nature of Ronco, whether such assets are stated capital or surplus, an amount in cash per outstanding share of Series A Preferred Stock equal to its Stated Value.

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Voting Rights

The holders of Series A Preferred Stock shall have no right to vote on any matter affecting Ronco, except the affirmative vote of the holders of a majority of the Series A Preferred Stock shall be necessary for Ronco to authorize or effect any of the following:

•	Any amendment or repeal of any provision of Ronco’s Certificate of Incorporation or Bylaws, if such action would adversely affect the rights, preferences or privileges of the Series A Preferred Stock;
•	Creation of any new class or series of stock, or other security convertible into or exercisable or exchangeable for any class or series of stock, having rights, preferences or privileges senior to or pari passu with the Series A Preferred Stock;
•	Redemption of any stock or series of Preferred Stock (other than the Series A Preferred Stock), except for the repurchase of stock from employees at fair market value;
•	Payment of a cash dividend or other distribution to holders of any class or series of capital stock unless immediately after giving effect to each such payment the Company shall have a reserve of not less than the full amount of the Redemption Price (as defined below);
•	Any merger or sale of all or substantially all of the assets or other corporate reorganization or acquisition unless the Series A Preferred Stock is redeemed in full in cash for the Stated Value in connection with such transaction;
•	A liquidation or dissolution unless holders of the Series A Preferred Stock shall receive the Stated Value for all of their outstanding shares.

Transfer Restriction

No transfer or other disposition of any shares of the Series A Preferred Stock, whether voluntary or involuntary, shall be valid unless such transfer or disposition is approved by Ronco at the Company’s sole discretion.

As part of the Debt Acquisition Agreement discussed in Note 6, the Series A Preferred stock was acquired by RFL, a related party. As of June 30, 2016 the Series A Preferred Stock remains outstanding.

Note 13. Stockholders’ Equity

Common Stock

At June 30, 2016 and December 31, 2015, the Company was authorized to issue up to 800 shares of common stock, $.0001 par value per share.

At June 30, 2016 and December 31, 2015, the Company had 800 shares issued and outstanding. Holders are entitled to one vote for each share of common stock (or its equivalent).

Dividends

The Company is subject to Delaware law with respect to the payment of dividends. No dividends were declared or paid during the six months ended June 30, 2016 and 2015, and we have no present intention to pay any cash dividends in the foreseeable future.

Note 14. Subsequent Events

Change in Ownership

On February 16, 2017, Ronco Brands was formed by RNC Investors, William Moore, Fredrick Schulman, and Moore Family Investors/RBI LLC to become the holding company of Ronco Holdings, Inc. (“Ronco Holdings”), when Ronco Holdings is assigned (“Anticipated RHI Assignment”) to Ronco Brands by As Seen on TV, Inc. (“ASTV”), as partial consideration for the anticipated settlement of debt on April 1, 2017 (“Anticipated Closing Date”) owed by As Seen on TV, Ronco Holdings and other borrowers to RNC Investors, LLC pursuant to that certain Settlement and General Release Agreement, dated as of February 17, 2017, among such parties (“Settlement Agreement”).

F-55

Pursuant to the terms of the Settlement Agreement, any party to the Settlement Agreement has the right to revoke the Settlement Agreement in his, her or its sole discretion until April 1, 2017, which is when the Settlement Agreement becomes irrevocable.  In the event that any such revocation occurs, each of the Settlement Agreement and each of the transaction documents referred to in the Settlement Agreement shall immediately be terminated and shall each be of no further force or effect.

More specifically, on April 1, 2017 (when the right of revocation by the parties to the Settlement Agreement will lapse), ASTV will assign to Ronco Brands 800 shares of common stock, par value $0.0001 per share, of Ronco Holdings (“RHI Common Shares”), and RFL Enterprises (a wholly owned subsidiary of ASTV) will assign to Ronco Brands 100 shares of Series A Preferred Stock, with a stated value of $27,000 per share, of Ronco Holdings (“RHI Redeemable Preferred Shares”), representing all of the outstanding equity interest in Ronco Holdings (“ASTV/RFL-RBI Assignment”), as evidenced by (i) that certain ASTV-Ronco Brands Assignment of Common Shares, dated as of February 17, 2017, from ASTV to Ronco Brands (“ASTV-Ronco Brands Assignment of Common Shares”) and (ii) that certain RFL-Ronco Brands Assignment of Preferred Shares, dated as of February 17, 2017, from RFL to Ronco Brands (“RFL-Ronco Brands Assignment of Preferred Shares”).

On April 1, 2017, Ronco Holdings will redeem and cancel the RHI Redeemable Preferred Shares (See Note 12 for further information) which resulted in a capital contribution of approximately $2,700,000.

Loans

Subsequent to June 30, 2016, Ronco Holdings has sold a series of promissory notes in total of approximately $510,000 to John Kleinert. The promissory notes were memorialized in the Kleinert Note referred to below.

On December 23, 2016, RNC Investors loaned $1,500,000 to Ronco Holdings, memorialized by that certain Promissory Note, dated as of December 23, 2016 of Ronco Holdings to RNC Investors (the “RNC Promissory Note”). The RNC Promissory Note accrues interest at the rate of 18% per year and matures on June 30, 2018.

On January 1, 2017, the $1,100,000 promissory note between Fredrick Schulman as agent for Balbo Management, LLC (See Current notes payable – current within Note 9 for further information) and Ronco Holdings was amended and restated and reissued in the principal amount of $1,663,236 which includes accrued interest of $563,236 rolled into principal (the “Balbo Promissory Note”). The maturity date is June 30, 2018 and the interest rate remained the same at 18%;

On January 1, 2017, the outstanding loans of John Kleinert and his IRA (Pensco Trust Company, LLC, Custodian, FBO John Kleinert dated April 19, 2016) (See Note 9 for further information) were evidenced in writing by (i) a certain promissory note, dated January 1, 2017, from Ronco Holdings to John Kleinert with a principal amount of $1,495,000 which accrues interest at 20.16% per year (“Kleinert Note”) and (ii) a certain promissory note, dated as of January 1, 2017, from Ronco Holdings to Pensco Trust Company, LLC, Custodian, FBO John Kleinert dated April 19, 2016 with a principal amount of $300,000 which accrues interest at the rate of 24% per year (“Kleinert IRA Note”; together with Kleinert Note, referred to as the “Kleinert Promissory Notes”).

In connection with the settlement discussed above in the “Change of Control” section, the following Ronco Holdings loans will be impacted on April 1, 2017:

(1)       RNC Investors will be assigned the secured debt of Ronco Holdings (See 1.5% Secured Promissory Note within Note 9 for further information) (the “Laurus Note”);

(2)       The Loan and Security Agreement between Ronco Holdings and Infusion (See 18% Loan and Security Agreement within Note 9) will be terminated resulting in a capital contribution of approximately $651,000;

(3)       The promissory note between Ronco Holdings and ASTV dated May 5, 2014 (See 14% Promissory Note within Note 9 for further information) will be terminated resulting in a capital contribution of $200,000; and

(4)       The Contingent Promissory Note, net of discount, owned by RFL Enterprises (See Contingent Promissory Note within Note 9 for further information) will be terminated resulting in a capital contribution of $3,248,485.

Guaranty and Repayment of Indebtedness to RNC Investors

In connection with the repayment of the indebtedness of Ronco Holdings to RNC Investors under the Laurus Note (which amounted to $12,323,072 as of December 31, 2016), pursuant to the terms of the Settlement Agreement, Ronco Brands entered into the following transactions, which shall not become effective until April 1, 2017, which is when the right of revocation by the parties to the Settlement Agreement will lapse:

(1)	Ronco Brands guaranteeing the repayment of indebtedness of Ronco Holdings under the Laurus Note and the RNC Promissory Note (as described below), pursuant to that certain Guaranty Agreement, dated as of February 17, 2017, of Ronco Brands in favor of RNC Investors (“Guaranty Agreement”); and

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(2)	notwithstanding repayment terms to the contrary in the Laurus Note, in the event that either Ronco Holdings or Ronco Brands undertake one or more sales or issuances of either of their securities (“Issuances”), pursuant to that certain Repayment Agreement, dated as of February 17, 2017, among Ronco Brands, Ronco Holdings and RNC Investors (“Repayment Agreement”), Ronco Brands and Ronco Holdings agreeing to make partial repayments of the indebtedness under the Laurus Note and contributions to working capital prior to paying off the rest of the outstanding indebtedness of the Laurus Note as follows:

a.	following the payment of all related underwriter/placement agent commissions and reimbursements, offering expenses and credit card fees, the first $4,000,000 received by either of Ronco Holdings or Ronco Brands from such Issuances shall be paid to RNC Investors as partial payment under the Laurus Note (leaving a balance on the Laurus Note of $8,323,072 of principal and accrued interest as of December 31, 2016);

b.	the next $5,000,000 received by Ronco Holdings or Ronco Brands from such Issuances shall be retained by Ronco Holdings and Ronco Brands for working capital and general corporate purposes;

c.	the next $2,500,000 received by either of Ronco Holdings or Ronco Brands from such Issuances shall be paid to RNC Investors as partial payment under the Laurus Note (leaving a balance on the Laurus Note of $5,323,072 of principal and accrued interest as of December 31, 2016); and

d.	the remainder of proceeds received by Ronco Holdings or Ronco Brands from such Issuances shall be retained by Ronco Holdings and Ronco Brands for working capital and general corporate purposes.

F-57

RONCO BRANDS, INC.

Best Efforts Offering of 5,000,000 Shares of Common Stock

OFFERING CIRCULAR

Book Runner & Lead Manager

WELLINGTON SHIELDS & CO., LLC

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

1.1	Engagement Letter, dated as of February 16, 2017, between Wellington Shields & Co., LLC and Ronco Brands, Inc.

2.1	Certificate of Incorporation of Ronco Brands, Inc.

2.2	Bylaws of Ronco Brands, Inc.

4.1	Form of Subscription Agreement for Regulation A Offering.

6.1†	Employment Agreement, effective as of April 1, 2017, between Ronco Holdings, Inc. and William Moore.

6.2†	Employment Agreement, effective as of April 1, 2017, between Ronco Holdings, Inc. and Jason Post.

6.3†	Employment Agreement, effective as of April 1, 2017, between Ronco Holdings, Inc. and Stephen Krout.

6.4	Settlement and General Release Agreement, dated as of February 17, 2017, among As Seen on TV, Inc., Infusion Brands, Inc., Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc., RFL Enterprises, LLC, Ronco Funding, LLC, Ronco Brands, Inc., and RNC Investors, LLC.

6.5	ASTV-Ronco Brands Assignment of Common Shares, dated as of February 17, 2017, from As Seen on TV, Inc. to Ronco Brands, Inc. of all issued and outstanding common stock of Ronco Holdings, Inc.

6.6	RFL-Ronco Brands Assignment of Preferred Shares, dated as of February 17, 2017, from RFL Enterprises, LLC to Ronco Brands, Inc. of all issued and outstanding Series A Preferred Stock of Ronco Holdings, Inc.

6.7	Stock Redemption Agreement, dated as of February 17, 2017, between Ronco Brands, Inc. and Ronco Holdings, Inc. regarding the redemption of the Series A Preferred Stock of Ronco Holdings, Inc.

6.8	Amended and Restated Secured Promissory Note, dated September 30, 2011, between Ronco Holdings, as borrower, and LV Administrative Services, as prior lender, collateral assignee and endorsee of Ronco Acquisition, LLC (“Laurus Note”), which note and related indebtedness was acquired by As Seen on TV, Inc., Infusion Brands, Inc., Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc., RFL Enterprises, LLC and Ronco Funding, LLC, as new lender.

6.9	Amendment, Assignment and Assumption Agreement, dated as of February 17, 2017, of Laurus Note of Ronco Holdings, Inc. and underlying claims from As Seen on TV, Inc., Infusion Brands, Inc., Ediets.com, Inc., TV Goods Holding Corporation, Tru Hair, Inc., RFL Enterprises, LLC and Ronco Funding, LLC, as prior lenders, to RNC Investors, LLC, as new lender.

6.10	Subscription Agreement, dated as of February 16, 2017, between Ronco Brands, Inc. and RNC Investors, LLC.

6.11	Subscription Agreement, dated as of February 16, 2017, between Ronco Brands, Inc. and Moore Family Investors/RBI LLC.

6.12	Subscription Agreement, dated as of February 16, 2017, between Ronco Brands, Inc. and William Moore.

6.13	Subscription Agreement, dated as of February 16, 2017, between Ronco Brands, Inc. and Fredrick Schulman.

6.14	Loan Agreement, dated as of February 17, 2017, between Ronco Holdings and RNC Investors.

III-1

6.15	Promissory Note, dated as of December 23, 2016, from Ronco Holdings, Inc. to RNC Investors.

6.16	Loan Agreement, dated as of February 17, 2017, between Ronco Holdings and John C. Kleinert.

6.17	Promissory Note, dated as of January 1, 2017, from Ronco Holdings, Inc. to John C. Kleinert.

6.18	Loan Agreement, dated as of February 17, 2017, between Ronco Holdings and Pensco Trust Company, LLC, Custodian, FBO John Kleinert dated April 19, 2016.

6.19	Promissory Note, dated as of January 1, 2017, from Ronco Holdings, Inc. to Pensco Trust Company, LLC, Custodian, FBO John Kleinert dated April 19, 2016.

6.20	Amendment and Restatement of Promissory Note, dated as of February 17, 2017, between Ronco Holdings and Fredrick Schulman as agent for Angelo Balbo Management, LLC.

6.21	Amended and Restated Promissory Note, dated as of January 1, 2017, from Ronco Holdings, Inc. to Fredrick Schulman as agent for Angelo Balbo Management, LLC.

6.22	Guaranty Agreement, dated as of February 17, 2017, made by Ronco Brands, Inc. in favor of RNC Investors, LLC regarding the Laurus Note.

6.23	Repayment Agreement, dated as of February 17, 2017, among Ronco Brands, Inc., Ronco Holdings, Inc., and RNC Investors, LLC.

6.24	API and Data License Agreement, dated as of February 24, 2017, between Direct Transfer, LLC and Ronco Brands, Inc.

6.25*	Registered Transfer Agent Agreement, between Direct Transfer, LLC and Ronco Brands, Inc.

6.26	Form of Warrant.

8.1	Subscription Escrow Agreement, dated as of February 24, 2017, between Regions Bank and Ronco Brands, Inc.

10.1	Power of attorney (included on signature page of Offering Circular).

11.1	Consent of Marcum LLP as to Ronco Brands, Inc.

11.2	Consent of Marcum LLP as to Ronco Holdings, Inc.

11.3	Consent of Legal & Compliance, LLC (included in Exhibit 12. 1).

12.1	Opinion of Legal & Compliance, LLC.

13.1	Testing the Waters materials

† Includes management contracts and compensation plans and arrangements

*To be filed by amendment

III-2

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on February 28, 2017.

RONCO BRANDS, INC.

By:	/s/ William M. Moore
William M. Moore,
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William M. Moore as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on February 28, 2017.

Name	Title

/s/ William M. Moore
William M. Moore	Chief Executive Officer, President, Secretary and Director (Principal Executive Officer)

/s/ Jason D. Post
Jason D. Post	(Principal Financial Officer)

/s/ Fredrick Schulman
Fredrick Schulman	Director

/s/ Mark Ethier
Mark Ethier	Director